Exhibit 10.1

SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of August 26, 2019

among

BRISTOW GROUP INC.,

as Holdings and the Lead Borrower and as a debtor and debtor -in-possession under chapter

11 of the Bankruptcy Code,

BRISTOW HOLDINGS COMPANY LTD. III,

as the Co-Borrower,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

certain of which are debtors and debtors -in-possession under chapter 11 of the Bankruptcy

Code,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

ANKURA TRUST COMPANY, LLC

as Administrative Agent

i

ARTICLE XII PROVISIONS RELATING TO U.K. SAR CONTRACT.
Section 12.1.	115
Section 12.2.	116

ARTICLE XIII ITAR
Section 13.1. ITAR	116

Schedules

Schedule I	-	Guarantors
Schedule II	-	Commitment Amounts
Schedule III	-	SAR Addendum
Schedule 3.1	-	Excluded Aircraft
Schedule 4.14	-	Subsidiaries
Schedule 5.12(a)	-	Aircraft Collateral Schedule
Schedule 5.12(e)	-	Exceptions to Title and Aircraft Collateral
Schedule 5.20	-	Post-Closing Matters
Schedule 7.1	-	Existing Indebtedness
Schedule 7.2	-	Existing Liens
Schedule 7.4	-	Existing Investments
Schedule 8.1	-	Debtors

v

Exhibits

Exhibit A	-	Form of Term Loan Note
Exhibit B	-	Form of Assignment and Acceptance
Exhibit C	-	Form of DIP Order
Exhibit D	-	Form of Compliance Certificate
Exhibit E	-	Form of Notice of Term Loan Borrowing
Exhibit F	-	Form of Notice of Conversion/Continuation
Exhibit G	-	Form of DIP Loan Proceeds Withdrawal Request
Exhibit H	-	Form of Prepetition Credit Agreement Amendment
Exhibit I	-	Form of Escrow Agreement

SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT

THIS SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this “Agreement”) is made and entered into as of August 26, 2019, by and among BRISTOW GROUP INC., a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Holdings” and the “Lead Borrower”), BRISTOW HOLDINGS COMPANY LTD. III, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Co-Borrower” and together with the Lead Borrower, the “Borrowers”), each of the other Persons identified on Schedule I, certain of which as debtors and debtors-in-possession under chapter 11 of the Bankruptcy Code and as Guarantors (the “Guarantors”), the several financial institutions and lenders from time to time party hereto (the “Lenders”) and ANKURA TRUST COMPANY, LLC, in its capacity as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the capitalized terms used in these preliminary statements shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, on May 11, 2019, (the “Petition Date”), the Lead Borrower, and certain Subsidiaries of the Lead Borrower (collectively, and together with any other Affiliates of Holdings that become debtors-in-possession in the Cases, the “Debtors”) filed voluntary petitions with the Bankruptcy Court initiating their respective cases that are pending under Chapter 11 of the Bankruptcy Code (the case of the Borrower and each such Subsidiary, a “Case” and collectively, the “Cases”) and have continued in the possession of their assets and in the management of their businesses pursuant to Section 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Borrowers have requested the Lenders to extend credit in the form of Term Loans in an aggregate principal amount of $150,000,000 (the “Term Loan Facility”), with all of the obligations with respect to all of the foregoing to be guaranteed by each other Loan Party (other than the Co-Borrower);

WHEREAS, the Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein;

WHEREAS, priority of the Term Loan Facility with respect to the Collateral granted to secure the Term Loans shall be as set forth in the DIP Order, upon entry thereof by the Bankruptcy Court, the Intercreditor Agreement, the Cayman Intercreditor Agreement and the Security Documents;

WHEREAS, certain of the claims and the Liens granted under the DIP Order and the Loan Documents to the Administrative Agent and the Lenders in respect of the Term Loan Facility shall be subject to the Carve Out in accordance with the terms of the DIP Order; and

NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“ABL Facility” shall mean the ABL facilities agreement dated April 17, 2018, amongst others, Barclays Bank PLC (as agent), Bristow Norway AS and Bristow Helicopters Limited as borrowers and guarantors and Holdings as a guarantor, as amended and supplemented to date.

“Ad Hoc Secured Lender” shall mean each Lender that is a Prepetition Credit Agreement Lender or Prepetition Senior Secured Noteholder and which is represented by Davis Polk & Wardwell LLP in connection with this Agreement and the transactions contemplated hereby.

“Ad Hoc Unsecured Lender” shall mean each Lender that is a Prepetition Unsecured Noteholder and which is represented by Kirkland & Ellis LLP in connection with this Agreement and the transactions contemplated hereby.

“Administrative Agent” shall have the meaning assigned to such term in the opening paragraph hereof.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affiliate” shall mean, as to any Person at any time, any other Person at any time that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For the purposes of this definition, “Control” shall mean the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise. The terms “Controlling”, “Controlled by”, and “under common Control with” have the meanings correlative thereto.

“Agreement” shall have the meaning assigned to such term in the opening paragraph hereof.

“Aircraft” means a rotorcraft that, for its horizontal motion, depends principally on its engine-driven rotors.

“Aircraft 92001” means helicopter model AW189 bearing manufacturer’s serial number 92001 and its equipment.

“Aircraft 92006” means helicopter model AW189 bearing manufacturer’s serial number 92006 and its equipment.

“Aircraft 92007” means helicopter model AW189 bearing manufacturer’s serial number 92007 and its equipment.

“Aircraft 92008” means helicopter model AW189 bearing manufacturer’s serial number 92008 and its equipment.

“Aircraft 92009” means helicopter model AW189 bearing manufacturer’s serial number 92009 and its equipment.

“Aircraft 92010” means helicopter model AW189 bearing manufacturer’s serial number 92010 and its equipment.

“Aircraft Collateral” shall mean those Aircraft, aircraft frames and aircraft equipment owned or hereafter acquired by any Loan Party, in the case of Aircraft owned on the Effective Date to the extent described in the Aircraft Collateral Schedule, in which a security interest has been or is required to be granted by the Borrower or any other Loan Party to the Administrative Agent for the benefit of the Secured Parties pursuant to the DIP Order and/or an Aircraft Security Agreement.

“Aircraft Collateral Schedule” shall mean Schedule 5.12(a) to this Agreement as updated from time to time.

“Aircraft-Related Collateral” means (i) all Engines, rotor blades, rotor blade components, auxiliary power units (as applicable), and other equipment, avionics, appurtenances, and accessions attached to, installed on or associated with the Aircraft Collateral from time to time and any substitutions therefor; (ii) all general intangibles, insurance and restitution proceeds, warranties, leases, maintenance contracts, charters, revenues, rents, and receivables, whether arising under intercompany leases or third party leases, charters, or contracts, in each case as related to the Aircraft Collateral and except to the extent constituting Excluded Assets pursuant to clause (2) of definition thereof and to the extent constituting Aircraft-Related Excluded Collateral; (iii) all sales proceeds and other proceeds relating to Aircraft Collateral; (iv) all logs, manuals, certificates, data, inspection, modification, maintenance, engineering, technical, and overhaul records relating to the Aircraft Collateral or their Engines, rotor blades, rotor blade components, auxiliary power units (if applicable), avionics, appurtenances, accessions, equipment and parts; and (v) Company Additions under clause (i) of the definition thereof relating to Aircraft Collateral.

“Aircraft-Related Excluded Collateral” means (i) all engines, rotor blades, rotor blade components, auxiliary power units (as applicable), and other equipment, avionics, appurtenances, and accessions attached to or installed on the Excluded Aircraft from time to time and any substitutions therefor; (ii) all general intangibles (including in respect of contracts for purchase or construction), insurance and restitution proceeds, warranties, leases, maintenance contracts, charters, revenues, rents, and receivables, whether arising under intercompany leases or third party leases, charters, or contracts, in each case as related to the Excluded Aircraft; (iii) all sales proceeds and other proceeds relating to Excluded Aircraft; (iv) all amounts payable in consequence of a claim under the Borrower’s or other Guarantor’s liability insurance required to be paid to third parties (other than the Loan Parties as to the Pledged Aircraft) whether relating to Excluded Aircraft or Aircraft Collateral; (v) all warranties relating to Excluded Aircraft or Aircraft Collateral assigned or required to have been assigned to any maintenance provider or superseded by a maintenance contract; (vi) all relinquished engines, rotorblades, parts, avionics, appurtenances, accessions, and equipment removed from Aircraft Collateral or Excluded Aircraft and returned to a maintenance provider; (vii) all logs, manuals, certificates, data, inspection, modification, maintenance, engineering, technical, and overhaul records relating to the Excluded Aircraft or their engines, rotor blades, rotor blade components, auxiliary power units (if applicable), avionics, appurtenances, accessions, equipment and parts, and (viii) Company Additions relating to Excluded Aircraft and Company Additions under clause (ii) of the definition thereof relating to Aircraft Collateral.

“Aircraft Security Agreement” shall mean, collectively, (i) all aircraft security agreements, executed by a Loan Party and delivered to the Administrative Agent, granting the Administrative Agent a lien over any Aircraft Collateral registered in the U.S., each of which shall be on substantially the same form as the Aircraft Security Agreement securing the Prepetition Credit Agreement, except to the extent the Lien is granted by a non-Debtor Loan Party, in which case subject to such changes as are necessary to reflect the second-priority nature of the Liens securing the Obligations; (ii) any additional aircraft security agreements, in substantially the form of Aircraft Security Agreement described in clause (i) with such changes as are required to make it comply with the rules and regulations of the Jurisdiction of Registration of such Aircraft; and (iii) any other form of security documentation in form, scope and terms agreed to by the Administrative Agent and the Borrower, executed by a Loan Party and delivered to the Administrative Agent.

“Aircraft Substitution” means the exchange of one or more Aircraft included in the Aircraft Collateral and Aircraft-Related Collateral related thereto for one or more Eligible Aircraft and Aircraft-Related Collateral related thereto; provided that, (i) in each case, the Substitution Closing Conditions shall have been satisfied with respect to such Eligible Aircraft and Aircraft-Related Collateral related thereto on or prior to the date on which the Aircraft Substitution occurs as if such Eligible Aircraft was Aircraft Collateral on the Effective Date and providing for validity and perfection of Liens on such substitute Collateral equal to or greater than the Collateral being replaced; and (ii) Holdings shall have given the Administrative Agent not less than three days (or such shorter period as the Administrative Agent may agree) prior written notice before an Aircraft Substitution shall be effective.

“Anti-Corruption Law” means, as to any person, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 and any other similar anti-corruption laws of the European Union or in any Applicable Foreign Jurisdiction.

“Applicable Foreign Jurisdiction” means, each of Canada, the Netherlands, the United Kingdom, Panama and Cayman Islands.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Borrowing and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Borrowing.

“Applicable Margin” shall mean, as of any date, with respect to all Term Loans outstanding on any date, a percentage per annum equal to (i) 6.00% for Term Loans that are Eurodollar Rate Loans and (ii) 5.00% for Term Loans that are Base Rate Loans.

“Approved Bankruptcy Court Order” shall mean (a) the DIP Order, as such order is amended and in effect from time to time in accordance with this Agreement, (b) any other order entered by the Bankruptcy Court regarding, relating to or impacting (i) any rights or remedies of any Secured Party with respect to the Term Loans, (ii) the Loan Documents (including the Loan Parties’ obligations thereunder), (iii) the Collateral, any Liens thereon or any Superpriority Claims (including, without limitation, any sale or other disposition of Collateral or the priority of any such Liens or Superpriority Claims), (iv) use of cash collateral including, without limitation, the Cash Collateral Order entered on June 28, 2019, (v) adequate protection or otherwise relating to any Prepetition Secured Debt, or (vi) any Reorganization Plan, in any such case, that (x) is in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (or, with respect to clauses (iv) and (v), satisfactory to the Required Secured Lenders), (y) has not been vacated, reversed or stayed and (z) has not been amended or modified in a manner adverse in any material respect to the rights of the Lenders except as agreed in writing by Administrative Agent and the Required Lenders in their sole discretion, and (c) any other order entered by the Bankruptcy Court that (i) is in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, (ii) has not been vacated, reversed or stayed and (iii) has not been amended or modified except in a manner reasonably satisfactory to the Required Lenders.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Lender” means (i) each Lender party to this Agreement as of the Effective Date, (ii) any fund or similar investment vehicle the investment decisions with respect to which are made by any (x) Lender party to this Agreement as of the Effective Date or (y) investment manager or other Person that manages a Lender party to this Agreement as of the Effective Date and (iii) the Affiliates of each of the foregoing to the extent that the investment decisions with respect to which are made as specified in (x) and (y) above.

“Approved Plan Effective Date” means the effective date of an Approved Reorganization in the Cases.

“Approved Reorganization” means a reorganization pursuant to a Reorganization Plan that implements the restructuring of the Debtors on the terms and conditions set forth in the Restructuring Support Agreement.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit B attached hereto or any other form approved by the Administrative Agent.

“Assurance Letter” shall mean a letter to the Department and signed by the Administrative Agent, all Lenders as of the Effective Date, the Borrower, Bristow Helicopter Group Limited and others, giving assurances to the Department with respect to the U.K. SAR Contract.

“Average Debt” of the Borrower, as of any date, shall mean (i) the sum of consolidated debt on the balance sheet of the Borrower for the Borrower’s two most recently completed Fiscal Years, as set forth in the consolidated balance sheet contained in the annual audit report of the Borrower for such Fiscal Years, divided by (ii) 2.

“Aviation Authority” means, in respect of an Aircraft, the aviation authority of the Jurisdiction of Registration of that Aircraft and any successors thereto or other Governmental Authority which shall have control or supervision of civil aviation in the Jurisdiction of Registration or have jurisdiction over the registration, airworthiness or operation of, or other matters relating to, that Aircraft.

“Backstop Commitment Agreement” means that certain Backstop Commitment Agreement, dated as of July 24, 2019 by and among Holdings, each of the Ad Hoc Secured Lenders and Ad Hoc Unsecured Lenders.

“Backstop Commitment Lender” means any Lender that has executed the Backstop Commitment Agreement, whether on its own behalf or through any Affiliate, or any Lender that is fronting Term Loans on behalf of another Person (or its Affiliate) that has executed the Backstop Commitment Agreement.

“Backstop Defaulted Lender” means any Backstop Commitment Lender that (a) breaches its obligation to fund its Term Loan Commitments on the Effective Date, (b) does not fund its commitments under, the Backstop Commitment Agreement in accordance therewith, (c) breaches or causes a default under the Backstop Commitment Agreement, which breach or default results in a termination of the Restructuring Support Agreement in accordance with its terms or (d) otherwise breaches or causes a default under the Restructuring Support Agreement, which breach or default results in a termination of the Restructuring Support Agreement in accordance with its terms.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“BALL” shall mean Bristow Aircraft Leasing Limited, a private limited company incorporated in England with company number 10289512.

“BALL SPV” means Bristow Aircraft Leasing II Ltd., a private limited company incorporated in England with company number 11983338.

“Bankruptcy Code” means Title 11, U.S.C., as now or hereafter in effect, or any successor thereto.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of Texas or any other court having jurisdiction over the Cases from time to time.

“Bankruptcy Law” means each of (i) Title 11, U.S.C., as now or hereafter in effect, or any successor thereto, (ii) any domestic or foreign law relating to liquidation, administration, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, debt adjustment, receivership or similar debtor relief from time to time in effect and affecting the rights of creditors generally (including without limitation any plan of arrangement provisions of applicable corporation statutes), and (iii) any order made by a court of competent jurisdiction in respect of any of the foregoing.

“Base Rate” shall mean the highest of (i) the rate of interest per annum from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Lending Rate” or, if more than one rate is published as the “Prime Lending Rate”, the highest of such rates, as in effect from time to time (the “Prime Rate”), (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum and (iii) the Eurodollar Rate for a period of one-month (after giving effect to the “floor” set forth in the definition thereof) plus 1.00%. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in Section 2.21(e).

“Borrowing” shall mean a borrowing consisting of Term Loans of the same Type, made, converted or continued on the same date and in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect.

“BriLog” means BriLog Leasing Ltd.

“BriLog SPV” means BriLog Leasing Ltd. II.

“Bristow Competitor” shall mean any Person (other than the Borrower or any Subsidiary or Affiliate thereof) that provides aviation (i) services to the oil and gas industry; (ii) search and rescue operations; or (iii) military training; provided that, Bristow Competitor will not include any fixed or similar investment vehicle that holds investments in any such Person.

“BULL Lombard Collateral” shall have the meaning specified in the Cash Collateral Order.

“BULL Lombard Credit Facility Secured Parties” shall have the meaning specified in the Cash Collateral Order.

“Business Day” means any day other than a Saturday or Sunday on which banks are not authorized or required to close in New York, New York; provided that when used in connection with a Eurodollar Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the London interbank market.

“Canada Aircraft Security Agreement” mean an Aircraft Security Agreement granting the Administrative Agent a lien over any Aircraft Collateral registered in Canada.

“Capital Lease Obligations” of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP in effect as of October 12, 2012, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” shall mean, of the Borrowers or any of its Subsidiaries,

(1) in the case of a corporation, corporate stock or, in the case of a company, shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but, in each case, excluding any debt securities convertible into such equity.

“Carve Out” has the meaning set forth in the DIP Order.

“Case” has the meaning in the recitals hereof.

“Cash Collateral Order” shall mean that order entered by the Bankruptcy Court approving the authority to use cash collateral and grant adequate protection to certain of the Lenders on June 28, 2019 [Docket No. 312], together with all extensions, modifications and amendments thereto, and that has not been vacated, reversed or stayed and has not been amended or modified.

“Cash Flow Forecast” means a projected statement of sources and uses of cash for the Borrower and its Subsidiaries on a consolidated basis, broken down by week, including the anticipated uses of the proceeds of the Term Loans for each week during such period, in form and detail consistent with the cash flow forecast delivered under the Prepetition Credit Agreement and reasonably acceptable to the Administrative Agent and the Required Lenders (it being understood that the form and detail of any Cash Flow Forecast shall be deemed to be reasonably satisfactory to the Administrative Agent and the Required Lenders so long as such Cash Flow Forecast is substantially consistent in form and detail with the cash flow forecast most recently provided to the lenders under the Prepetition Credit Agreement).

“Cash Management Order” shall mean that order entered in the Cases by the Bankruptcy Court on June 27, 2019 [Docket No. 306], together with all extensions, modifications and amendments thereto, and that, has not been vacated, reversed or stayed and has not been amended or modified without the prior written consent of the Required Lenders.

“Casualty” shall mean (a) a casualty involving Collateral or the Specified Aircraft that results in a loss or a constructive total loss of such Collateral or the Specified Aircraft (treating engines and auxiliary power units separately when a Casualty is limited to such items), (b) a condemnation, confiscation, seizure or requisition of the Collateral or the Specified Aircraft of use that continues for more than one hundred eighty (180) days or (c) the receipt of the option exercise fee in relation to a Specified Aircraft by Holdings or any of its Subsidiaries (including BALL or BALL SPV) in the event that the Department exercises its right, in its sole discretion, to require the transfer of ownership of any Specified Aircraft under the U.K. SAR Contract Condition 58.

“Cayman Intercreditor Agreement” shall mean a customary intercreditor agreement negotiated, in good faith by the Required Lenders, in the form approved by the Required Lenders (such approval not to be unreasonably, withheld, conditioned or delayed (giving deference to the expected funding date hereunder)) and entered into in connection with the Collateral owned by BriLog and reflecting the Lien priorities set forth in the DIP Order.

“Cayman Security Documents” means the (i) Cayman Share Charges, which shall be on substantially the same form as the Cayman Security Documents securing the Prepetition Credit Agreement, except to the extent the Lien is granted by a non-Debtor Loan Party, in which case subject to such changes as are necessary to reflect the second-priority nature of the Liens securing the Obligations and (ii) all other Cayman Islands law-governed instruments and agreements securing the whole or any part of the Obligations or any Guarantee thereof.

“Cayman Share Charges” shall mean (i) the Cayman Islands law-governed equitable charge over shares granted by Bristow Holdings Company Ltd. over all of the issued and outstanding shares in the Co-Borrower in favour of the Administrative Agent, for the ratable benefit of the Secured Parties dated the Effective Date; and (ii) the Cayman Islands law-governed equitable charge over shares granted by BriLog over all of the issued and outstanding shares in BriLog SPV, BGI International Ltd. and Bristow International Leasing Limited in favor of the Administrative Agent, for the ratable benefit of the Secured Parties dated the Effective Date. For the purpose of providing the required consent to the granting of a first ranking security interest over the shares in BriLog SPV, the Administrative Agent is, by the entry into this Agreement, deemed to have provided such consent.

“Change in Control” shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 50% or more of the outstanding shares of the voting stock of the Borrower, or (iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (x) members of the board of directors on the Effective Date, (y) nominated, appointed or approved by the board of directors nor (z) appointed by directors so nominated, appointed or approved; provided, however, that, with respect to clause (ii) above a transaction in which the Borrower becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change in Control if:

(a) the stockholders of the Borrower immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Borrower immediately following the consummation of such transaction;

(b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the equity interests of such other Person), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Borrower; and

(c) the occurrence of the events described in (a) or (b) above shall not be deemed a “Change in Control” if such events occur as a result of the Cases.

“Change in Law” shall mean (a) the adoption of any applicable law, rule or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) (or for purposes of Section 2.13(b), by such Lender’s parent corporation, if applicable) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; it being understood, for the avoidance of doubt, that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives made or issued by any Governmental Authority thereunder or in connection therewith (whether or not having the force of law), and related acts of compliance as described in clause (c) of this definition, and (ii) all requests, rules, guidelines or directives concerning capital adequacy or liquidity (A) promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority) and made or issued by any Governmental Authority or (B) made or issued by the United States or foreign regulatory authorities, in each case pursuant to Basel III, and related acts of compliance as described in clause (c) of this definition, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated, made or issued.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” shall mean (i) all property wherever located and whether now owned or at any time acquired after the Effective Date by the Borrower or any Guarantor as to which a Lien is granted, or is purported to be granted, under the Security Documents or the DIP Order to secure the Obligations (including any Facility Guarantee) and (ii) all “DIP Collateral” or words of similar intent, as defined in the DIP Order; provided, however, that the Collateral shall not include any Excluded Assets.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Additions” means in respect of an Aircraft Collateral or an Excluded Aircraft (i) additional accessories, parts, devices, or equipment, but only if such accessories, parts, devices, or equipment (A) are not required to be incorporated or installed in or attached to such aircraft (or its engine) pursuant to applicable requirements of the FAA or other jurisdiction in which the related aircraft may be registered; and (B) will not impair the originally intended function or use of such aircraft; and (ii) the personal effects of any passenger (if owned by a Borrower or any Guarantor).

“Compliance Certificate” shall mean a certificate from the chief financial officer, treasurer or controller of the Borrower in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit D.

“Contractor” shall mean Bristow Helicopters Limited, a company established under the laws of England.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Control Agreement” shall have the meaning assigned to such term in the Security Agreement.

“Convention” shall mean the Convention on International Interests in Mobile Equipment, signed contemporaneously with the Protocol in Cape Town, South Africa on November 16, 2001, as may be amended.

“Corrosion Settlement Agreement” shall mean the settlement agreement on corrosion between Leonardo S.p.a, LMWL, BriLog and the Lead Borrower dated February 20, 2018.

“Debtors” has the meaning in the recitals hereof.

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning given to such term in Section 2.9(b).

“Department” shall mean the United Kingdom Department for Transport and its executive agencies, including the Maritime and Coastguard Agency.

“DIP Loan Proceeds Disbursement Account” shall have the meaning given to such term in Section 5.21(a).

“DIP Loan Proceeds Withdrawal Request” means a request substantially in the form of Exhibit G attached hereto.

“DIP Order” shall mean a final order of the Bankruptcy Court (as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Administrative Agent and the Required Lenders in their sole discretion) in the form set forth as Exhibit C, with changes to such form as are satisfactory to the Administrative Agent and the Required Lenders, in their sole discretion, approving the Loan Documents and related matters.

“DIP Order Entry Date” shall mean the date on which the DIP Order is entered by the Bankruptcy Court.

“Direct Wholly Owned Domestic Subsidiary” shall mean each Domestic Subsidiary that is a Direct Wholly Owned Subsidiary.

“Direct Wholly Owned Foreign Subsidiary” shall mean any Direct Wholly Owned Subsidiary that is not a Direct Wholly Owned Domestic Subsidiary.

“Direct Wholly Owned Subsidiary” shall mean each Subsidiary of the Borrower, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Borrower directly all of whose Capital Stock (other than directors’ qualifying shares) is at the time owned, directly or indirectly by the Lead Borrower.

“Disclosed Existing Sublease” shall have the meaning assigned to such term in the definition of “Aircraft Permitted Liens” in the Aircraft Security Agreement.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event:

(1) matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or other Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the issuer thereof); or

(3) is redeemable at the option of the holder thereof, in whole or in part, in each case, on or prior to the date that is 91 days after the Maturity Date;

provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an asset sale or a change of control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Borrower with the applicable provisions of this Agreement.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar(s)” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender (or an Affiliate of such Lender) specified as its “Domestic Lending Office” in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Domestic Subsidiary” shall mean each Subsidiary that is not a Foreign Subsidiary.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the date on which the conditions precedent set forth in Section 3.1 have been satisfied or waived in accordance with Section 10.2.

“Effective Date Jurisdiction” means the Jurisdiction of Registration of any Aircraft Collateral (other than Turkmenistan) owned by any Loan Party on the Effective Date. Notwithstanding anything herein to the contrary, Guyana, Nigeria, Norway, and Australia shall be deemed to not be Effective Date Jurisdictions prior to the Post-Closing Perfection Trigger Date.

“Eligible Aircraft” means any one or more aircraft (“substitution aircraft”) (i) which has (or jointly have) a fair market value (as determined by Holdings in consultation with the Lenders or their advisors, and including Aircraft Collateral and Aircraft-Related Collateral related thereto) equal to or greater than the fair market value of one or more Aircraft included in the Aircraft Collateral and Aircraft-Related Collateral related thereto being replaced by the substitution aircraft; and (ii) which substitution aircraft is (or are) registered (A) in any Effective Date Jurisdiction, or (B) in any jurisdiction in which Holdings or any Subsidiary is required to perform helicopter transportation services for customers, the performance of services in which would not invalidate Holdings’ required insurance coverage.

“Engine” at any date of determination, with respect to any Aircraft Collateral, shall have the meaning given to such term in the applicable Aircraft Security Agreement or supplement thereto or in the DIP Order, as applicable.

“English Loan Party” means any Loan Party incorporated in England.

“English Aircraft Security Agreement” mean an Aircraft Security Agreement granting the Administrative Agent a lien over any Aircraft Collateral registered in the United Kingdom.

“English Security Documents” means (i) a second-priority English law security document in relation to the shares in BALL SPV and certain intercompany loan receivables owed to Bristow Cayman Ltd. by Bristow Helicopter Group Limited and any other Security Document governed by English law, which shall be on substantially the same form as the English Security Documents securing the Prepetition Credit Agreement, except to the extent the Lien is granted by a non-Debtor Loan Party, in which case subject to such changes as are necessary to reflect the second-priority nature of the Liens securing the Obligations and (ii) an English Aircraft Security Agreement.

“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, or (iv) the Release or threatened Release of any Hazardous Materials.

“Equitization Consent Fee” has the meaning assigned to that term in the Restructuring Support Agreement.

“Equity Conversion” shall mean the conversion of the Term Loans into the equity of Holdings or a parent directly owning 100% of the equity of Holdings in accordance with Section 2.20.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (i) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Escrow Agent” shall mean Ankura Trust Company, LLC as escrow agent under the Escrow Agreement.

“Escrow Agreement” shall mean the escrow agreement to be dated as of the Effective Date by and among the Lead Borrower, the Administrative Agent and the Escrow Agent substantially in the form of Exhibit I hereto.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender (or an Affiliate of such Lender) specified as its “Eurodollar Lending Office” in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Liabilities” has the meaning assigned to that term in Regulation D.

“Eurodollar Rate” means, for any Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, the higher of (x) 2.50% per annum and (y) an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London, England time), two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the “Eurodollar Rate” shall be, for any Interest Period, the rate per annum reasonably determined by the Administrative Agent as the rate of interest at which deposits in Dollars in the approximate amount of the Eurodollar Rate Loan comprising part of such Borrowing would be offered by the Administrative Agent to major banks in the London interbank Eurodollar market at their request at or about 10:00 a.m. (New York, New York time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

“Eurodollar Rate Reserve Percentage” means, for any Interest Period for all Eurodollar Rate Loans comprising part of the same Borrowing, the reserve percentage expressed as a decimal (rounded upwards to the next 1/100th of 1%) applicable two (2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System with respect to liabilities or assets consisting of or including Eurodollar Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined) having a term equal to such Interest Period.

“Event of Default” shall have the meaning provided in Article VIII.

“Excluded Aircraft” means any Aircraft constituting BULL Lombard Collateral, PK Collateral or Section 1110 Collateral (in each case of the foregoing, subject to Section 2.22(a)(iv)), fixed wing aircraft, any aircraft hereafter acquired with insurance proceeds to replace aircraft pledged under the Existing Credit Facilities or leased, which aircraft was subject to a casualty loss, any after-acquired aircraft substituted under any Existing Financings as required thereunder, any after-acquired aircraft needed by a Loan Party to substitute for other pledged aircraft under any Existing Financings in connection with a reposition of the aircraft permitted under the agreements governing such Existing Financings as long as the aircraft released therefrom is pledged hereunder, and the aircraft set forth on Schedule 3.1. For the avoidance of doubt, Aircraft Collateral and Aircraft-Related Collateral shall not include Excluded Aircraft.

“Excluded Aircraft Collateral” means (i) Excluded Aircraft and (ii) the Aircraft-Related Excluded Collateral.

“Excluded Assets” means the following (unless or until such assets are expressly pledged to, or a Lien thereon is expressly granted to, the Administrative Agent):

(1) all Excluded Aircraft Collateral;

(2) any lease, license, contract, agreement, asset or other general intangible, in each case permitted under this Agreement (other than any such lease, license, contract, agreement, asset or other general intangible which purportedly secures the Prepetition Credit Agreement or the Prepetition Secured Notes Indenture after giving effect to any provision in the Loan Documents (as defined in the Prepetition Credit Agreement as in effect on the Effective Date) or Note Documents (as defined in the Prepetition Secured Notes Indenture as in effect on the Effective Date) that is substantively equivalent to this clause 2 in any such document), to the extent that a grant of a security interest therein (i) would violate applicable law, or, would, as a matter of law, render such grant of security interest void or (ii) would, under the terms of such lease, license, contract, agreement, asset or other general intangible, violate or invalidate such lease, license, contract, agreement, asset or other general intangible or create a right of termination in favor of any other party thereto (other than the Borrower or any Subsidiary) or requires a consent not obtained of any governmental authority or another Person (other than the Borrower or a Subsidiary of the Borrower) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code (if the Uniform Commercial Code is applicable thereto) or other applicable law (including the Bankruptcy Code and including any applicable foreign law), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code (if the Uniform Commercial Code is applicable thereto) or other applicable law notwithstanding such prohibition;

(3) the 13.5% subordinated loan stock agreement between Bristow Aviation Holdings Limited and Bristow International Panama S. de R.L.;

(4) [intentionally omitted];

(5) SAR Real Property (as defined in that certain Third Waiver Letter, dated May 10, 2019, among the Lead Borrower, Bristow U.S. Leasing LLC and Lombard North Central Plc, as administrative agent and sole lender);

(6) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed);

(7) any assets or property secured by Liens incurred pursuant to clause (xi) of the definition of Permitted Liens (but only so long as such Liens are in place);

(8) [intentionally omitted]; and

(9) any Pension Scheme Escrow Account, and all funds, financial assets and other property held therein; provided that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets that would otherwise constitute Collateral (unless such proceeds products, substitutions or replacements constitute Excluded Assets).

“Excluded Taxes” shall mean with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any Lender is located, (c) in the case of a Lender, any United States federal withholding Tax that (i) is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable to such Lender’s assignor immediately before such Lender became a party hereto, (ii) is imposed on amounts payable to such Lender at any time that such Lender designates a new lending office, other than Taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes, or (iii) is attributable to such Lender’s failure to comply with Section 2.15(e), Section 2.15(f) or Section 2.15(g), and (d) any United States federal withholding Taxes imposed under FATCA.

“Existing Credit Facilities” means the Existing Credit Facilities (as defined in the Prepetition Senior Secured Notes Indenture as in effect on the Effective Date).

“Existing Financings” means the Existing Credit Facilities and the Lease Financings (each as defined in the Prepetition Senior Secured Notes Indenture as in effect on the Effective Date).

“Existing Indebtedness” shall have the meaning set forth in Section 7.1(b).

“FAA” means and refers to the United States Federal Aviation Administration.

“Facility Guarantee” means the Guarantee made by the Guarantors pursuant to Article XI.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements with respect thereto and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreements.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” shall mean that certain fee letter, dated as of the date hereof, executed by Ankura Trust Company, LLC and accepted by the Borrower.

“First Lien Security Agreement” means the Security Agreement executed by the parties thereto, in favor of the Prepetition Notes Collateral Agent.

“Fiscal Quarter” shall mean any fiscal quarter of the Borrower.

“Fiscal Year” shall mean any fiscal year of the Borrower.

“Flood Documentation” means, with respect to each parcel of owned and ground leased Real Estate and located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination, together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto (to the extent such Real Estate is located in a Special Flood Hazard Area) and (ii) evidence of flood insurance as required by Section 5.8 hereof and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Administrative Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” shall mean any Lender that is not a United States person under Section 7701(a)(30) of the Code.

“Foreign Security Documents” shall mean, collectively, the Canada Aircraft Security Agreement, the Netherlands Security Documents, the English Security Documents, the Cayman Security Documents and the Panama Security Documents.

“Foreign Subsidiary” shall mean (i) any Subsidiary that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia and (ii) any Subsidiary of a Foreign Subsidiary described in clause (i), whether or not such Subsidiary is organized under the laws of one of the fifty states of the United States or the District of Columbia.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) shall mean any Contractual Obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness; provided, that the term “Guarantee” shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” shall mean (x) each Person party hereto on the Effective Date and listed on Schedule I and (y) each other Person that shall have become a Guarantor pursuant to Section 5.10(a), in each case until released in accordance with the Facility Guarantee or the other Loan Documents.

“Hazardous Materials” shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986, and shall also include petroleum, including crude oil or any fraction thereof, or any other substance defined as “hazardous” or “toxic” or words with similar meaning and effect under any Environmental Law applicable to the Borrower or any of its Subsidiaries.

“Hedging Obligations” of any Person shall mean any and all net obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, and (ii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person shall mean any interest rate or foreign currency transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Holdings” shall have the meaning in the introductory paragraph hereof.

“Indebtedness” of any Person shall mean, without duplication (i) obligations of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on terms customary in the trade) that are treated as debt in accordance with GAAP; (iv) obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations for borrowed money of such Person treated as debt in accordance with GAAP, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) Guarantees of such Person of the type of Indebtedness described in clauses (i) through

(vi) above, (viii) Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) Disqualified Stock of such Person, (x) Off-Balance Sheet Liabilities and (xi) all Hedging Obligations.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Insignificant Subsidiary” shall mean any Subsidiary which has total assets or total revenues (on a consolidated basis with its Subsidiaries) of not more than 1% of the total assets or total revenues, as applicable, of the Borrower (on a consolidated basis with the Borrower’s Subsidiaries); provided, that the total assets and total revenues of all Subsidiaries that are so designated, as reflected on the Borrower’s most recent consolidating balance sheet prepared in accordance with GAAP, may not in the aggregate at any time exceed 5% of the total assets or total revenues, as applicable, of the Borrower (on a consolidated basis with the Borrower’s Subsidiaries).

“Intercreditor Agreement” shall mean a customary intercreditor agreement negotiated, in good faith by the Required Lenders, in the form approved by the Required Lenders (such approval not to be unreasonably, withheld, conditioned or delayed (giving deference to the expected funding date hereunder)) and entered into in connection with the Junior Priority Collateral and reflecting the Lien priorities set forth in the DIP Order.

“Interest Period” shall mean with respect to any Eurodollar Rate Borrowing a period of one, two, three or six months; provided, that:

(i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(iii) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

(iv) no Interest Period may extend beyond the Maturity Date.

“International Interest” shall mean an “international interest” as defined in the Treaty.

“International Registry” means the International Registry of Mobile Assets maintained under the Convention and the Aircraft Protocol adopted on November 16, 2001, at Cape Town, South Africa or their successors for the recordation of interests therein.

“Investment” shall have the meaning assigned to such term in Section 7.4.

“ITAR-Controlled Collateral” shall mean collateral which is subject to the International Traffic in Arms Regulations by virtue of being listed on the United States Munitions List.

“Junior Priority Collateral” shall mean the Collateral as granted by each Loan Party that is not a Debtor.

“Jurisdiction of Registration” means the jurisdiction in which the applicable Aircraft Collateral is registered as of the relevant date of determination.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria and other laws generally affecting the rights of creditors;

(b)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty;

(c)	the accessory nature of certain security interests;

(d)

the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of contract or agreement over which security has purportedly been created;

(e)	similar principles, rights and defences under the laws of the jurisdiction of its organization or incorporation of a Loan Party;

(f)	regardless of whether security is expressed to have a particular ranking or type, it may as a matter of law, take effect in a manner other than as so expressed; and

(g)	any other matters which are set out as qualifications or reservations as to matters of law in any legal opinion delivered pursuant to or in connection with this Agreement.

“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company admits in writing its inability to pay its debts as they become due, or (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or the like has been appointed for such Lender or its Parent Company, under the Bankruptcy Code, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent; provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in or control of a Lender or a Parent Company thereof by a Governmental Authority or an instrumentality thereof.

“Lenders” shall have the meaning assigned to such term in the opening paragraph of this Agreement.

“Leonardo Aircraft” means Aircraft 92007, Aircraft 92008, Aircraft 92009 and Aircraft 92010.

“Leonardo Aircraft Subleases” shall mean the subleases from BALL to Bristow Helicopters Limited with respect to the Leonardo Aircraft.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing) intended to assure or support payment or performance of any obligation.

“LMWL” means Leonardo MW Ltd., a company incorporated in England and Wales (registration number 02426132), whose registered office is at Sigma House, Christopher Martin Road, Basildon, Essex, SS14 3EL, England.

“Loan Documents” shall mean, collectively, this Agreement, the Term Notes (if any), the Fee Letter, the Security Documents, the Intercreditor Agreement, the Cayman Intercreditor Agreement, the Assurance Letter, the Escrow Agreement, all Notices of Conversion/Continuation, all Compliance Certificates, all landlord waivers and consents, bailee agreements and any and all other instruments, and agreements, executed in connection with any of the foregoing.

“Loan Party” shall mean, collectively or individually, the Borrower and the Guarantors as the context requires.

“Maintenance Program” shall have the meaning ascribed to it in the Aircraft Security Agreement.

“Majority Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Term Loans at such time; provided that at any time that there are two or more unaffiliated Lenders (with funds or other similar investment vehicles that are affiliates of each other being deemed to be a single Lender for purposes of this definition), Majority Lenders shall include at least two unaffiliated Lenders.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, (i) a material adverse change in, or a material adverse effect on the business, assets, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole (other than as customarily resulting from the events leading up to or resulting from the commencement of a proceeding under chapter 11 of the Bankruptcy Code), or (ii) a material impairment on the ability of the Borrower, or of the Guarantors taken as a whole, to perform their obligations under the Loan Documents or consummate the transactions described herein (other than, with respect to any Debtor as customarily resulting from the events leading up to or resulting from commencement of a proceeding under chapter 11 of the

Bankruptcy Code) or (iii) a material adverse effect on the rights of or remedies available to the Administrative Agent or any Lender under any Loan Document (other than, with respect to any Debtor, as customarily resulting from the events leading up to or resulting from commencement of a proceeding under chapter 11 of the Bankruptcy Code).

“Macquarie Credit Facility Secured Parties” shall have the meaning specified in the Cash Collateral Order.

“Material Contract” means, each contract to which any of the Borrower or any of its Subsidiaries is party, the loss or termination of which could reasonably be expected to result in a Material Adverse Effect. For the avoidance of doubt, the U.K. SAR Contract shall be deemed a “Material Contract” hereunder.

“Maturity Date” shall mean the earliest of (i) August 21, 2020, (ii) as directed by the Required Lenders following and during the continuation of any Event of Default and (iii) the Plan Effective Date.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

“Net Proceeds” shall mean the cash proceeds received in respect of (i) a sale or disposition of assets (other than sales or dispositions in the ordinary course of business or of property no longer used or useful in the business of Holdings or its Subsidiaries), (ii) a Casualty, (iii) an issuance of Indebtedness for money borrowed, or (iv) the issuance of Capital Stock (other than the Specified Aircraft Investments), in each case net of any Indebtedness secured by a Lien that is senior in priority to the Liens securing the Obligations on such assets, commissions and fees and other reasonable and customary transaction costs, reserves and expenses properly attributable to such transaction and payable by Borrower or its Subsidiary in connection therewith; provided, that with respect to any disposition of assets, no such cash proceeds shall constitute “Net Proceeds” unless in excess of $2,000,000, and then only such amounts in excess of $2,000,000 shall constitute “Net Proceeds”.

“Netherlands Loan Party” means a Loan Party incorporated or established under the laws of the Netherlands.

“Netherlands Security Documents” means the Netherlands Share Pledge and any other Security Documents governed by the laws of the Netherlands, which shall be on substantially the same form as the Netherlands Security Documents securing the Prepetition Credit Agreement, except to the extent the Lien is granted by a non-Debtor Loan Party, in which case subject to such changes as are necessary to reflect the second-priority nature of the Liens securing the Obligations.

“Netherlands Share Pledge” means the Netherlands law governed second ranking share pledge between BL Scotia LP as pledgor, the Administrative Agent as pledgee and BL Holdings B.V. as the company.

“Non-Recourse Debt” means Indebtedness:

(1) as to which no Loan Party (a) provides credit support of any kind that would constitute Indebtedness or is otherwise directly or indirectly liable (as a guarantor or otherwise) or (b) constitutes the lender; and

(2) no default with respect to which would permit (upon notice, lapse of time or both) the holders of any other Indebtedness of any Loan Party to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) the express terms of which provide that there is no recourse to any Loan Party.

“Notice of Conversion/Continuation” shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.4(b).

“Notice of Term Loan Borrowing” shall have the meaning given to such term in Section 2.2.

“Obligations” shall mean all amounts owing by the Loan Parties to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees (including exit fees), expenses, indemnification and reimbursement payments, costs and expenses including all fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document, together with all renewals, extensions, modifications or refinancings of any of the foregoing.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any Operating Lease, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person. For the purposes of clause (ii) of this definition, the liabilities of the Borrower, as of any date, under Operating Leases shall equal the PV of Operating Leases.

“Operating Lease” shall mean each lease that is treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification 840, as amended through the date hereof, including, for the avoidance of doubt, any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person.

“Original DIP Commitment Letter” means that certain commitment letter, dated as of May 10, 2019, by and among Holdings, Co-Borrower and the lenders parties thereto (or their respective representative).

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.

“Owner” shall mean, in respect of an Aircraft, Airframe or Engine as applicable, the Owner of such Aircraft, Airframe or Engine as shown in the Aircraft Collateral Schedule.

“Panama Security Documents” means the registered Deed containing the amended and restated pledge agreement entered into between Bristow Holdings Company LTD. III., Bristow U.S. Holdings LLC (each in their capacity as limited partner of Bristow International Panama S. de R.L.) as pledgors (the “Panama Pledgors”), the Administrative Agent as pledgee, and Bristow International Panama S. de R.L., which shall be on substantially the same form as the original pledge agreement entered into between the Panama Pledgors, the Administrative Agent and Bristow International Panama S. de R.L. securing the Prepetition Credit Agreement, except to the extent the Lien is granted by a non-Debtor Loan Party, in which case subject to such changes as are necessary to reflect the second-priority nature of the Liens securing the Obligations.

“Parallel Debt” shall have the meaning given to such term in Section 9.9.

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” shall have the meaning given to such term in Section 10.4(d).

“Participant Register” shall have the meaning given to such term in Section 10.4(e).

“Payment Office” shall mean the office of the Administrative Agent located at 140 Sherman Street, 4th Floor, Fairfield, Connecticut 06824, or such other office or such account maintained by or on behalf of the Administrative Agent as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Pension Scheme Cap” shall mean GBP10,000,000; provided, that (x) if (i) the Term Loans are converted into equity in accordance with Section 2.20 and (ii) the Indebtedness incurred hereunder (and any Indebtedness incurred to refinance such obligations under the Prepetition Credit Agreement) is not guaranteed by Bristow Helicopter Group Limited, the Pension Scheme Cap shall be zero and (y) if (i) the Term Loans are converted into equity in accordance with Section 2.20 and (ii) the Indebtedness incurred under the Prepetition Credit Agreement (and any Indebtedness incurred to refinance such obligations under the Prepetition Credit Agreement) is guaranteed by Bristow Helicopter Group Limited, the Pension Scheme Cap shall be GBP3,333,333.

“Pension Scheme Escrow Account” shall mean an escrow account subject to a Pension Scheme Escrow Agreement containing an amount of cash and cash equivalents with a value not to exceed the Pension Scheme Cap in the aggregate at any time, which account may be accessed solely by the Trustee of the Bristow Staff Pension Scheme solely to satisfy unfunded pension obligations under the Bristow Staff Pension Scheme or for such other purposes set forth in the Pension Scheme Escrow Agreement.

“Pension Scheme Escrow Agreement” shall mean an escrow agreement or other documentation governing a Pension Scheme Escrow Account, in each case, that is in a form satisfactory to the Required Lenders and which shall provide, without limitation, that the Pension Scheme Escrow Account shall terminate automatically upon the Plan Effective Date if the Pension Scheme Cap is zero at such time.

“Perfection Certificate” shall have the meaning assigned to such term in the U.S. Security Agreement.

“Perfection Requirements” means the making or the procuring of the appropriate registrations, recordings, delivery filings, endorsements, notarisation, stamping (including the payment of stamp duty) and/or notifications of the Foreign Security Documents and/or the Liens created thereunder in order to perfect the Liens or to achieve the relevant priority of the Liens, which are limited to:

(1) delivery of certain notices and other deliverables pursuant to the terms of the English Security Documents;

(2) registration of the relevant Security Documents at the UK Companies House (including the English Security Documents);

(3) registration of the Netherlands Share Pledge in the shareholders’ register of BL Holdings B.V.;

(4) protocolization and registration of the Panamanian Security Documents in the Public Registry of the Republic of Panama;

(5) updating of the Register of Mortgages and Charges of Bristow Holdings Company Ltd. and BriLog to reflect the granting of the Cayman Share Charges;

(6) annotating of the Register of Members of Bristow Holdings Company Ltd., the Co-Borrower, BGI International Ltd., Bristow International Leasing Limited and BriLog SPV to reflect all security interests granted over the issued shares of such entities;

(7) the payment of any stamp duty (should it become payable) in respect of the Cayman Share Charges; and

(8) and any other actions which the Required Lenders, after consultation with their foreign local counsel in the relevant jurisdictions, determine in good faith to be reasonably necessary in order to perfect the Liens or to achieve the relevant priority of the Liens.

“Permitted Asset Sales” shall mean any sales or other dispositions of assets (other than (i) sales or other dispositions of Collateral or (ii) sales or other dispositions of Specified Aircraft (other than the Specified Aircraft Transactions)) by Holdings or any of its Subsidiaries, whether or not in the ordinary course of business; provided that unless otherwise agreed by the Required Lenders, the aggregate consideration for all such sales or other dispositions received by Holdings or any of its Subsidiaries shall not exceed $20,000,000 during the term of this Agreement; provided further that the foregoing cap shall be inapplicable to any consideration received by a Loan Party in connection with the Specified Aircraft Transactions.

“Permitted Collateral Liens” means:

(1) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith or Liens relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution and Liens related to salvage or similar rights of insurers under insurance policies maintained by the Borrower;

(2) Liens for Taxes or assessments or governmental charges or levies (i) that are not yet delinquent, or which can thereafter be paid without penalty, in each case such that the Lien cannot be enforced or (ii) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the applicable Person in conformity with GAAP;

(3) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(4) Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, government contracts, leases, workers compensation obligations, performance bonds, insurance obligation or other obligations of a like nature incurred in the ordinary course of business;

(5) Liens incurred in the ordinary course of business of Holdings and its Subsidiaries arising from aircraft leasing or chartering, which in each case were not incurred or created to secure the payment of Indebtedness or are precautionary;

(6) (i) Liens (other than Liens described in clause (ii) below) created under maintenance contracts in favor of maintenance contract providers and (ii) Liens consisting of the maintenance contracts insofar as such contracts involve the interchange of engines, rotor blades, rotor components and parts and the arrangements thereunder to the extent such arrangements are deemed to constitute contracts of sale on the International Registry; and

(7) any “Aircraft Permitted Lien,” as such term is defined in any Aircraft Security Agreement.

“Permitted Investments” shall mean:

(i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof;

(iii) certificates of deposit, bankers’ acceptances, time deposits and similar bank debt instruments maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

(v) money market mutual funds investing primarily in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

“Permitted Liens” shall mean:

(i) Liens in favor of the Lenders securing the Obligations created pursuant to the Security Documents or the DIP Order;

(ii) (A) Liens securing the Existing Financings as of the Prepetition Credit Agreement Effective Date and any subsequent substitutions or replacements of collateral thereunder required under the respective terms of the Existing Financings to the extent still existing as of the Effective Date, (B) Liens securing the Prepetition Senior Secured Notes as of the Prepetition Credit Agreement Effective Date and any subsequent substitutions or replacements of collateral thereunder required under the terms of the Prepetition Senior Secured Notes to the extent still existing as of the Effective Date and (C) Liens securing the Prepetition Credit Agreement as of the Prepetition Credit Agreement Effective Date and any subsequent substitutions or replacements of collateral thereunder required under the terms of the Prepetition Credit Agreement to the extent still existing as of the Effective Date;

(iii) Liens in favor of the Borrower or any other Loan Party;

(iv) any Lien existing on any asset or Capital Stock of any Person at the time such Person becomes a Subsidiary of the Borrower; provided, that any such Lien was not created in the contemplation thereof and any such Lien does not extend to any other property or asset owned by the Borrower or any of its Subsidiaries;

(v) Liens on any property or asset existing at the time of its acquisition by the Borrower or any Subsidiary of the Borrower, provided that such Liens were not created or incurred in connection with, or in contemplation of, such acquisition and do not extend to any other property or asset;

(vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid or performance bonds, insurance obligations or other obligations of a like nature incurred in the ordinary course of business;

(vii) Liens securing Hedging Obligations incurred in accordance with Section 7.1;

(viii) Liens (other than Liens referred to in clause (ii)) existing on the Prepetition Credit Agreement Effective Date and set forth on Schedule 7.2 to the extent still outstanding as of the Effective Date;

(ix) Liens associated with any interest or title of a lessor under a Capital Lease Obligation or an operating lease to the extent such Indebtedness is permitted under the terms hereunder;

(x) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business;

(xi) Liens on real or personal property or assets of the Borrower or a Subsidiary securing Indebtedness incurred for the purpose of financing all or any part of the purchase price of such property or assets or financing all or any part of the construction or improvement of any such property or assets (and including any Permitted Refinancing Indebtedness in respect thereof), provided that such lien shall attach at the time of or within 180 days after the later of (x) such acquisition, (y) completion of such construction or improvement or (z) commercial operation of such property or other asset and such Lien shall not extend to any other property or assets of the Borrower and its Subsidiaries (other than associated accounts, contracts and insurance proceeds, proceeds thereof, accessions thereto, upgrades thereof and improvements thereto); provided, further, that the preceding clauses (x) and (y) shall not apply to Permitted Refinancing Indebtedness;

(xii) in the event the Borrower causes its Subsidiaries party thereto to terminate the ABL Facility, Liens on up to $15,000,000 of cash collateral securing letters of credit outstanding under the ABL Facility;

(xiii) [intentionally omitted];

(xiv) [intentionally omitted];

(xv) [intentionally omitted];

(xvi) Liens in favor of the Escrow Agent with respect to money of the Borrower or any Subsidiary thereof in accordance with the Escrow Agreement;

(xvii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security obligations;

(xviii) Liens, deposits or pledges to secure the performance of bids, tenders, trade contracts, leases, or other similar obligations, in each case in the ordinary course of business;

(xix) judgment and attachment liens that do not constitute an Event of Default under clause (l) of Article VIII and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which reserves have been made in accordance with GAAP;

(xx) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by any Loan Party;

(xxi) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any Subsidiary thereof on deposit with or in possession of such bank;

(xxii) any Lien or right of set-off in favor of Dutch banks arising from their general terms and conditions or the Dutch general banking conditions (algemene bankvoorwaarden);

(xxiii) with respect to Loan Parties only, any liability in the form of a declaration of joint and several liability (hoofdelijke aansprakelijkheid) pursuant to Section 2:403 Dutch Civil Code (and any residual liability arising pursuant to Section 2:404(2) Dutch Civil Code);

(xxiv) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense permitted by this Agreement (other than any property that is the subject of a sale and leaseback transaction);

(xxv) Permitted Collateral Liens; and

(xxvi) Liens on any Pension Scheme Escrow Account to secure the obligations under any Guarantee permitted by Section 7.4(a)(2) hereof; provided, such Liens shall terminate automatically upon the Plan Effective Date if the Pension Scheme Cap is zero at such time.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the Borrower or any Subsidiary issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any Subsidiary (the “Refinanced Indebtedness”), provided that (i) the aggregate principal amount of such new Indebtedness does not exceed the aggregate principal amount of the Refinanced Indebtedness (plus the amount of interest accrued on the Refinanced Indebtedness and the amount of all premium, if any, payable in connection therewith and fees and reasonable expenses incurred in connection therewith), (ii) such new Indebtedness has a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Refinanced Indebtedness at the time such new Indebtedness is incurred, (iii) if the Refinanced Indebtedness is subordinated in right of payment to the Term Loans, such new Indebtedness shall also be subordinated in right of payment to the Term Loans on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation executed in connection with the Refinanced Indebtedness and (iv) such new Indebtedness is not incurred by or guaranteed by a Person that is not the issuer or a guarantor on the Refinanced Indebtedness; provided further, that if such new Indebtedness is subordinated to the Term Loans, any guarantees of such new Indebtedness by a Loan Party shall be subordinated to such Loan Party’s Obligations or Facility Guarantee, as applicable, to at least the same extent.

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, exempted company, limited liability company, trust or other entity, or any Governmental Authority.

“Petition Date” has the meaning in the recitals hereof.

“PK Collateral” has the meaning specified in the Cash Collateral Order.

“PK Credit Facility Secured Parties” has the meaning specified in the Cash Collateral Order.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Effective Date” means the date of the substantial consummation (as defined in section 1101(2) of the Bankruptcy Code, which for purposes hereof shall be no later than the effective date) of one or more Reorganization Plans (including the Approved Reorganization) of the Debtors confirmed pursuant to an order entered by the United States Bankruptcy Court for Southern District of Texas or any other court having jurisdiction over the Cases.

“Post-Closing Aircraft Liens Perfection Date” means (i) with respect to Aircraft Collateral that is registered in Guyana, Norway, or Australia, 90 days after the Post-Closing Perfection Trigger Date, and (ii) with respect to any Aircraft Collateral that is registered in Nigeria, 180 days after the Post-Closing Perfection Trigger Date.

“Post-Closing Perfection Trigger Date” means the date that is the earlier of (i) October 15, 2019 after giving effect to any agreed upon extension thereto and (ii) the date of the failure by the Borrower to cause the satisfaction of any Reorganization Milestone.

“Prepetition Collateral” has the meaning set forth in Section 2.22(a)(iii).

“Prepetition Collateral Agent” means the Prepetition Notes Collateral Agent or the Prepetition Credit Agreement Collateral Agent, as applicable.

“Prepetition Credit Agreement” means that certain Term Loan Credit Agreement, dated as of May 10, 2019 (as amended, supplemented, restated or otherwise modified and as in effect on the date hereof), by and among Lead Borrower, Co-Borrower, certain of its subsidiaries, the lenders party thereto and Ankura Trust Company, LLC, as administrative agent and collateral agent.

“Prepetition Credit Agreement Collateral Agent” means Ankura Trust Company, LLC, in its capacity as administrative agent and collateral agent under the Prepetition Credit Agreement, and its permitted successors in such capacity as provided therein.

“Prepetition Credit Agreement Effective Date” means May 10, 2019.

“Prepetition Credit Agreement Lender” means a Lender under and as defined in the Prepetition Credit Agreement as in effect on the Effective Date.

“Prepetition Credit Agreement Secured Parties” means the Secured Parties under and as defined in the Prepetition Credit Agreement as in effect on the Effective Date.

“Prepetition Debt” mean, collectively, the Indebtedness of each Debtor outstanding and unpaid on the date on which such Person became (or becomes) a Debtor.

“Prepetition Notes Collateral Agent” means U.S. Bank National Association, in its capacity as trustee and collateral agent under the Prepetition Senior Secured Notes Indenture, and its permitted successors in such capacity as provided therein.

“Prepetition Payment” shall mean a payment on account of any Prepetition Debt.

“Prepetition Secured Debt” means any secured Indebtedness of any Debtor outstanding on the Petition Date and set forth on Schedule 7.1.

“Prepetition Senior Secured Noteholders” means the beneficial owners of the Prepetition Senior Secured Notes.

“Prepetition Senior Secured Notes” means the 8.75% Senior Secured Notes due 2023 issued under the Prepetition Senior Secured Notes Indenture.

“Prepetition Senior Secured Notes Indenture” means that certain Indenture, dated as of March 6, 2018 (as amended, supplemented, restated or otherwise modified and as in effect on the Petition Date), by and among Borrower, certain of its subsidiaries and U.S. Bank National Association, as trustee and collateral agent.

“Prepetition Unsecured Noteholders” means the beneficial owners of the Prepetition Unsecured Notes.

“Prepetition Unsecured Notes” means (i) the 6.25% Senior Notes due 2022 issued under the Prepetition Unsecured Notes Indenture and (ii) the 4.50% Convertible Senior Notes due 2023 issued under the Prepetition Unsecured Notes Indenture.

“Prepetition Unsecured Notes Indentures” means (i) that certain Third Supplemental Indenture, dated as of October 12, 2012 (as amended, supplemented, restated or otherwise modified and as in effect on the Petition Date), by and among Borrower, certain of its subsidiaries and U.S. Bank National Association, as trustee and collateral agent and (ii) that certain Sixth Supplemental Indenture, dated as of December 18, 2017 (as amended, supplemented, restated or otherwise modified and as in effect on the Petition Date), by and among Borrower, certain of its subsidiaries and U.S. Bank National Association, as trustee and collateral agent.

“Primed Liens” means the liens that are being primed as described in Section 2.22(a)(iii).

“Principal Obligations” shall have the meaning given to such term in Section 9.9.

“Pro Rata Share” shall mean with respect any Lender at any time, a percentage, the numerator of which shall be such Lender’s Term Loans at such time, and the denominator of which shall be the aggregate principal amount of all the Term Loans outstanding at such time.

“Projections” shall mean the financial projections and any forward-looking statements of the Loan Parties and their Subsidiaries furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower and its Subsidiaries prior to the Effective Date, including the most recent Semi-Annual Cash Flow Forecast.

“Prospective International Interest” shall mean a “prospective international interest” as defined in the Treaty.

“Protocol” shall mean the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted contemporaneously and as part of the Convention.

“PV of Operating Leases” shall mean the present value of the obligation of the lessee for net rental payments during the remaining term of all Operating Leases calculated using a discount rate imputed from the Borrower’s total interest expense for the most recently completed Fiscal Year, as set forth in the consolidated statement of income contained in the annual audit report of the Borrower for such Fiscal Year, less the effect of interest income and adding back capitalized interest, and the Average Debt of the Borrower as of such date.

“Real Estate” means all (to the extent not constituting Excluded Assets) Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Reorganization Milestones” means, collectively, each Case Milestone (as defined in the Restructuring Support Agreement) and as may be amended, modified or waived in accordance with the Restructuring Support Agreement.

“Reorganization Plan” means a plan of reorganization in the Cases of the Debtors.

“Required Lenders” shall mean, at any time, Lenders holding more than 66 2/3% of the aggregate outstanding Term Loans at such time; provided, such Lenders shall not constitute the Required Lenders unless such Lenders include at least one (1) Ad Hoc Secured Lender at such time; provided, further that at any time that there are two or more unaffiliated Lenders (with funds or other similar investment vehicles that are affiliates of each other being deemed to be a single Lender for purposes of this definition), Required Lenders shall include at least two unaffiliated Lenders.

“Required Mandatory Prepayment Date” shall have the meaning given to such term in Section 2.8(d).

“Required Optional Prepayment Date” shall have the meaning given to such term in Section 2.7.

“Required Secured Lenders” shall mean, at any time, Ad Hoc Secured Lenders holding more than 50% of the aggregate outstanding Term Loans held by all Ad Hoc Secured Lenders at such time.

“Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean any of the director, president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, the controller or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

“Restricted Payment” shall have the meaning given to such term in Section 7.5.

“Restructuring Support Agreement” means that certain Amended and Restated Restructuring Support Agreement, dated as of June 27, 2019 by and among Holdings, the guarantors to the Prepetition Senior Secured Notes and the Supporting Noteholders, including the exhibits, schedules and other attachments thereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms).

“S&P” shall mean S&P Global Ratings, a business of S&P Global Inc.

“Sanction” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the government of United States of America (including without limitation, OFAC or the U.S. State Department), the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanction that broadly prohibits trade or investment with that country, region or territory.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the Sanctioned Entities List maintained by the U.S. Department of State available at http://www.state.gov, or as otherwise published from time to time, (c) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (d) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (e) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, (f) any Person physically located, organized or resident in a Sanctioned Country, (g) any Person controlled by any such Person, to the extent that applicable Sanctions prohibit transactions with such controlled Person or (h) a Person named as a “Designated Person” by the Office of the Superintendent of Financial Institutions of Canada as may be published from time to time.

“SAR Addendum” means the addendum attached hereto as Schedule III.

“Section 1110 Excluded Collateral” has the meaning specified in the Cash Collateral Order.

“Secured Notes Tender Offer” means a cash tender offer by Holdings for its outstanding Prepetition Senior Secured Notes; provided, that (x) such tender shall be made at par (plus pre- and post-petition accrued interest to the settlement date on the amount purchased (the “Purchased Amount”) and any other accrued amounts with respect to the Purchased Amount, but excluding any payment of make-whole or other premiums (the amounts described in this parenthetical, the “Additional Amounts”)), (y) the principal amount of Prepetition Senior Secured Notes that shall be tendered for (and that Holdings shall accept for payment) shall be equal to $75,000,000 minus the Additional Amounts, and (z) such tender offer shall be made pursuant to a customary offer to purchase made to all Prepetition Senior Secured Noteholders through the facilities of the Depository Trust Company and held open for at least 20 Business Days with settlement promptly following the final expiration date.

“Secured Obligations” means the Obligations.

“Secured Parties” shall mean, collectively, the Administrative Agent and the Lenders, and, individually, a “Secured Party”.

“Security Agreements” means the U.S. Aircraft Security Agreement and the U.S. Security Agreement.

“Security Documents” shall mean, collectively, the U.S. Security Documents, the Foreign Security Documents, the other Aircraft Security Agreements and all other instruments and agreements now or hereafter securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, fixture filings, stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Administrative Agent and the Lenders in connection with the foregoing.

“Semi-Annual Cash Flow Forecast” means a Cash Flow Forecast for the succeeding 26 calendar weeks. As used herein, “Semi-Annual Cash Flow Forecast” shall initially refer to the 26-week projections most recently delivered under the Prepetition Credit Agreement on or prior to the Effective Date as a condition to the Effective Date hereunder which are in form and substance acceptable to the Required Lenders and, thereafter, the most recent Cash Flow Forecast that is in form and substance reasonably satisfactory to the Required Lenders delivered by the Borrower in accordance with Section 5.1(g).

“Significant Subsidiary” shall mean any Subsidiary of the Borrower that is not an Insignificant Subsidiary.

“Specified Aircraft” shall mean Aircraft 92007, Aircraft 92008, Aircraft 92009, Aircraft 92010, Aircraft 92001, and Aircraft 92006.

“Specified Aircraft Investments” shall mean Investments in a Specified Aircraft SPV that is not a Loan Party in the form of an Investment made to such Specified Aircraft SPV for the purpose of acquiring Specified Aircraft in an amount not to exceed the purchase price therefor or a contribution of the Specified Aircraft to a Specified Aircraft SPV.

“Specified Aircraft Leases” means (i) the helicopter lease contract dated 30 January 2018 between LMWL and BALL in relation to Aircraft 92007; (ii) the helicopter lease contract dated 30 January 2018 between LMWL and BALL in relation to Aircraft 92008; (iii) the helicopter lease contract dated 16 May 2018 between LMWL and BALL in relation to Aircraft 92009; and (iv) the helicopter lease contract entered into in July 2018 between LMWL and BALL in relation to Aircraft 92010.

“Specified Aircraft SPV” shall mean, one or more newly-formed indirect Subsidiaries of Holdings domiciled or incorporated (as applicable) in the United Kingdom or the Cayman Islands formed for the sole purpose of acquiring and holding the Specified Aircraft Leases and the Specified Aircraft in connection with the Specified Aircraft Transactions, has no other material assets or liabilities other than the Specified Aircraft Leases (prior to the acquisition of the applicable Specified Aircraft)or in connection with Specified Aircraft Investments and engages in no business activities other than owning Specified Aircraft and entering into leases or other agreements or arrangements which grant to the Borrower or any of its Subsidiaries the right to use Specified Aircraft in accordance with Section 7.7 and in connection with the U.K. SAR Contract.

“Specified Aircraft Transactions” shall mean, (A) the assignment from BALL to BALL SPV of the Specified Aircraft Leases and the Leonardo Aircraft Subleases; (B) the assignment from BALL to BALL SPV of the Framework Agreement, related purchase contracts, the Corrosion Settlement Agreement and related settlement agreement, to the extent relating to the Leonardo Aircraft; (C) the assumption of BALL’s obligations by BALL SPV under the foregoing agreements to the extent relating to the Leonardo Aircraft; and (D) the acquisition by BALL SPV of the Leonardo Aircraft.

“Specified Subsidiaries” shall mean each of BL Holdings B.V., Bristow U.S. Holdings LLC, Bristow Canada Holdings Inc., Bristow (UK) LLP, Bristow Holdings Company Ltd., Bristow Holdings Company Ltd. III, Bristow Cayman Ltd., BL Holdings II CV and BL Scotia LP.

“Subsidiary” shall mean, with respect to any person (the “parent”) at any time, any corporation, partnership, joint venture, limited liability company, trust, association or other at any time of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, together with any other corporation, partnership, joint venture, limited liability company, trust, association or other entity (other than, except in the context of the items set forth in the Section 5.1 herein, a SPV) the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date. Unless otherwise specified, “Subsidiary” means a Subsidiary of Holdings.

“Substitution Closing Conditions” shall mean the delivery by the Borrower or applicable Guarantor to the Administrative Agent of any supplements to existing aircraft security agreements or new aircraft security agreements, related certificates and opinions in respect thereof.

“Supermajority Lenders” shall mean, at any time, Lenders holding more than 75% of the aggregate outstanding Term Loans at such time; provided, such Lenders shall not constitute the Supermajority Lenders unless such Lenders include at least one (1) Ad Hoc Secured Lender at such time; provided, further that at any time that there are two or more unaffiliated Lenders (with funds or other similar investment vehicles that are affiliates of each other being deemed to be a single Lender for purposes of this definition), Supermajority Lenders shall include at least two unaffiliated Lenders.

“Superpriority Claims” has the meaning set forth in Section 2.22(a)(i).

“Supporting Noteholders” means, collectively, the Ad Hoc Secured Lenders and the Ad Hoc Unsecured Lenders.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (ii) the lessee will be entitled to various Tax and other benefits ordinarily available to owners (as opposed to lessees) of like property as is customary in synthetic leases.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) or assessments imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” shall have the meaning given to such term in Section 2.1.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans, expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender on the Effective Date. The amount of each Lender’s Term Loan Commitment is set forth on Schedule II. The aggregate amount of the Lenders’ Term Loan Commitments is $150,000,000.

“Term Loan Facility” shall have the meaning in the recitals hereof.

“Term Note” shall mean a promissory note of the Borrower payable to a requesting Lender in the principal amount of such Lender’s Term Loan Commitment, in substantially the form of Exhibit A.

“Trademark Security Agreement” shall mean an agreement in substantially the same form as the trademark security agreement executed in connection with the Prepetition Credit Agreement.

“Treaty” shall mean the Convention and the Protocol, together with the Regulations and Procedures for the International Registry issued by the International Civil Aviation Organization, and all other rules, amendments, supplements, modifications, and revisions thereto.

“Type”, when used in reference to a Term Loan or Borrowing, refers to whether the rate of interest on such Term Loan, or on the Term Loans comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Base Rate.

“U.K. SAR Contract” means that certain U.K. Search & Rescue Helicopter Service Contract, dated as of March 26, 2013 by and between the Secretary of State for Transport acting through the Department for Transport, with principal office at Great Minister House,

33 Horseferry Road, London SW1P 4DR and Bristow Helicopters Ltd, company registration no. 551102 with registered office at Redhill Aerodrome, Redhill, Surrey RH2 5JZ (as amended, supplemented or otherwise modified from time to time).

“U.S. Aircraft Security Agreement” mean an Aircraft Security Agreement granting the Administrative Agent a lien over any Aircraft Collateral registered in the United States.

“U.S. Security Agreement” means an agreement, substantially in the form of the First Lien Security Agreement, executed by the parties thereto in favor of the Administrative Agent and securing the Secured Obligations, subject (with respect to certain Collateral as provided therein) to the Liens created by the First Lien Security Agreement.

“U.S. Security Documents” shall mean, collectively, the Security Agreements and all other instruments and agreements now or hereafter securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, fixture filings, stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any non-Debtor Loan Party organized in the United States to the Administrative Agent and the Lenders in connection with the foregoing.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Variance Report” shall have the meaning set forth in Section 5.1(f).

“Waivable Mandatory Prepayment” shall have the meaning given to such term in Section 2.8.

“Waivable Optional Prepayment” shall have the meaning given to such term in Section 2.7.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Domestic Subsidiary” shall mean each Domestic Subsidiary of the Borrower or any other Domestic Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Borrower directly or indirectly through other Persons all of whose Capital Stock (other than director’s qualifying shares) is at the time owned, directly or indirectly by the Borrower.

“Wholly Owned Subsidiary” shall mean each Subsidiary of a Loan Party or any other Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by a Loan Party directly or indirectly through other Persons all of whose Capital Stock (other than directors’ qualifying shares) is at the time owned, directly or indirectly by a Loan Party.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2. Classifications of Term Loans and Borrowings. For purposes of this Agreement, Term Loans may be classified and referred to by Type (e.g., a “Eurodollar Rate Loan” or “Base Rate Loan”). Borrowings also may be classified and referred to by Type (e.g., “Eurodollar Rate Borrowing” or “Base Rate Borrowing”).

Section 1.3. Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein. Notwithstanding anything to the contrary herein, the classification or accounting hereunder of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, shall not be affected by modifications to accounting standards described in FASB ASC Topic 842 or any related or similar guidance.

Section 1.4. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this

Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated, (vi) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws) and (vii) any term defined in the SAR Addendum and not otherwise defined in this Agreement shall have the meaning ascribed to it in the SAR Addendum.

Section 1.5. Dutch Terms. In this Agreement, where it relates to a Dutch person or the context so requires, a reference to:

(a) a “security interest” or “security” or “lien” includes any mortgage (hypotheek), pledge (pandrecht), financial collateral agreement (financiëlezekerheidsovereenkomst), privilege (voorrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);

(b) a “bankruptcy” or “dissolution” includes declared bankrupt (failliet verklaard), dissolved (ontbonden);

(c) a “moratorium” includes surseance van betaling and “a moratorium is declared” includes surseance verleend;

(d) a “receiver” or “trustee” includes a curator;

(e) an “administrator” (in the context of a moratorium, suspension of payments or other insolvency or bankruptcy proceedings) includes a bewindvoerder;

(f) an “attachment” includes a beslag;

(g) “willful misconduct” means opzet;

(h) “negligence” means schuld;

(i) “gross negligence” means grove schuld;

(j) “the Netherlands” means the European part of the Kingdom of the Netherlands and “Dutch” means in or of the Netherlands;

(k) “bylaws” or “organizational documents” means the deed of incorporation (akte van oprichting), articles of association (statuten), and an up-to-date extract of the Trade Register of the Netherlands Chamber of Commerce relating to the Netherlands Loan Party; and

(l) a “necessary action to authorise” includes, without limitation: any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden).

ARTICLE II

AMOUNT AND TERMS OF THE TERM LOAN COMMITMENTS

Section 2.1. Term Loan Commitments. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a term loan in Dollars (each, a “Term Loan”) to the Borrowers on the Effective Date, and the Borrowers agree to borrow, in an aggregate principal amount not exceeding such Lender’s Term Loan Commitment. The Term Loan Commitments shall be funded in full on the Effective Date and shall terminate on the Effective Date immediately after giving effect to such Borrowings. The Term Loans may be, from time to time, Base Rate Loans or Eurodollar Rate Loans or a combination thereof. Amounts repaid or prepaid in respect of the Term Loans may not be reborrowed.

Section 2.2. Requests for Term Loans. To request a Borrowing on the Effective Date, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of such Borrowing substantially in the form of Exhibit E (a “Notice of Term Loan Borrowing”) prior to 10:00 a.m. (New York, New York time) at least two (2) Business Days prior to the requested date of such Borrowing. Each Notice of Term Loan Borrowing shall be irrevocable (subject to the occurrence of the Effective Date) and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of Term Loans comprising such Borrowing and (iv) in the case of a Eurodollar Rate Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). The aggregate principal amount of each Eurodollar Rate Borrowing shall be not less than $1,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided, that Base Rate Loans made pursuant to Section 2.9 may be made in lesser amounts as provided therein. At no time shall there be more than three Eurodollar Rate Borrowings outstanding.

Section 2.3. Funding of Borrowings. (a) Each Lender will make available each Term Loan to be made by it (net, with respect to any Lender other than a Backstop Defaulted Lender, of a fee equal to 2.00% of its Term Loan Commitment as of the Effective Date (provided, that such fee shall be reduced, without duplication, dollar-for-dollar with respect to any Lender by the amount of any commitment fee previously paid to such Lender or any predecessor of such Lender if such Lender was an assignee of the commitments under the Original DIP Commitment Letter who became party to such document after the Prepetition Credit Agreement Effective Date, as applicable, in accordance with the Original DIP Commitment Letter)) on the proposed date thereof by wire transfer in immediately available funds by 4:00 p.m. (New York, New York time) to the Administrative Agent at the Payment Office. The Administrative Agent will promptly transfer such funds to the DIP Loan Proceeds Disbursement Account.

(b) Unless the Administrative Agent shall have been notified by any Lender prior to (i) 5:00 p.m. (New York, New York time) on the Business Day on which such Lender is to participate in a Base Rate Borrowing or (ii) 5:00 p.m. (New York, New York time) one (1) Business Day prior to the date on which such Lender is to participate in a Eurodollar Rate Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate until the second Business Day after such demand and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(c) All Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Term Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Term Loans hereunder.

(d) Either Borrower may request, from time to time, by delivery to the Administrative Agent and the Escrow Agent, with a copy to each of the Lenders, in each case by e-mail or facsimile, of a DIP Loan Proceeds Withdrawal Request prior to 10:00 a.m. (New York, New York time) at least one (1) business day prior to the date of the disbursement specified therein executed by a Responsible Officer of such Borrower and Depositor Representative (as defined in the Escrow Agreement), directing, and requesting the Administrative Agent to direct, the Escrow Agent to disburse funds held in the DIP Loan Proceeds Disbursement Account, to be used (a) to fund the Secured Notes Tender Offer and to pay related fees and expenses (excluding any payment of make-whole or other premiums) or (b) for purposes in accordance with the Semi-Annual Cash Flow Forecast most recently delivered to the Administrative Agent (subject to permitted variances) in accordance with the DIP Order, and the Administrative Agent shall direct the Escrow Agent to disburse such funds on the requested date of disbursement as set forth in the applicable DIP Loan Proceeds Withdrawal Request and in accordance with the foregoing. Each such DIP Loan Proceeds Withdrawal Request shall (i) specify (A) the amount to be withdrawn, (B) account information for the account to which such funds shall be transferred (which, for the avoidance of doubt, may be an account of Holdings or any Subsidiary) and (C) the proposed uses of such funds in reasonable detail and (ii) certify that (x) the proposed uses of such funds are in accordance with the Semi-Annual Cash Flow Forecast and the DIP Order or are being used to fund the Secured Notes Tender Offer and to pay related fees and expenses (excluding any payment of make-whole or other premiums) and (y) no Default or Event of Default has occurred and is continuing or would result from such withdrawal or use of such funds. Any amounts remaining in the DIP Loan Proceeds Disbursement Account on the Maturity Date shall be applied in accordance with Section 8.2. For the avoidance of doubt, none of the Loan Parties shall have (and each Loan Party hereby affirmatively waives) any right to withdraw, claim or assert any property interest in any funds on deposit in the DIP Loan Proceeds Disbursement Account upon the occurrence and continuance of any Default or Event of Default, other than the property interest described in Section 8.2(a)(vii).

Section 2.4. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Term Loan Borrowing, and in the case of a Eurodollar Rate Borrowing, shall have an initial Interest Period as specified in such Notice of Term Loan Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurodollar Rate Borrowing, may elect successive Interest Periods therefor, all as provided in this Section 2.4. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Term Loans comprising such Borrowing, and the Term Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.4, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing), substantially in the form of Exhibit F attached hereto (a “Notice of Conversion/Continuation”), of each Borrowing that is to be converted or continued, as the case may be, (x) in the case of a conversion into a Base Rate Borrowing, prior to 12:00 noon (New York, New York time) on the same Business Day of the requested date of conversion and (y) in the case of a continuation of or conversion into a Eurodollar Rate Borrowing, prior to 12:00 noon (New York, New York time) three (3) Business Days prior to the requested date of continuation or conversion. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Rate Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Rate Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a Eurodollar Rate Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Rate Borrowings and Base Rate Borrowings set forth in Section 2.2.

(c) If, on the expiration of any Interest Period in respect of any Eurodollar Rate Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Rate Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Rate Loans shall be permitted except on the last day of the Interest Period in respect thereof.

(d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

Section 2.5. Repayment of Term Loans. Subject to Section 2.10(c), the outstanding principal amount of all Term Loans shall be due and payable in full (together with accrued and unpaid interest thereon), in immediately available funds, on the Maturity Date; provided, that such payment on the Approved Plan Effective Date shall be made in accordance with Section 2.20.

Section 2.6. Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Term Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Term Loan Commitment of each Lender, (ii) the amount of each Term Loan made hereunder by each Lender, the Type thereof and the Interest Period, if any, applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.4, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.4, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Term Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Term Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Term Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

(b) At the request of any Lender at any time, the Borrower agrees that it will execute and deliver to such Lender a Term Note, payable to such Lender.

Section 2.7. Optional Prepayments. Subject to the provisions of this Section 2.7 in respect of the Waivable Optional Prepayments as set forth below and Section 2.10(c), the Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any Eurodollar Rate Borrowing, 12:00 noon (New York, New York time) not less than three (3) Business Days prior to any such prepayment and (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one (1) Business Day prior to the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or any incurrence or issuance of debt or equity or the occurrence of any other transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (it being understood that the Borrower shall be required to pay any amounts required pursuant to Section 2.14 in any such event). Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.9; provided, that (x) if a Eurodollar Rate Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.14 and (y) all such prepayments shall be accompanied by any applicable fees in accordance with Section 2.10(b). Each partial prepayment of any Term Loan shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type pursuant to Section 2.2. Each prepayment of a Borrowing shall be applied ratably to the Term Loans comprising such Borrowing. Anything contained herein to the contrary notwithstanding, in the event Borrower elects to make a prepayment pursuant to this Section 2.7 (each such prepayment, a “Waivable Optional Prepayment”) of the Term Loans, not less than five Business Days prior to the date (the “Required Optional Prepayment Date”) on which Borrower is intending to make such Waivable Optional Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Backstop Commitment Lender holding an outstanding Term Loan of the amount of such Backstop Commitment Lender’s Pro Rata Share of such Waivable Optional Prepayment and such Backstop Commitment Lender’s option to refuse such amount. Each such

Backstop Commitment Lender may exercise such option to waive its Pro Rata Share of the Waivable Optional Prepayment by giving written notice to Borrower and Administrative Agent of its election to do so on or before the Business Day prior to the Required Optional Prepayment Date (it being understood that any Backstop Commitment Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the Business Day prior to the Required Optional Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Optional Prepayment Date, Borrower shall pay to Administrative Agent the amount of the Waivable Optional Prepayment, which amount shall be applied in an amount equal to that portion of the Waivable Optional Prepayment payable to those Lenders that have not elected to exercise such option to decline, to prepay the Term Loans of such Lenders, on a pro rata basis with the Borrower retaining an amount equal to that portion of the Waivable Optional Prepayment otherwise payable to those Backstop Commitment Lenders that have elected to exercise such option with respect to any prepayment pursuant to this Section 2.7 and such amounts shall only be applied in accordance with the Semi-Annual Cash Flow Forecast most recently delivered to the Administrative Agent (subject to permitted variances) in accordance with the DIP Order.

Section 2.8. Mandatory Prepayments. (a)(i) The Borrower shall use 100% of the Net Proceeds of any sale or disposition of any asset by the Borrower or any Subsidiary (other than any Permitted Asset Sale) whether effected pursuant to a Division or otherwise or of any Casualty, within five (5) Business Days of receipt thereof to make a prepayment of the Term Loans; provided that, prior to the payoff in full of the Obligations (as defined in the Prepetition Credit Agreement as in effect on the Effective Date) (i) 100% of the Net Proceeds of any sale or disposition of any Junior Priority Collateral shall be applied to prepay the Term Loans (as defined in the Prepetition Credit Agreement as in effect on the Effective Date) and (ii) 100% of the Net Proceeds of any sale or disposition of any assets other than Collateral shall be applied to make a prepayment of the Term Loans and Term Loans (as defined in the Prepetition Credit Agreement as in effect on the Effective Date) on a ratable basis. In the event of a Casualty (other than a Casualty described in clause (c) of the definition thereof) of Collateral or of any Specified Aircraft (other than Junior Priority Collateral until the payoff in full of the Prepetition Secured Debt secured by a first priority lien on such Junior Priority Collateral), the Loan Parties (x) shall cause the Net Proceeds to be delivered to the Administrative Agent as loss payee, and (y) in lieu of making a prepayment under this Section 2.8(a)(i) with respect to such Casualty, may substitute Collateral (of the same or better lien priority and perfection) of equal or greater aggregate value as determined by a methodology mutually agreeable to the Borrower and the Administrative Agent, provided that tangible assets will be replaced with tangible assets and intangible assets will be replaced with intangible assets, within 90 days (or within a period of 90 days thereafter if by the end of such initial 90-day period the Borrower shall have entered into an agreement with a third party to acquire such tangible or intangible assets) of such Casualty. If at the end of any such 90-day period (or within a period of 90 days thereafter if by the end of such initial 90-day period the Borrower shall have entered into an agreement with a third party to acquire such tangible or intangible assets), any Net Proceeds from a Casualty of any Collateral or of Specified Aircraft (other than Junior Priority Collateral until the payoff in full of the Prepetition Secured Debt secured by a first priority lien on such Junior Priority Collateral) have not been used for prepayment or substitute Collateral provided pursuant to this Section 2.8.(a)(i), then such Net Proceeds shall be applied to make a partial prepayment of the Term Loans. Upon such a substitution of Collateral and provided no Event of Default has occurred and is continuing, the Administrative Agent shall promptly deliver to the Borrower or such Loan Party the amount of such Net Proceeds received by the Administrative Agent with respect to such Collateral or Specified Aircraft (other than Junior Priority Collateral until the payoff in full of the Prepetition Secured Debt secured by a first priority lien on such Junior Priority Collateral) relating to such Casualty. Any such prepayment on account of the Term Loans made under this Section 2.8(a)(i) shall be applied in accordance with paragraph (c) below, and shall be subject to Section 2.10(c).

(ii) [Intentionally omitted].

(iii) [Intentionally omitted].

(iv) Subject to Section 2.10(c), the Borrower shall prepay the Term Loans on a pro rata basis, in an amount equal to 100% of the aggregate Net Proceeds of any incurrence of any Indebtedness, other than Indebtedness permitted under Section 7.1.

(v) [Intentionally omitted.]

(b) [Intentionally omitted.]

(c) Any prepayments made by the Borrower pursuant to Section 2.8(a) above with respect to the Term Loans shall be applied as follows: first, to Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all other fees and reimbursable expenses of the Lenders, if any, then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders based on their respective Pro Rata Shares of such fees and expenses; third, to interest then due and payable on the Term Loans, pro rata to the applicable electing Lenders based on their respective outstanding Term Loans; and fourth, to the principal of the Term Loans held by the applicable electing Lenders, until the same shall have been paid in full.

(d) Anything contained herein to the contrary notwithstanding, in the event Borrower is required to make any mandatory prepayment pursuant to this Section 2.8 (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than five (5) Business Days prior to the date (the “Required Mandatory Prepayment Date”) on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Backstop Commitment Lender holding an outstanding Term Loan of the amount of such Backstop Commitment Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Backstop Commitment Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so on or before the Business Day prior to the Required Mandatory Prepayment Date (it being understood that any Backstop Commitment Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the Business Day prior to the Required Mandatory Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Mandatory Prepayment Date, Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have not elected to exercise such option to decline, to prepay the Term Loans of such Lenders, on a pro rata basis with the Borrower retaining an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Backstop Commitment Lenders that have elected to exercise such option with respect to any mandatory prepayment pursuant to this Section 2.8 and such amounts shall only be applied in accordance with the Semi-Annual Cash Flow Forecast most recently delivered to the Administrative Agent (subject to permitted variances) in accordance with the DIP Order.

Section 2.9. Interest on Term Loans. (a) The Borrower shall pay interest (i) on each Base Rate Loan at the Base Rate in effect from time to time, and (ii) on each Eurodollar Rate Loan at the Eurodollar Rate for the applicable Interest Period in effect for such Eurodollar Rate Loan, plus, in each case, the Applicable Margin in effect from time to time.

(b) If any payment due by the Borrower under this Agreement or the other Loan Documents is not made when due (without regard to any applicable grace period), whether at stated maturity, by acceleration or otherwise, such owed amount shall automatically bear interest at the Default Interest rate (as provided in the immediately succeeding sentence) without further action by the Administrative Agent or the Lenders. In addition, while an Event of Default exists, the Borrower shall pay interest (“Default Interest”) with respect to all Eurodollar Rate Loans at the rate otherwise applicable for the then-current Interest Period, plus an additional 2% per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Term Loans), at the rate in effect for Base Rate Loans, plus an additional 2% per annum.

(c) Interest on the principal amount of all Term Loans shall accrue from and including the date such Term Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable monthly in arrears on the last day of each month and on the Maturity Date. Interest on all outstanding Eurodollar Rate Loans shall be payable on the last day of each month, and on the Maturity Date. Interest on any Term Loan which is converted into a Term Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

(d) If, with respect to any Eurodollar Rate Loans, the Required Lenders notify the Administrative Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Term Loans as a part of such Borrowing during its Interest Period or (ii) the Eurodollar Rate for any Interest Period for such Term Loans will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (A) the Borrower will, on the last day of the then existing Interest Period therefor, either (x) prepay such Term Loans or (y) convert such Term Loans into Base Rate Loans and (B) the obligations of the Lenders to make, or to convert Term Loans into, Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

(e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Loans in accordance with the provisions contained in the definition of “Interest Period”, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Term Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Base Rate Loans.

(f) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Loans comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the minimum borrowing amounts allowed for in Section 2.2, such Term Loans shall automatically convert into Base Rate Loans.

(g) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, be converted into Base Rate Loans and (ii) the obligation of the Lenders to make, or to convert Term Loans into, Eurodollar Rate Loans shall be suspended.

Section 2.10. Fees. The Borrower shall pay (a) to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent, (b) to the Administrative Agent for the account of the Lenders (other than any Backstop Defaulted Lender), a fee equal to 1.00% of the aggregate principal amount of any outstanding Term Loans of any Lender (other than any Backstop Defaulted Lenders) repaid or prepaid (including in accordance with Section 2.5, Section 2.7 or Section 2.8(a)) or that remain outstanding on the Maturity Date, and such fee shall be due and payable on each repayment or prepayment date on the portion of such Term Loans of each such Lender so repaid or prepaid or on the Maturity Date, as applicable, and (c) to the Administrative Agent for the account of the Lenders (other than Backstop Defaulted Lenders) that execute the Backstop Commitment Agreement, the Equitization Consent Fee in accordance with the Restructuring Support Agreement, and such fee shall be fully earned upon the DIP Order Entry Date and due and payable upon the earlier of the Maturity Date and the termination of the Restructuring Support Agreement; provided, that if the maturity of the Term Loans is accelerated pursuant to Section 8.1 prior to Approved Plan Effective Date, the Equitization Consent Fee shall be payable in cash in an amount equal to 5.00% of the aggregate principal amount of any outstanding Term Loans at such time and due and payable in cash within three (3) Business Days following such acceleration; provided, however, that no Lender shall be entitled to an Equitization Consent Fee if the Restructuring Support Agreement is terminated due to a failure of the Supporting Noteholders to execute the Backstop Commitment Agreement with respect to 100% of the Backstop Commitments (as defined in the Restructuring Support Agreement) of such Supporting Noteholders; provided, further, that no Equitization Consent Fee shall be due to any Backstop Defaulted Lender.

Section 2.11. Computation of Interest and Fees. All computations of interest and fees hereunder shall be made on the basis of a year of 365 days (or 366 days in a leap year), except that interest on Eurodollar Rate Loans and amounts determined by reference to the Federal Funds Rate shall be calculated on the basis of a 360-day year, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day) during the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.12. Illegality. (a) If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Rate Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Rate Loans, or to continue or convert outstanding Term Loans as or into Eurodollar Rate Loans, shall be suspended. In the case of the making of a Eurodollar Rate Borrowing, such Lender’s Term Loan shall be made as a Base Rate Loan as part of the same Borrowing for the same Interest Period and if the affected Eurodollar Rate Loan is then outstanding, such Term Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Rate Loan if such Lender may lawfully continue to maintain such Eurodollar Rate Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Rate

Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

Section 2.13. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Eurodollar Rate); or

(ii) impose on any Lender or the eurodollar interbank market any other condition (other than Taxes) affecting this Agreement or any Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Rate Loan or to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand (specifying the basis therefor and the computation with respect thereto) by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender within ten (10) Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender shall have reasonably determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital (or on the capital of such Lender’s parent corporation) as a consequence of its obligations hereunder to a level below that which such Lender or such Lender’s parent corporation could have achieved but for such Change in Law (taking into consideration such Lender’s policies or the policies of such Lender’s parent corporation with respect to capital adequacy) then, from time to time, within ten (10) Business Days after receipt by the Borrower of written notice from and demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Lender’s parent corporation for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender’s parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section 2.13 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be prima facie evidence of the correctness thereof.

(d) If any Lender makes such a claim for compensation under this Section, it shall provide to the Borrower a certificate executed by an officer of such Person setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) no later than nine months after the event giving rise to the claim for compensation. In any event, the Borrower shall not have any obligation to pay any amount with respect to claims accruing more than nine months prior to such written demand (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.14. Funding Indemnity. In the event of (a) the payment of any principal of a Eurodollar Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Rate Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within ten (10) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. Such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Rate Loan if such event had not occurred at the Eurodollar Rate applicable to such Eurodollar Rate Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Rate Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Rate Loan for the same period if the Eurodollar Rate were set on the date such Eurodollar Rate Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Rate Loan. If any Lender makes such a claim for compensation under this Section, it shall provide to the Borrower a certificate executed by an officer of such Person setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) no later than one hundred and twenty (120) days after the event giving rise to the claim for compensation. In any event, the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the 120th day preceding such written demand.

Section 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Taxes; provided, that if the Borrower shall be required by applicable law to deduct any Taxes from such payments, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the Administrative Agent or any Lender (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed or asserted by a Governmental Authority and payable or paid by, or required to be withheld or deducted from a payment to, the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental

Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority under this Section 2.15, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will, to the extent it is legally entitled to do so, deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased), as appropriate, two (2) duly completed copies of (i) Internal Revenue Service Form W-8ECI, or any successor form thereto, certifying that the payments received from the Borrower hereunder are effectively connected with such Foreign Lender’s conduct of a trade or business in the United States; or (ii) Internal Revenue Service Form W-8BEN or W-8BEN-E, or any successor form thereto, certifying that such Foreign Lender is entitled to benefits under an income Tax treaty to which the United States is a party which reduces the rate of withholding Tax (A) on payments of interest or (B) with respect to any other applicable payments, pursuant to the “business profits” or “other income” article of such Tax treaty; or (iii) Internal Revenue Service Form W-8BEN or W-8BEN-E, or any successor form prescribed by the Internal Revenue Service, together with a certificate (A) to the effect that the payment to the Foreign Lender qualifies as “portfolio interest” exempt from U.S. withholding Tax under Code section 871(h) or 881(c), and (B) stating that (1) the Foreign Lender is not a bank for purposes of Code section 881(c)(3)(A), or the obligation of the Borrower hereunder is not, with respect to such Foreign Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that section; (2) the Foreign Lender is not a 10% shareholder of the Borrower within the meaning of Code section 871(h)(3) or 881(c)(3)(B); and (3) the Foreign Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Code section 881(c)(3)(C); or (iv) such other Internal Revenue Service forms as may be applicable to the Foreign Lender, including Forms W-8 IMY or W-8 EXP. Each such Foreign Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each such Foreign Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the Internal Revenue Service for such purpose). If any Lender or the Administrative Agent becomes aware that it has received a refund of any Indemnified Tax or any Other Tax with respect to which the Borrower has paid any amount pursuant to this Section 2.15, such Lender or the Administrative Agent shall pay the amount of such refund (but only to the extent of indemnity payments made or amounts by which payments have been grossed up under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender or the Administrative Agent and without interest (other than any interest received from the relevant Governmental Authority with respect thereto), to the Borrower within fifteen (15) days after receipt thereof. The Borrower, upon the request of such Lender or the Administrative Agent, shall repay the amount paid over to the Borrower pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph the payment of which would place such Lender or the Administrative Agent in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. A Lender or the Administrative Agent shall provide, at the sole cost and expense of the Borrower, such assistance as the Borrower may reasonably request in order to obtain such a refund; provided, however, that neither the Administrative Agent nor any Lender shall in any event be required to make available its Tax returns or disclose any information to the Borrower with respect to the overall Tax position of the Administrative Agent or such Lender.

(f) If a payment made to a Lender (including, solely for purposes of Section 2.15(e), Section 2.15(g) and this Section 2.15(f), the Administrative Agent) under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the Effective Date.

(g) Any Lender that is a United States person under Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax. Each Lender agrees that if any form or certification it previously delivered pursuant to Section 2.15(e), (f) or (g) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) For purposes of this Section 2.15, the term “applicable law” includes FATCA.

(i) Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Sections 2.13, 2.14 and 2.15, or otherwise) at the Payment Office prior to 1:00 p.m. (New York, New York time) on the date when due, in immediately available funds, free and clear of any defenses, rights of setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Persons ratably among the Persons entitled thereto promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.

(b) All payments of Obligations shall be made in Dollars.

(c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, and other amounts not required to be applied in another manner ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans or fees that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans and accrued interest thereon or fees than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.3(a), 2.16(d) or 10.3(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.17. Mitigation of Obligations. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.13 or Section 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.18. Inability to Determine Interest Rate. Subject to Section 2.19 below, if prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Required Lenders in that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Term Loans during such Interest Period, the Administrative Agent shall give telecopy or other written notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. Upon its receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans and (x) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Term Loans that were to have been converted on the first day of such Interest Period to Eurodollar Rate Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Rate Loans shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall the Borrower have the right to convert Term Loans to Eurodollar Rate Loans.

Section 2.19. Successor Eurodollar Rate. If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.18 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.18 have not arisen but the supervisor for the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days after the Administrative Agent shall have posted such proposed amendment to all Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 2.20. Equity Conversion. On the Approved Plan Effective Date, the Term Loans outstanding at such time shall be converted into the equity of Holdings or a parent directly owning 100% of the equity of Holdings, in each case, based on the Equity Rights Offering Value (as defined in the Restructuring Support Agreement).

Section 2.21. Co-Borrowers.

(a) Each of the Lead Borrower and the Co-Borrower accepts joint and several liability hereunder in consideration of the financial accommodation provided or to be provided by the Administrative Agent and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Lead Borrower and the Co-Borrower and in consideration of the undertakings of the Lead Borrower and the Co-Borrower to accept joint and several liability for the obligations of each other.

(b) Each of the Lead Borrower and the Co-Borrower shall be jointly and severally liable for the Obligations. Each of the Lead Borrower’s and the Co-Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Term Loans made to the Lead Borrower hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each of the Lead Borrower and the Co-Borrower.

(c) Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent and the Lenders may proceed directly and at once, without notice, against either the Lead Borrower or the Co-Borrower to collect and recover the full amount, or any portion of, the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each of the Lead Borrower and the Co-Borrower waives, to the maximum extent permitted by law, all suretyship defenses and consents and agrees that the Administrative Agent and the Lenders shall be under no obligation to marshal any assets in favor of either the Lead Borrower or the Co-Borrower or against or in payment of any or all of the Obligations.

(d) Each representation and warranty made on behalf of the Co-Borrower by the Lead Borrower shall be deemed for all purposes to have been made by the Co-Borrower and shall be binding upon and enforceable against the Co-Borrower to the same extent as if the same had been made directly by the Co-Borrower.

(e) Any reference to the “Borrower” in this Agreement and in any other Loan Document means the Lead Borrower, individually, or the Lead Borrower and the Co-Borrower collectively, as the context may require; provided that (i) any reference in this Agreement and in any other Loan Document to the “Borrower and its Subsidiaries” (or phrases of like nature) shall be deemed to refer to the “Lead Borrower and its Subsidiaries” (as applicable and modified as necessary as the context requires), (ii) any reference in this Agreement and in any other Loan Document to the fiscal year or any fiscal quarter of the Borrower shall be deemed to refer to the fiscal year or the applicable fiscal quarter of the Lead Borrower and (iii) unless the context requires otherwise, any reference in this Agreement and in any other Loan Document to financial statements of the Borrower shall be deemed to refer to financial statements of the Lead Borrower.

(f) For all purposes of this Agreement, the Co-Borrower hereby (i) authorizes the Lead Borrower to make such requests, give such notices or furnish such certificates to the Administrative Agent or the Lenders as may be required or permitted by this Agreement for the benefit of the Lead Borrower and the Co-Borrower and to give any consents on behalf of the Co-Borrower required by this Agreement and (ii) authorizes the Administrative Agent to treat such requests, notices, certificates or consents made, given or furnished by the Lead Borrower as having been made, given or furnished by the Lead Borrower and the Co-Borrower for purposes of this Agreement. Unless otherwise agreed to by the Administrative Agent or specified in this Agreement, the Lead Borrower shall be the only Person entitled to make, give or furnish such requests, notices, certificates or requests directly to the Administrative Agent or the Lenders for purposes of this Agreement. The Co-Borrower agrees to be bound by all such requests, notices, certificates and consents and other such actions by the Lead Borrower. In each case, the Administrative Agent and the Lenders shall be entitled to rely upon all such requests, notices, certificates and consents made, given or furnished by the Lead Borrower pursuant to the provisions of this Agreement or any other Loan Document as being made or furnished on behalf of, and with the effect of irrevocably binding, the Lead Borrower and the Co-Borrower.

Section 2.22. Priority and Liens; No Discharge.

(a) Each of the Loan Parties that is a Debtor hereby covenants, represents, warrants and agrees that upon the execution of this Agreement and entry of the DIP Order, the obligations hereunder and under the Loan Documents shall, subject to the Carve Out, at all times:

(i) pursuant to Section 364(c)(1) of the Bankruptcy Code, be entitled to joint and several superpriority administrative expense claim status in the Cases with priority over any and all claims against the Loan Parties other than any superpriority administrative expense claims which are pari passu (the “Superpriority Claims”);

(ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, be secured by a valid, binding, continuing, enforceable, fully-perfected first priority Lien on all Collateral of the Debtors not subject to valid, perfected and non-avoidable Liens, excluding claims and causes of action under sections 502(d), 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code (collectively, “Avoidance Actions”), but, including the DIP Loan Proceeds Disbursement Account (and amounts held therein) and, subject to and effective upon entry of the DIP Order, any proceeds of Avoidance Actions.

(iii) pursuant to section 364(d)(1) of the Bankruptcy Code, be secured by a valid, binding, continuing, enforceable, fully-perfected first priority senior priming security interest in and Lien on all Collateral of the Debtors of the same nature, scope and type as the collateral of the Debtors purportedly securing amounts outstanding under the Prepetition Credit Agreement or the Prepetition Senior Secured Notes (such collateral, the “Prepetition Collateral”). Such security interests and Liens shall be senior in all respects to the security interests and Liens (other than Liens on the Junior Priority Collateral securing the Prepetition Credit Agreement) of the secured parties under the Prepetition Credit Agreement or the Prepetition Senior Secured Notes, as applicable, in each case arising from their respective current and future Liens. Any Liens that are being primed pursuant to this clause (iii) are referred to as the “Primed Liens”; and

(iv) pursuant to Section 364(c)(3) of the Bankruptcy Code, be secured by a valid, binding, continuing, enforceable, fully-perfected junior Lien on all Collateral (but not property subject to the existing security interests of the BULL Lombard Credit Facility Secured Parties) that is subject to (a) valid, perfected and non-avoidable Liens in existence at the time of the commencement of the Cases including Liens with respect to the Existing Financings (other than (A) the Primed Liens, (B) Liens with respect to the BULL Lombard Collateral, (C) the Section 1110 Excluded Collateral, or (D) the PK Collateral solely to the extent that the PK Credit Agreement and applicable law would permit the PK Credit Facility Secured Parties to exercise remedies as a result of such grant and, in each of the foregoing sub-sections (C) and (D), unless such Liens are otherwise permitted in accordance with the DIP Order) or (b) valid Liens (other than Primed Liens) in existence at the time of the commencement of the Cases that are perfected subsequent to such commencement as permitted by section 546(b) of the Bankruptcy Code;

(b)

(i) Each Loan Party that is a Debtor hereby confirms and acknowledges that, pursuant to the DIP Order, the Liens in favor of the Administrative Agent on behalf of and for the benefit of the Secured Parties in all of the Debtors’ Collateral, which includes, without limitation, all of such Debtor’s Real Estate, now existing or hereafter acquired, shall be created and perfected without the recordation or filing in any land records or filing offices of any mortgage, assignment or similar instrument; provided, the foregoing shall not apply with respect to matters not governed by Requirements of Law of the United States.

(ii) Further to Section 2.22(b)(i) and the DIP Order, subject to Section 2.22(b)(v) below, to secure the full and timely payment and performance of the Secured Obligations, each Loan Party that is a Debtor hereby MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to the Administrative Agent, for the ratable benefit of the Secured Parties, all or any Real Estate (which, for the avoidance of doubt, shall include all of such Debtor’s right, title and interest now or hereafter acquired in and to (a) all improvements now owned or hereafter acquired by such Debtor, (b) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by such Debtor and now or hereafter attached to, installed in or used in connection with the Real Estate, and all utilities whether or not situated in easements, and all equipment, inventory and other goods in which such Debtor now has or hereafter acquires any rights or any power to transfer rights and that are or are to become fixtures (as defined in the UCC) related to the Real Estate, (c) all goods, accounts, inventory, general intangibles, instruments, documents, contract rights and chattel paper, (d) all reserves, escrows or impounds and all deposit accounts maintained by such Debtor with respect to the Real Estate, (e) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Real Estate, together with all related security and other deposits, (f) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Real Estate, (g) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Real Estate, (h) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (i) all property Tax refunds payable with respect to the Real Estate, (j) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (k) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by such Debtor as an insured party, and (l) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made to any Debtor by any governmental authority pertaining to any condemnation or other taking (or any purchase in lieu thereof), TO HAVE AND TO HOLD to the Administrative Agent, and such Debtor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to such property, assets and interests unto the Administrative Agent.)

(iii) With the exception of any security interests arising under the Cayman Security Documents in respect of non-U.S. situs assets, each of the Loan Parties that is a Debtor acknowledges and agrees that all of the Liens described in this Section 2.22 (x) granted by such Loan Parties shall be effective and perfected upon entry of the DIP Order, as applicable, without the necessity of the execution, recordation of filings by any Debtor of mortgages, security agreements, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the Administrative Agent of, or over, any Collateral, as set forth in the DIP Order and (y) for the avoidance of doubt, shall in no way limit the Liens and security interests granted by any Loan Party pursuant to the Security Documents and the DIP Order; provided, however, notwithstanding anything to the contrary contained herein but subject to Section 5.11(e) hereof, the Administrative Agent (at the direction of the Majority Lenders) may elect to take any further (or cause the Loan Parties to take any further) reasonable actions to grant, attach or perfect any Lien securing the Obligations as it may elect.

(iv) Notwithstanding anything to the contrary herein, except as set forth in the DIP Order, in no event shall the Collateral of the Debtors include (A) if and to the extent invoked pursuant to the DIP Order, proceeds in an amount equal to the Carve Out (provided that Collateral shall include residual interest in the Carve Out), (B) any other property specifically excluded pursuant to the DIP Order, and (C) any “building” or “mobile home” (each as defined in Regulation H as promulgated by the Federal Reserve Board under the Flood Insurance Laws) presently or hereafter located on any land comprising part of any Real Estate located in the United States until the Administrative Agent has received the Flood Documentation in form and substance reasonably satisfactory to the Administrative Agent.

(v) Each of the Loan Parties agrees that (i) its obligations under the Loan Documents shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Loan Parties, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby irrevocably waives any such discharge) and (ii) the Superpriority Claim granted to the Administrative Agent and the Lenders pursuant to the DIP Order and the Liens granted to the Administrative Agent and the Lenders pursuant to the DIP Order shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

For the avoidance of doubt, each of the Loan Parties and the Lenders agree that upon the occurrence of a Termination Event (as defined in the DIP Order) the consents set forth in paragraph E(iv) thereof and all other consents, deemed or otherwise, granted by the Prepetition Consenting Secured Parties (as defined in the DIP Order) under the DIP Order shall be deemed withdrawn and such consents shall be treated as null and void ab initio.

ARTICLE III

CONDITIONS PRECEDENT TO EFFECTIVENESS AND FUNDING OF TERM LOANS

Section 3.1. Conditions To Effectiveness. This Agreement and the obligations of the Lenders to make Term Loans on the Effective Date shall not become effective until the date on which the Administrative Agent (or its counsel) shall have received the following (unless waived in accordance with Section 10.2):

(a) No trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or examiner with expanded powers beyond those set forth in
Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Cases.

(b) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under the Fee Letter, for which invoices (including reasonable estimated expenses) have been presented to the Borrower.

(c) The Administrative Agent (or its counsel) shall have received the following:

(i) a counterpart of this Agreement signed by or on behalf of each party hereto;

(ii) duly executed Term Notes payable to those Lenders requesting the same;

(iii) a counterpart of the Intercreditor Agreement signed by or on behalf of each party thereto and a counterpart of the Cayman Intercreditor Agreement signed by or on behalf of each party thereto;

(iv) final forms of the exhibits to be attached hereto, negotiated in good faith by the Required Lenders, in the form approved by the Required Lenders (such approval not to be unreasonably, withheld, conditioned or delayed (giving deference to the expected funding date hereunder));

(v) the Security Agreements, together with (A) to the extent not previously delivered to any Prepetition Collateral Agent (which, for the avoidance of doubt, shall hold such original stock certificates subject to the Lien priorities set forth herein and in the DIP Order), original stock certificates evidencing the issued and outstanding shares or quotas of Capital Stock pledged to the Administrative Agent pursuant to the U.S. Security Agreement, subject to the terms of the U.S. Security Agreement, and (B) stock powers or other appropriate instruments of transfer executed in blank related to the certificates referenced in clause (A) above and to the extent delivered to the Administrative Agent;

(vi) subject to Section 5.20, the English Security Documents, the Cayman Security Documents; the Panama Security Documents, the Netherlands Security Documents and the U.S. Security Documents;

(vii) a U.S. Aircraft Security Agreement, Canada Aircraft Security Agreement or English Aircraft Security Agreement in respect of the Aircraft set forth in Schedule 5.12(a) hereof with a Jurisdiction of Registration of the United States or Canada;

(viii) a certificate of the Secretary or Assistant Secretary (or, in the case of an English Loan Party, a director or member, as applicable, of such Loan Party) (or, in case of BL Holdings II C.V., its general partner (beherend vennoot) or any other person who is authorized to represent the partnership) of each Loan Party attaching and certifying copies of its bylaws, memorandum and articles of association or equivalent and of the resolutions of its board of directors (other than with respect to the Loan Parties formed in Canada) (and in relation to BL Holdings II C.V., resolutions of its general and limited partner) (and in addition, in the case of Bristow Helicopter Group Limited, resolutions of all of its shareholders) and, if applicable, shareholders, or partnership agreement or limited liability company agreement, or comparable organizational documents and authorizations, authorizing the execution and delivery of the Loan Documents to which it is a party and performance of its obligations thereunder and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

(ix) to the extent not delivered under clause (viii) above, copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State (or, in the case of a jurisdiction outside of the United States of America, the appropriate registry or authority) of the jurisdiction of organization of such Loan Party (other than BL Holdings II C.V.);

(x) subject to Section 5.20, a favorable written opinion of (i) Baker Botts L.L.P., counsel to the Loan Parties, (ii) Davis Polk & Wardwell London LLP (with regard to English law), counsel to the Lenders, (iii) Phelps Dunbar LLP (with regard to Louisiana law), counsel to the Loan Parties, (iv) Davis Wright Tremaine LLP (with regard to Alaska law), counsel to the Loan Parties, (v) Conyers Dill & Pearman (with regard to Cayman Islands law), counsel to the Lenders, (vi) Gilchrist Aviation Law, P.C. (with respect to Title 49, U.S. Code, and the Convention), counsel to the Loan Parties, (vii) ARIFA (with regard to Panama law), counsel to the Loan Parties, (viii) MLT Aikins

LLP (with regard to Canadian law), counsel to the Loan Parties and (ix) NautaDutilh N.V. (with regard to Dutch law), counsel to the Lenders, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to certain of the Loan Parties, the Loan Documents, the Collateral (including, without limitation, with respect to each Aircraft Security Agreement and the ranking of the security created by the Cayman Security Documents) and the transactions contemplated herein and therein as the Administrative Agent or Majority Lenders shall reasonably request (but excluding, for the avoidance of doubt, any opinion as to non-contravention with other agreements other than the Prepetition Credit Agreement);

(xi) a duly executed Escrow Agreement in accordance with Section 5.21;

(xii) a certificate dated the Effective Date and signed by a Responsible Officer, certifying that (x) no Default or Event of Default exists and (y) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the Effective Date, except to the extent such representations and warranties are limited to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(xiii) the Prepetition Credit Agreement shall have been amended or the applicable provisions thereof waived by each Lender (as defined in the Prepetition Credit Agreement as in effect on the Effective Date) in substantially the form attached as Exhibit H to permit the entry into this Agreement and the other Loan Documents in form and substance reasonably satisfactory to the Borrower and the Required Lenders (and the Lenders that are also lenders under the Prepetition Credit Agreement acknowledge and agree that they are obligated to execute such amendment or waiver no later than one (1) day prior to the proposed Effective Date);

(xiv) certified copies of all consents, approvals, authorizations, registrations and filings and orders required to be made or obtained under any Requirement of Law, or by any Contractual Obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding the Term Loan Commitments or any transaction being financed with the proceeds thereof shall be ongoing;

(xv) a duly executed Notice of Term Loan Borrowing at least two (2) Business Days prior to the Effective Date;

(xvi) [intentionally omitted];

(xvii) (i) The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)

the “PATRIOT Act”) at least three (3) Business Days prior to the Effective Date; provided that such information has been reasonably requested by the Administrative Agent at least five (5) Business Days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied);

(xviii) The Semi-Annual Cash Flow Forecasts for Holdings and its Subsidiaries scheduled to be delivered under the Prepetition Credit Agreement on July 5, 2019 and August 2, 2019, which shall be in form and substance acceptable to the Required Lenders (it being agreed and understood that the most recent Semi-Annual Cash Flow Forecasts delivered under the Prepetition Credit Agreement and delivered to the Lenders hereunder is in form and substance acceptable to the Required Lenders).

(d) No action, suit, investigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(e) The Borrower shall have retained a financial advisor acceptable to the Lenders (it being understood that Houlihan Lokey has been retained and is acceptable) and the Lenders shall have been provided reasonable access to such financial advisor.

(f) The Effective Date shall have occurred no later than three (3) Business Days following the DIP Order Entry Date and the DIP Order shall be in full force and effect and shall not have been vacated or reversed, shall not be subject to any stay, and shall not have been modified or amended in a manner adverse to the Lenders without the consent of the Administrative Agent and the Required Lenders, acting reasonably, and the Loan Parties and their Subsidiaries shall be in compliance with the DIP Order.

(g) The Cash Collateral Order shall be in full force and effect and shall not have been vacated or reversed, shall not be subject to any stay, and shall not have been modified or amended in a manner adverse to the Lenders without the consent of the Administrative Agent and the Required Secured Lenders, and the Loan Parties and their Subsidiaries shall be in compliance with the Cash Collateral Order.

(h) The Restructuring Support Agreement shall be in full force and effect and shall not have terminated.

(i) The Backstop Commitment Agreement shall have been duly executed by each of the Ad Hoc Unsecured Lenders and delivered to the Administrative Agent on the Effective Date.

(j) [intentionally omitted].

(k) The Secured Notes Tender Offer shall have been, or substantially concurrently with the Effective Date will be, commenced.

(l) The Borrower shall have delivered to Administrative Agent reasonably satisfactory endorsements which evidence that the Administrative Agent has been named (i) as an additional insured on liability insurance policies of the Borrower and its Subsidiaries and (ii) as lender loss payee on all casualty and property insurance policies of the Borrower and its Subsidiaries, in each case, as appropriate respecting the Collateral; provided, however, if the Borrower is not able to obtain the foregoing after the use of commercially reasonable efforts to do so, then the Borrower shall have ten (10) days following the Effective Date to deliver the same.

Section 3.2. Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents referred to in this Article III, unless otherwise specified, shall be delivered to the Administrative Agent (or its counsel) for the account of each of the Lenders and, except for the Term Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory in all respects to the Administrative Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and each Lender as follows as of the Effective Date:

Section 4.1. Existence; Power. Each of the Borrower and its Subsidiaries (i) is duly organized, incorporated, validly existing and in good standing as a corporation, company, partnership, exempted company, limited liability partnership or limited liability company under the laws of the jurisdiction of its organization or incorporation, as the case may be, (ii) has, subject, in the case of each Loan Party that is a Debtor, to the entry of the DIP Order and the terms thereof, all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, in each case, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 4.2. Organizational Power; Authorization. Subject, in the case of each Loan Party that is a Debtor, to the entry of the DIP Order and the terms thereof, the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational or corporate powers and have been duly authorized by all necessary organizational or corporate, and if required, shareholder, partner or member, action, as the case may be. Subject, in the case of each Loan Party that is a Debtor, to the entry of the DIP Order and the terms thereof, this Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by Bankruptcy Law or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 4.3. Governmental Approvals; No Conflicts. Subject, in the case of each Loan Party that is a Debtor, to the entry of the DIP Order and the terms thereof and after giving effect to the amendment to the Prepetition Credit Agreement attached hereto as Exhibit H, the execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Requirements of

Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries (other than in the case of a Debtor, any Prepetition Debt) and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries prohibited hereunder.

Section 4.4. Financial Statements, No Material Adverse Effect. Except as heretofore disclosed to the Lenders, the audited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2018 and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied. Since the Petition Date, there has been no event with respect to the Borrower and its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect. The financial projections (including the Cash Flow Forecasts) and estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives, and that have been made available to any Lenders or the Administrative Agent in connection with the Term Loan Facility or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from such Projections and estimates), as of the date such Projections and estimates were furnished to the Lenders and as of the Effective Date, and (ii) as of the Effective Date, have not been modified in any material respect by the Borrower.

Section 4.5. Litigation and Environmental Matters. (a) No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Borrower nor any of its Subsidiaries (i) has become subject to any Environmental Liability, (ii) has received notice of any claim with respect to any Environmental Liability or (iii) knows of any basis for any Environmental Liability except, in each case, where the failure to so comply or such Environmental Liability could not reasonably be expected to have a Material Adverse Effect.

Section 4.6. Compliance with Laws and Agreements. The Borrower and each Subsidiary is in compliance with (a) all Requirements of Law (except with respect to the rules of the Securities and Exchange Commission insofar as the Borrower has not yet filed its Annual Report on Form 10-K for the Fiscal Year ended March 31, 2019 and its Quarterly Report on Form 10-Q for the Fiscal Quarter ended June 30, 2019) and all judgments, decrees and orders of any Governmental Authority and (b) after giving effect to the amendment to the Prepetition Credit Agreement attached hereto as Exhibit H, all material indentures, material agreements or other material instruments (in the case of any Debtor, other than any of the foregoing constituting Prepetition Debt solely on account of the Debtors’ proceeding under chapter 11 of the Bankruptcy Code and that is subject to the automatic stay or the entry into the Prepetition Credit Agreement and the granting of the Liens thereunder or as described under clauses (2) or (3) below) binding upon it or its properties, except in each case where non-compliance could not reasonably be expected to result in a Material Adverse Effect or with respect to any default which may exist as a result of (1) the filing of the Cases (with respect to non-Debtors), (2) the Borrower’s failure to timely provide its financial statements for the Fiscal Year ending March 31, 2019 or the Fiscal Quarter ending June 30, 2019 or (3) any net liability position which may exist at Bristow Helicopters Ltd or Bristow Norway AS on the Effective Date.

Section 4.7. Investment Company Act, Etc. Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) otherwise subject to any other regulatory requirement limiting its ability to incur or guarantee Indebtedness or grant security interests in its property to secure such Indebtedness or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith.

Section 4.8. Taxes; Fees. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Term Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). The Borrower and its Subsidiaries have timely filed or caused to be filed all income and other material Tax returns required to be filed by them, and have paid all Taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other Taxes, fees or other charges imposed on it or any of its property, income or assets by any Governmental Authority, except (a) where being contested in good faith by appropriate proceedings diligently conducted and subject to maintenance of adequate reserves, (b) to the extent that the failure to file such Tax returns or pay such Taxes could not reasonably be expected to have a Material Adverse Effect, or (c) to the extent otherwise excused or prohibited by the Bankruptcy Code and for which payment has not otherwise been required by the Bankruptcy Court. No Loan Party is included in a fiscal unity (fiscale eenheid) for Dutch tax purposes.

Section 4.9. Margin Regulations. None of the proceeds of any of the Term Loans will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” with the respective meanings of each of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect (“Regulation U”) or for any purpose that violates the provisions of Regulation U. Neither the Borrower nor its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock.”

Section 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans, except in each case where any such excess amount could not reasonably be expected to have a Material Adverse Effect. Other than the Bristow Staff Pension Scheme, neither the Borrower nor any Subsidiary has an employer (for purposes of ss38-51 Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in ss38 or 43 Pensions Act 2004) such an employer.

Section 4.11. Ownership of Property. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the audited consolidated balance sheet of the Borrower referred to in Section 4.4 or purported to have been acquired by the Borrower or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business or permitted by the Loan Documents), in each case free and clear of Liens prohibited by this Agreement, except where such failure could not reasonably be expected to have a Material Adverse Effect.

(b) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, free from burdensome restrictions, all material patents, trademarks, service marks, trade names, copyrights and other intellectual property, except where such failure could not reasonably be expected to have a Material Adverse Effect, and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other Person, except where such infringement could not reasonably be expected to result in a Material Adverse Effect.

(c) The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower (other than Kingsmill Insurance Company Limited), in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or any applicable Subsidiary operates.

Section 4.12. Disclosure. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the audited consolidated balance sheet of the Borrower referred to in Section 4.4 or purported to have been acquired by the Borrower or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business or permitted by the Loan Documents), in each case free and clear of Liens prohibited by this Agreement, except where such failure could not reasonably be expected to have a Material Adverse Effect.

(b) As of the date hereof, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the date hereof to any Lender in connection with this Agreement is true and correct in all material respects.

(c) As of the date hereof, there are no material liabilities of the Loan Parties other than previously disclosed to the Lenders or as referred to or as reflected or provided for in the consolidated financial statements of Holdings.

Section 4.13. Labor Relations. There are no material labor disputes against the Borrower or any of its Subsidiaries, or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant claims of unfair labor practices, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower’s knowledge, threatened against any of them before any Governmental Authority that would reasonably be expected to result in a Material Adverse Effect.

Section 4.14. Subsidiaries. Schedule 4.14 sets forth the name of, the ownership interest of the Borrower in, the jurisdiction of incorporation or organization of, and the type of, each Subsidiary and identifies each Subsidiary that is a Guarantor, in each case as of the Effective Date.

Section 4.15. U.S. Security Documents. The U.S. Security Documents and the DIP Order are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in all right, title and interest of the Loan Parties party to the U.S. Security Documents in the Collateral (as defined in the applicable U.S. Security Document) and, other than security interests perfected in accordance with the DIP Order, (i) when financing statements in appropriate form are filed in the offices specified on Schedule 2 to the Perfection Certificate, the security interest created by the U.S. Security Documents shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties party thereto in such Collateral (other than the intellectual property and other than any portion of such Collateral in which a security interest cannot be perfected by filing a financing statement under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), (ii) upon the timely filing and recordation of the Trademark Security Agreement in the United States Patent and Trademark Office, together with the payment of all filing and recordation fees associated therewith, and the taking of all actions required under the law of the jurisdiction of location of each non-Debtor Loan Party organized in the United States (as determined pursuant to Section 9-307 Uniform Commercial Code) party to the Trademark Security Agreement with respect to the perfection of a security interest in such intangible property, the Administrative Agent will have a perfected security interest (for the ratable benefit of the Secured Parties) in the United States registered trademarks and applications therefor (but excluding any “intent to use” applications) specified on Schedule 12 to the Perfection Certificate, (iii) upon delivery of a fully executed Escrow Agreement by each Loan Party party thereto, the Administrative Agent will have a perfected security interest (for the ratable benefit of the Secured Parties) in the DIP Loan Proceeds Disbursement Account, and (iv) upon delivery to the Administrative Agent (for the ratable benefit of the Secured Parties) in the State of New York of the certificates identified on Schedule 10 to the Perfection Certificate, indorsed in blank or to the Administrative Agent by an effective indorsement or accompanied by stock powers with respect thereto indorsed in blank by an effective indorsement, the Administrative Agent will have a perfected security interest (for the ratable benefit of the Secured Parties) in such certificates under the Uniform Commercial Code to the extent they are “securities” (as such term is defined in Section 8-102(a)(15) of the Uniform Commercial Code), in each case prior and superior in right to any Lien granted in favor of any Person that is prohibited hereunder.

Section 4.16. OFAC. None of the Borrower, any of its Subsidiaries, any of their respective directors or executive officers or, to their knowledge, any of their respective non-executive officers is a Sanctioned Person.

Section 4.17. Compliance with Patriot Act and Other Laws. The Borrower and its Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) all applicable provisions of Title III of the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001).

Section 4.18. English Security Documents. Subject to the Legal Reservations and Perfection Requirements, the English Security Documents are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, legal, valid, enforceable and, upon the making of the filings and the taking of the actions required under the terms of the Loan

Documents, perfected Liens on, and security interests in, all right, title and interest of the Loan Parties that are party thereto in the Collateral over which Liens are expressed to be created thereunder.

Section 4.19. Cayman Security Documents. Subject to the Legal Reservations and Perfection Requirements, the Cayman Security Documents are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, legal, valid, enforceable and, upon the making of the filings and the taking of the actions required under the terms of the Loan Documents, perfected Liens on, and security interests in, all right, title and interest of the Loan Parties that are party thereto in the Collateral over which Liens are expressed to be created thereunder.

Section 4.20. Panama Security Documents. Subject to the Legal Reservations and satisfaction of the applicable Perfection Requirements, the Panama Security Documents are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, legal, valid, enforceable and, upon the making of the filings and the taking of the actions required under the terms of the Loan Documents, perfected Liens on, and security interests in, all right, title and interest of the Loan Parties that are party thereto in the Collateral over which Liens are expressed to be created thereunder.

Section 4.21. Netherlands Security Documents. Subject to the Legal Reservations and Perfection Requirements, the Netherlands Security Documents are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in each of the Netherlands Security Documents) and the security interest created by the Netherlands Security Documents shall constitute a perfected Lien on the Collateral (as defined in each of the Netherlands Security Documents), in each case prior and superior in right to any Lien in favor of any other Person that is prohibited hereunder.

Section 4.22. EEA Financial Institution; Other Regulations. No Loan Party is an EEA Financial Institution.

Section 4.23. Material Contracts. Each Material Contract of the Borrower or any of its Subsidiaries is in full force and effect and is the legal, valid and binding obligation of the Borrower or such Subsidiary, as applicable, and each other party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. After giving effect to the amendment to the Prepetition Credit Agreement attached hereto as Exhibit H, no default (after giving effect to any grace or cure period with respect thereto) or exercise of remedies designed to take control thereof has occurred and is continuing under any Material Contract entered into prior to the Effective Date other than any defaults arising as a result of (1) the filing of the Cases, (2) the Borrower’s failure to timely provide its financial statements for the Fiscal Year ending March 31, 2019 or the Fiscal Quarter ending June 30, 2019 or (3) any net liability position which may exist at Bristow Helicopters Ltd or Bristow Norway AS on the Effective Date.

Section 4.24. DIP Order. With the exception of any security interests arising under the Cayman Security Documents in respect of non-U.S. situs assets, the DIP Order is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable perfected security interest in the Collateral of the Debtors without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements or documents.

Section 4.25. Aircraft Interests. Each Grantor (as defined in the applicable Aircraft Security Agreement) has full title of each Airframe, Engine and Spare Engine (each as defined in the applicable Aircraft Security Agreement) as described in the applicable Aircraft Security Agreement, subject to Permitted Collateral Liens. Neither any Owner nor any sublessee in connection with a Disclosed Existing Sublease has granted to any person other than the Administrative Agent an International Interest, national interest, Prospective International Interest, lien, de- registration power of attorney or a de-registration and export request authorization with respect to any Aircraft, Airframe, Engine or Spare Engine other than any Permitted Collateral Liens.

Section 4.26. Aircraft Operator. Each Aircraft is operated by a duly authorized and certificated air carrier in good standing under applicable law, who has complied with and satisfied all of the requirements of and is in good standing with the applicable Aviation Authority, so as to enable compliance with this Agreement, and to otherwise lawfully operate, possess, use and maintain the applicable Aircraft in accordance with the Loan Documents.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that so long as any Lender has a Term Loan Commitment hereunder or any Obligation remains unpaid or outstanding:

Section 5.1. Financial Statements and Other Information. The Borrower will deliver to the Administrative Agent and each Lender:

(a) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower (and, in the case of the Fiscal Year ending March 31, 2019, by September 30, 2019), a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, accompanied by an opinion from the Borrower’s certified public accountant (which shall be KPMG or any other independent certified public accountant of recognized national standing acceptable to the Required Lenders) stating that such financial statements fairly present in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP); provided, that a breach by the Borrower of this Section 5.1(a) with respect to the Fiscal Year ending March 31, 2019 shall not be subject to the 30 day cure period set forth in Section 8.1(f) hereof;

(b) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of the Borrower, commencing with the Fiscal Quarter ending June 30, 2019 (and, in the case of the Fiscal Quarter ending June 30, 2019, by October 14, 2019), an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower’s previous Fiscal Year; provided, that a breach by the Borrower of this Section 5.1(b) with respect to the Fiscal Quarter ending June 30, 2019 shall not be subject to the 30 day cure period set forth in Section 8.1(f) hereof;

(c) as soon as available and in any event within 20 Business Days after the end of each month, commencing with the month ended July 31, 2019, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and the related unaudited consolidated statements of income of the Borrower and its Subsidiaries for such month and the then elapsed portion of such Fiscal Year;

(d) concurrently with the delivery of the financial statements referred to in clauses (a), (b) and (c) above, a Compliance Certificate signed by the chief financial officer, chief accounting officer or treasurer or controller of the Borrower (a) certifying as to the accuracy of such financial statements and (b) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto;

(e) promptly following any reasonable request therefor, (i) such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation;

(f) on or before the last Business Day at the end of every second week, commencing with the week ending August 30, 2019, a variance report (each, a “Variance Report”) for the immediately preceding week(s) included in the latest Semi-Annual Cash Flow Forecast previously delivered prior to such date pursuant to Section 3.1(c)(xviii) or 5.1(g) signed by the chief financial officer or treasurer or controller of the Borrower, (A) showing, for each week, actual total cash receipts, disbursements, net cash flow, professional fees and capital expenditures, (B) noting therein cumulative variances from projected values set forth for such periods in the relevant Semi-Annual Cash Flow Forecast, (C) providing an explanation for all material variances and in form and substance reasonably satisfactory to the Administrative Agent acting at the direction of the Required Lenders and (D) setting forth in reasonable detail calculations, made consistent with the terms of this Agreement and otherwise using customary methods, demonstrating compliance with Section 6.1;

(g) on or before the last Business Day at the end of every 4-week period, commencing August 30, 2019, a Semi-Annual Cash Flow Forecast reasonably satisfactory to the Lenders; and

(h) on or before the last Business Day of each week, reports and detail on all intercompany cash transfers between the Debtors and other Subsidiaries of the Lead Borrower, together with an explanation of the bona fide purpose for each such intercompany cash transfer.

So long as the Borrower is required to file periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, the Borrower’s obligation to deliver the financial statements referred to in clauses (a) and (b) shall be deemed satisfied upon the filing of such financial statements in the EDGAR system and the giving by the Borrower of notice to the Lenders and the Administrative Agent as to the public availability of such financial statements from such source. So long as the Debtors file similar information within the period of time specified under clause (h) with the Bankruptcy Court, the requirement in clause (h) shall be satisfied with respect to the applicable week by the giving by the Borrower of notice to the Lenders and the Administrative Agent as to availability of such information on the docket of the Bankruptcy Court.

Section 5.2. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Default or Event of Default;

(b) any litigation or governmental proceeding of the type described in Section 4.5;

(c) the occurrence of any default or event of default, or the receipt by Borrower or any of its Subsidiaries of any written notice of an alleged default or event of default, in respect of any other Indebtedness in an aggregate principal amount exceeding $15,000,000 of the Borrower or any of its Subsidiaries;

(d) other than the commencement of the Cases, the occurrence of any event that has had or could reasonably be expected to have, a Material Adverse Effect; and

(e) any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s chief executive office or its principal place of business, (iii) in any Loan Party’s identity or legal structure, (iv) in any Loan Party’s federal taxpayer identification number or organizational number or (v) in any Loan Party’s jurisdiction of organization or incorporation, in each case within thirty (30) days thereafter.

Each notice delivered under this Section 5.2 shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.3. Existence; Conduct of Business. Subject to Bankruptcy Law, the terms of the DIP Order and any required approval by the Bankruptcy Court, each Loan Party will, and will cause each of its Subsidiaries to do, or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the business of providing helicopter services or such other businesses or services (including other aircraft services) that are reasonably related to the foregoing; provided, that nothing in this Section 5.3 shall prohibit any merger, consolidation, liquidation, Division or dissolution permitted under Section 7.3 or not subject to restriction under Section 7.3.

Section 5.4. Compliance with Laws, Etc. Except as otherwise excused by Bankruptcy Law, each Loan Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.5. Payment of Obligations. Subject to Bankruptcy Law, the terms of the DIP Order and any required approval by the Bankruptcy Court, each Loan Party will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (or, in the case of the Debtors, post-petition obligations and liabilities) (including without limitation all Environmental Liabilities, Taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted, and the applicable Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect. No Loan Party shall be included in a fiscal unity (fiscale eenheid) for Dutch tax purposes, unless with the prior consent of the Administrative Agent.

Section 5.6. Books and Records. Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account customary in the businesses of each Loan Party and its Subsidiaries and otherwise required to be maintained by publicly held companies, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

Section 5.7. Visitation, Inspection, Etc. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender (if an Event of Default exists) may reasonably request after reasonable prior notice to the Borrower; provided, however, if any Default or Event of Default has occurred and is continuing, no prior notice shall be required. Each Loan Party will permit any representative of the Administrative Agent, or any Lender (if an Event of Default exists), to visit and inspect its properties and to conduct audits of the Collateral (including any third party evaluations by HeliValue$ or other similar auditor of aircraft granted as collateral), all at such reasonable times as the Administrative Agent may reasonably request after reasonable prior notice to the Borrower; provided, however, if a Default or an Event of Default has occurred and is continuing, no prior notice shall be required and no limitations as to times or frequency shall apply.

Section 5.8. Maintenance of Properties; Insurance. Each Loan Party at all times will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and subject to force majeure, (b) maintain with financially sound and reputable insurance companies (i) insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses operating in the same or similar locations and (ii) furnish to the Administrative Agent no more frequently than annually a certificate of an Responsible Officer of Borrower setting forth the nature and extent of all insurance maintained by Borrower and its Subsidiaries in accordance with this Section, and (c) subject to Section 5.18, name the Administrative Agent as additional insured on liability insurance policies of the Borrower and its Subsidiaries and as lender loss payee (pursuant to the lender loss payee endorsement approved by the Administrative Agent) on all casualty and property insurance policies of the Borrower and its Subsidiaries in each case, as appropriate respecting the Collateral. If any “building” or “mobile home” (each as defined in Regulation H as promulgated by the Federal Reserve Board under the Flood Insurance Laws) comprising a portion of any Real Estate constituting Collateral located in the United States of America is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the Flood Insurance Laws, the Borrower will, and the Borrower will cause each of its Subsidiaries to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably satisfactory and acceptable to the Administrative Agent, including a copy of the flood insurance policy and declaration page relating thereto.

Section 5.9. Use of Proceeds. The proceeds of the Term Loans shall be used solely in accordance with the Semi-Annual Cash Flow Forecast to (a) provide working capital to the Borrower and its Subsidiaries and fund the costs of the administration of the Cases and the consummation of the Approved Reorganization, (b) to finance the Secured Notes Tender Offer and to pay fees and expenses associated therewith (excluding any payment of make-whole or other premiums) and (c) as otherwise agreed to in writing by the Required Lenders.

Section 5.10. Additional Subsidiaries. (a) Subject to Bankruptcy Law, the terms of the DIP Order and any required approval by the Bankruptcy Court, in the event that, subsequent to the Effective Date, any Direct Wholly Owned Domestic Subsidiary becomes a Significant Subsidiary, whether pursuant to an acquisition or otherwise, (x) within twenty (20) Business Days after the date such Direct Wholly Owned Domestic Subsidiary becomes a Significant Subsidiary, the Borrower shall notify the Administrative Agent and the Lenders thereof and (y) within twenty (20) Business Days thereafter, the Borrower shall cause such Direct Wholly Owned Domestic Subsidiary to Guarantee the Obligations pursuant to Article XI. In addition, to the extent the Capital Stock of such Direct Wholly Owned Domestic Subsidiary is not already pledged, within twenty (20) Business Days after the date that the Borrower gives the Administrative Agent and the Lenders notice that such Direct Wholly Owned Domestic Subsidiary has become a Significant Subsidiary, the Borrower shall pledge all of the Capital Stock of such Direct Wholly Owned Domestic Subsidiary to the Administrative Agent as security for the Obligations by executing and delivering an amendment or supplement to the U.S. Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent, and to deliver the original stock certificates, if any, evidencing such Capital Stock to the Administrative Agent (or, in the case of Junior Priority Collateral, the Prepetition Collateral Agent, as bailee for the Administrative Agent in accordance with the terms of the Intercreditor Agreement), together with appropriate stock powers executed in blank.

(b) Subject to Bankruptcy Law, the terms of the DIP Order and any required approval by the Bankruptcy Court, subject to Section 7.13, in the event that, subsequent to the Effective Date, any Person becomes a Direct Wholly Owned Foreign Subsidiary of the Borrower, whether pursuant to an acquisition or otherwise, (x) the Borrower shall promptly notify the Administrative Agent and the Lenders thereof and (y) no later than twenty (20) Business Days after such Person becomes a Direct Wholly Owned Foreign Subsidiary, or if the Administrative Agent determines in its sole discretion that the Borrower is working in good faith, such longer period as the Administrative Agent shall permit (not to exceed thirty (30) additional days), the Borrower shall, or shall cause the owner of the Capital Stock of such Person to, (i) pledge 100% of the Capital Stock of such Direct Wholly Owned Foreign Subsidiary to the Administrative Agent as security for the Obligations pursuant to an amendment or supplement to the U.S. Security Agreement, or a separate pledge agreement, in either case in form and substance reasonably satisfactory to the Administrative Agent, (ii) deliver the original stock certificates evidencing such pledged Capital Stock, together with appropriate stock powers executed in blank, to the Administrative Agent (or, in the case of Junior Priority Collateral, the applicable Prepetition Collateral Agent), and (iii) if requested by the Administrative Agent, deliver all such other documentation (including without limitation, lien searches, legal opinions and certified organizational documents) and to take all such other actions as Borrower would have been required to deliver and take pursuant to Section 3.1 if such Direct Wholly Owned Foreign Subsidiary had been a Direct Wholly Owned Foreign Subsidiary on the Effective Date.

(c) Subject to Bankruptcy Law, the terms of the DIP Order and any required approval by the Bankruptcy Court, subject to Section 7.13, if the Borrower forms or acquires any Direct Wholly Owned Domestic Subsidiary after the Effective Date, no later than twenty (20) Business Days after the date of formation or acquisition of such Direct Wholly Owned Domestic Subsidiary, or if the Administrative Agent determines in its sole discretion that the Borrower is working in good faith, such longer period as the Administrative Agent shall permit (not to exceed thirty (30) additional days), the Borrower shall pledge all of the Capital Stock of such newly formed or acquired Direct Wholly Owned Domestic Subsidiary to the Administrative Agent as security for the Obligations by executing and delivering an amendment or supplement to the U.S. Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent, and to deliver the original stock certificates, if any, evidencing such Capital Stock, together with appropriate stock powers executed in blank, to the Administrative Agent (or, in the case of Junior Priority Collateral, the applicable Prepetition Collateral Agent, as bailee for the Administrative Agent in accordance with the terms of the Intercreditor Agreement following the execution thereof).

(d) Subject to Bankruptcy Law, the terms of the DIP Order and any required approval by the Bankruptcy Court, the Borrower agrees that, following the delivery of any Security Documents required to be executed and delivered under this Section 5.10, the Administrative Agent shall have a valid and enforceable perfected Lien on the property required to be pledged pursuant to clauses (a), (b) and (c) above, in each case prior and superior in right to any Lien granted in favor of any Person that is prohibited hereunder. All actions to be taken pursuant to this Section 5.10 shall be at the expense of the Borrower or the applicable Loan Party, and shall be taken to the reasonable satisfaction of the Administrative Agent.

Section 5.11. Further Assurances, Additional Collateral.

(a) As set forth in Section 5.12, the Borrower and the Guarantors shall grant Liens as promptly as practicable on Aircraft Collateral and Aircraft-Related Collateral (except to the extent constituting an Excluded Asset). With respect to any such aircraft subject to a contract for purchase or construction and any applicable Aircraft-Related Collateral, such aircraft and its related Aircraft-Related Collateral shall not be deemed to be “acquired” until such time that the Borrower or a Guarantor takes both physical possession and title thereto.

(b) Subject to Bankruptcy Law, the terms of the DIP Order and any required approval by the Bankruptcy Court, except as otherwise provided herein, the Borrower and each of the Guarantors shall do or cause to be done all acts and things that may be required, or that the Administrative Agent or the Majority Lenders from time to time may reasonably request, to assure and confirm that the Administrative Agent holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any acquired property or other property required by this Agreement or any Security Document to become, Collateral after the Effective Date), in each case, as contemplated by, and with the Lien priority required under, the Loan Documents, and in connection with any merger, consolidation or sale of assets of the Borrower or any Guarantor, the property and assets of the Person which is consolidated or merged with or into the Borrower or any Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and the Borrower or such Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to Liens, in the manner and to the extent required under the Security Documents.

(c) The Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that the Administrative Agent or the Majority Lenders may reasonably request, to ensure that the Collateral granted to the Administrative Agent for the benefit of the Secured Parties encompasses those assets agreed between the Borrower and the Lenders prior to the Effective Date with the applicable lien perfection.

(d) Without limiting the foregoing, at any time and from time to time, the Borrower and each of the Guarantors shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, financing statements, notices and other documents, and take such other actions as shall be reasonably required, or that the Administrative Agent may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Security Documents for the benefit of the Secured Parties.

(e) Notwithstanding anything to the contrary contained herein or in any other Loan Document, Liens on the Collateral will not be required to be perfected if such Liens cannot be perfected by the DIP Order (in the case of the Debtors formed in the United States of America), performing the Perfection Requirements, the filing of aircraft security agreements in the Aviation Registry of the Jurisdiction of Registration to the extent that under local law that causes perfection, the filings described in Section 4.15 of this Agreement, the filing of UCC-1 statements (including with respect to commercial tort claims), the execution and delivery of foreign collateral documents creating second liens in similar form to the foreign collateral documents under the Prepetition Credit Agreement governed by the laws of an Applicable Foreign Jurisdiction and performing the perfection requirements in connection therewith, the delivery of certificates evidencing Capital Stock or promissory notes and an escrow agreement with respect to the DIP Loan Proceeds Disbursement Account, and any reference in the Loan Documents to perfected Liens shall be a reference only to such methods of perfection.

(f) To the extent any grant of security required hereby would require the execution and delivery of a Security Document (including any Security Document required by an Applicable Foreign Jurisdiction), the Borrower or such Guarantor shall execute and deliver such Security Document, together with related certificates and opinions with respect thereto, on substantially the same terms as the applicable Security Documents (if any) covering Collateral owned by the Borrower and Guarantors on the Effective Date.

(g) Notwithstanding anything herein or in the Loan Documents to the contrary, neither the Borrower nor any Guarantor will be required to grant a security interest in any Excluded Asset.

(h) Subject to Section 2.08 (or other similar provision) of the applicable Aircraft Security Agreement, Aircraft Substitutions shall be permitted after the Effective Date so long as the Borrower or the Guarantor that is the owner and pledgor of the Eligible Aircraft being substituted satisfies the conditions with respect thereto, as if such Eligible Aircraft had been Aircraft Collateral on the Effective Date, contemporaneously with the consummation of such Aircraft Substitution and takes such other actions in connection therewith as would otherwise have been required to be taken pursuant to this Article V and the Security Documents had the substituted Eligible Aircraft been Aircraft Collateral on the Effective Date.

Section 5.12. Pledge of Aircraft and Aircraft Related Collateral.

(a) Subject to Bankruptcy Law, the terms of the DIP Order and any required approval by the Bankruptcy Court, in each case to the extent such actions have not been taken on the Effective Date (without limiting Section 3.1), the Borrower will, and will cause each Loan Party to, subject to Section 5.20, on or before the Post-Closing Aircraft Liens Perfection Date (i) pledge the Aircraft Collateral that is registered in an Effective Date Jurisdiction and Aircraft-Related Collateral related thereto, subject only to Aircraft Substitutions, pursuant to one or more Aircraft Security Agreements, or a separate mortgage or security documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and (ii) file or cause to be filed such Aircraft Security Agreements with the Federal Aviation Administration or other applicable Governmental Authority; provided however, that, notwithstanding any provision of the Loan Documents, any parts, Engines or other components may be replaced on any such Aircraft Collateral as needed for the repair and upkeep of such Aircraft Collateral and in connection with the management of the fleet by the Loan Parties; provided such replacements are made pursuant to Section 2 of the applicable Aircraft Security Agreement and promptly become subject to the Administrative Agent’s perfected first priority security interest; and

(b) Subject to Bankruptcy Law, the terms of the DIP Order and any required approval by the Bankruptcy Court, in addition to and/or in furtherance of the requirements set forth in the foregoing clause (a), the Borrower will, and will cause each Loan Party to, promptly after the date hereof (but, in any event, in the case of Collateral as of the Effective Date, no later than the applicable date set forth in Schedule 5.20 (or such later time as reasonably agreed by the Administrative Agent acting at the direction of the Required Lenders)), the Borrower and the Guarantors will execute and deliver to the Administrative Agent the following documents, each in form and substance reasonably satisfactory to the Administrative Agent acting at the direction of the Required Lenders: (i) fully executed and certified (as required by any Requirement of Law) Aircraft Security Agreements or supplements thereto constituting Security Documents, with respect to each of (x) each Aircraft included in the Aircraft Collateral that is registered in an Effective Date Jurisdiction and (y) Engines constituting the Aircraft-Related Collateral (such Engines, collectively with the Aircraft Collateral, “Registered Aircraft-Related Collateral”), as may be necessary to create, under applicable law, a valid, perfected first priority Lien (subject to Permitted Liens) in such Registered Aircraft-Related Collateral in favor of the Administrative Agent for the benefit of the Secured Parties; (ii) lien search results with respect to Registered Aircraft-Related Collateral in the International Registry (Priority Search Certificates issued by the International Registry) and the records and registries maintained by each applicable authority in each Jurisdiction of Registration of the Registered Aircraft-Related Collateral, each as of a recent date showing that the title to such Registered Aircraft-Related Collateral belongs to the Borrower or any Guarantor free and clear of any Liens (other than the Permitted Liens); (iii) evidence of all registrations with the International Registry necessary or appropriate to create and perfect the Liens granted by such Security Documents with respect to the Registered Aircraft-Related Collateral, under applicable U.S. law and Canadian law; (iv) filing opinions of counsel or other customary evidence of the completion of all applicable filings or recordings of such Security Documents and other necessary documents with the applicable aviation authority necessary or appropriate to create and perfect the Liens granted by such Security Documents, under applicable law, and any other filings or notices required to be made with any other government authority or registry in the Jurisdiction of Registration of the respective Registered Aircraft-Related Collateral, (v) certificates of insurance issued by the Borrower’s or the applicable Guarantor’s broker, (x) describing in reasonable detail the insurance maintained in respect of the Aircraft Collateral, (y) naming the Administrative Agent as loss payee, in the case of hull insurance, and additional insured, in the case of other insurance coverage and (z) providing that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Administrative Agent and the other Secured Parties, (vi) a written legal post-recordation opinion of the Borrower’s or the applicable Guarantor’s aircraft title counsel in the relevant Jurisdiction of Registration of the applicable Registered Aircraft-Related Collateral with respect to creation and perfection of the foregoing Liens, provided that in certain Jurisdictions of Registration, where the Borrower or the applicable Guarantor’s aircraft title counsel is not permitted to deliver such an opinion to the Administrative Agent by operation of law, the requirement of this clause (vi) may be satisfied if the Administrative Agent is able obtain such opinions from its aircraft title counsel for the applicable jurisdiction and (vii) evidence of payment by the Borrower of all premiums, search and examination charges and related charges, filing or recording Taxes, fees, charges, costs and expenses required for the recording of the Liens referred to above.

(c) [Intentionally omitted].

(d) Notwithstanding anything to the contrary contained herein or any other Loan Document, if, after the exercise of commercially reasonable efforts, the Borrower or the applicable Guarantor is not able to deliver any curative documentation that would support the removal from an aircraft title opinion of exceptions to title to Registered Aircraft-Related Collateral by reason of a title defect, the Borrower and the relevant Guarantor shall not be obligated to deliver any such curative documentation, to the extent that the value of such curative documentation with respect to all Registered Aircraft-Related Collateral does not exceed $10,000,000 in the aggregate (1) based on the impact on fair market value of such title exceptions as they relate to the airframe constituting the relevant Registered Aircraft-Related Collateral and (2) with respect to Engine title exceptions, the fair market value of such title exceptions as they relate to each affected such Engine constituting the relevant Registered Aircraft-Related Collateral.

(e) the Borrower will cause to be filed with the FAA, International Registry (as such terms are defined in the applicable Aircraft Security Agreements) or Governmental Authority and evidence thereof delivered to the Administrative Agent such curative documentation that would support the removal from an aircraft title opinion of exceptions to title identified in Schedule 5.12(e) together with an updated aircraft title opinion removing such exceptions to the title of the Aircraft Collateral so that, subject to the DIP Order and the grant of security therein, the Administrative Agent will have a first priority perfected lien in each Aircraft Collateral subject to Aircraft Permitted Liens (as such term is defined in the applicable Aircraft Security Agreement for such Aircraft Collateral).

(f) For all purposes of the foregoing and any other provision of the Loan Documents, if Aircraft Collateral is operated by a lessee in Canada, the Administrative Agent’s Lien on such Aircraft Collateral and other related Aircraft-Related Collateral shall be deemed to be a perfected first priority Lien if two notices are filed in the Personal Property Registry of the operator’s province of organization, each identifying such Aircraft-Related Collateral, one notice designating the operator as the debtor and the owner and the Administrative Agent as the secured party and the other notice designating the operator and the owner as the debtors and the Administrative Agent as the secured party; provided however, that Administrative Agent may take any other actions which the Required Lenders, after consultation with their foreign local counsel in the relevant jurisdictions, determine in good faith to be reasonably necessary in order to perfect the Liens or to achieve the relevant priority of the Liens.

Section 5.13. Sanctions; Anti-Corruption Laws. Each Loan Party will maintain in effect and enforce policies and procedures designed to procure compliance, in all material respects, by each such Loan Party, its Subsidiaries and their respective directors and officers with applicable Sanctions and the United States Foreign Corrupt Practices Act of 1977, as amended, or any other Anti-Corruption Law applicable to it. The Borrower will not request any Borrowing, and the Borrower shall not, and the Borrower shall ensure that its Subsidiaries shall not, directly or, to their knowledge, indirectly, use the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any applicable Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would cause any Lender to be in violation of applicable Sanctions.

Section 5.14. Lender Calls. Upon request by the advisors to the Lenders, the Borrower will host regular conference calls for the Lenders (which shall occur no less than bi-weekly, and more frequently as requested by the advisors to the Administrative Agent and the Lenders), for the Loan Parties to provide updates as to the Cash Flow Forecasts and the Variance Report most recently delivered, the Loan Parties’ financial condition, business operations, liquidity, business plan, contract negotiations and projections. The foregoing requirement may be satisfied by the conference calls required by Section 5.14 of the Prepetition Credit Agreement, to the extent the Lenders are permitted to participate therein.

Section 5.15. Certain Case Milestones. The Borrower will cause the Reorganization Milestones to be satisfied; provided, that the parties hereto shall work in good faith to extend the Reorganization Milestones to the extent necessary to accommodate the Bankruptcy Court.

Section 5.16. Certain Other Bankruptcy Matters.

(a) The Loan Parties and the Subsidiaries shall comply (i) in all material respects, with all of the requirements and obligations set forth in the Cash Management Order and the Cash Collateral Order, as such orders are amended and in effect from time to time in accordance with this Agreement, (ii) in all material respects, after entry thereof, with each order of the type referred to in clause (b) of the definition of “Approved Bankruptcy Court Order”, as each such order is amended and in effect in accordance with this Agreement (including, for the avoidance of doubt, the requirements set forth in clause (b) of the definition of “Approved Bankruptcy Court Order”) and (iii) in all material respects, after entry thereof, with the DIP Order (to the extent not covered by subclause (i) or (ii) above) approving the Debtors’ “first day” and “second day” relief and any pleadings seeking to establish material procedures for administration of the Cases or approving significant or material transactions (including, for the avoidance of doubt, the rejection, assumption, assumption and amendment or assignment of any aircraft leases) and all obtained in the Cases, as each such order is amended and in effect in accordance with this Agreement (including, for the avoidance of doubt, the requirements set forth in clause (c) of the definition of “Approved Bankruptcy Court Order”).

(b) The Borrower shall provide at least five (5) Business Days’ (or such shorter notice acceptable to the Administrative Agent in its sole discretion) prior written notice to the Administrative Agent prior to any assumption or rejection of the U.K. SAR Contract or any Loan Party’s or any other Subsidiary’s other Material Contracts (including pursuant to Section 365 of the Bankruptcy Code) and no such contract or lease shall be assumed or rejected, if such assumption or rejection would be materially adverse to the interests of the Secured Parties.

(c) The Loan Parties shall retain a financial advisor acceptable to the Required Lenders (it being understood that Houlihan Lokey has been retained and is acceptable) and the Lenders shall be provided access upon reasonable prior notice to such financial advisor.

Section 5.17. Bankruptcy Notices. The Borrower will furnish to the Administrative Agent (and the Administrative Agent will make available to each Lender):

(a) by the earlier of (1) two Business Days prior to being filed (and if impracticable, then as soon as possible and in no event later than as promptly practicable before being filed) on behalf of any of the Debtors with the Bankruptcy Court or (2) at the same time as such documents are provided by any of the Debtors to any statutory committee appointed in the Cases or the U.S. Trustee, all other notices, filings, motions, pleadings or other information concerning the financial condition of the Borrower or any of its Subsidiaries or any request to approve any compromise and settlement of claims or for relief under Section 363, 365, 1113 or 1114 of the Bankruptcy Code or Section 9019 of the Federal Rules of Bankruptcy Procedure or any other request for material relief, each having a value in excess of $1,000,000.

(b) by the earlier of (1) two Business Days prior to being filed (and if impracticable, then as soon as possible and in no event later than as promptly practicable before being filed) on behalf of any of the Debtors with the Bankruptcy Court or (2) at the same time as such documents are provided by any of the Debtors to any statutory committee appointed in the Cases or the U.S. Trustee, the DIP Order and all other proposed orders, motions and pleadings related to the Term Loans and the Loan Documents, any other financing or use of cash collateral, any sale or other disposition of Collateral outside the ordinary course, having a value in excess of $1,000,000, cash management, adequate protection, any Reorganization Plan and/or any disclosure statement or supplemental document related thereto.

Section 5.18. [intentionally omitted].

Section 5.19. Operation and Maintenance.

(a) Each Loan Party must keep the Aircraft Collateral or procure that the same is kept in good repair and condition (except for reasonable wear and tear consistent with the age and operational use of such Aircraft) and, in accordance with the terms of the Aircraft Security Agreement, maintain or preserve the aircraft in accordance with original equipment manufacturer standards and applicable regulatory requirements (in the appropriate category for the nature of the operations of that Aircraft without restrictions) and, if required by applicable law, a certification as to maintenance for that Aircraft issued by or on behalf of the Aviation Authority. No Loan Party shall use or permit the use of any Aircraft Collateral in any manner contrary to any recommendation of the manufacturers of the Aircraft, Airframe, any Engine or any Part referred to in any mandatory service bulletins issued, supplied or available by or through such manufacturer, or any applicable airworthiness directives issued by the applicable Aviation Authority.

(b) [intentionally omitted].

(c) At its own cost and expense, each Loan Party shall ensure, or shall procure, that each Aircraft constituting Aircraft Collateral is registered with the applicable Aviation Authority in the name of Owner or operator (as applicable) in accordance with the applicable laws of the Jurisdiction of Registration with Owner’s and Administrative Agent’s interest (where possible) in the Aircraft and the Lien of any Security Document (in each case where possible) insofar as they create and/or perfect a security interest in any Aircraft Collateral, and Owner’s or operator’s and Administrative Agent’s interest in such Aircraft, noted in the register to the extent permitted. The Administrative Agent agrees to cooperate with each Loan Party as relevant, at the expense of that Loan Party, to the extent necessary to maintain such registration. The Loan Parties must not change, and must ensure no other Person changes, the Jurisdiction of Registration of an Aircraft without notice to Administrative Agent or operator, as applicable.

(d) All maintenance, repair and servicing shall be conducted by Borrower, an Affiliate of Borrower or a maintenance provider under a Maintenance Program in accordance with all manufacturer’s manuals, flight and maintenance manuals, current manufacturer recommendations, applicable overhaul manuals, service bulletins, applicable maintenance and operations specifications, applicable operator’s manuals or specifications approved by applicable regulatory authority.

(e) No material alterations or modifications may be made to, or installed upon, an Aircraft constituting Aircraft Collateral except (i) to achieve preservation in accordance with any applicable original equipment manufacturer requirements, (ii) to comply with any FAA (or other applicable Aviation Authority) requirements, (iii) as permitted by the Aircraft Security Agreement or other Loan Document or (iv) with the Administrative Agent’s consent (such consent not to be unreasonably withheld or delayed), and if so permitted any alterations or modifications added or done to such Aircraft shall:

(i) not diminish, or impair the marketability, value, utility or airworthiness of the applicable Aircraft; and

(ii) immediately become the property of Owner free of all Liens (other than Permitted Collateral Liens).

(f) Each Loan Party will (i) ensure that the crew engaged in connection with the operation of any Aircraft Collateral have the qualifications and hold the licenses or certification required by the Aviation Authority and applicable law; (ii) obtain and maintain in full force all certificates, licenses, permits and authorizations at any time required for the use and operation of such Aircraft; and (iii) not abandon the Aircraft or knowingly do or permit to be done anything which may expose an Aircraft or any part of it to the risk of damage, destruction, arrest, confiscation, seizure, forfeiture, impounding, detention or appropriation. Each Aircraft shall be maintained at all times under a Maintenance Program.

(g) Each Loan Party will ensure that any repairs to any Aircraft Collateral will be performed in accordance with the provisions of the Maintenance Program.

Section 5.20. Post-Closing Matters. The Loan Parties shall take all necessary actions to satisfy the items described on Schedule 5.20 within the applicable period of time specified in such Schedule (or such longer period as the Required Lenders may agree in their sole discretion).

Section 5.21. DIP Loan Proceeds Disbursement Account.

(a) On or prior to the Effective Date, the Lead Borrower shall execute the Escrow Agreement governing the arrangements with respect to an escrow account with the Escrow Agent (the “DIP Loan Proceeds Disbursement Account”) into which the proceeds from the Term Loans made on the Effective Date which will be held, to be invested in the Federated Treasury Obligations Fund as provided in the Escrow Agreement.

(b) At all times, the Administrative Agent shall direct the manner of disposition of funds in DIP Loan Proceeds Disbursement Account subject to the DIP Order and in accordance with Section 2.3(d).

(c) At all times, each Loan Party will not, and will cause each of its Subsidiaries not to, pay into, deposit or maintain any cash in the DIP Loan Proceeds Disbursement Account other than the proceeds of the Term Loans made on the Effective Date.

ARTICLE VI

FINANCIAL COVENANT

The Borrower covenants and agrees that so long as any Lender has a Term Loan Commitment hereunder or any Obligation remains unpaid or outstanding:

Section 6.1. Variance Testing. On the delivery of each Variance Report following the Effective Date (each a “Test Date”):

(a) commencing with the first such Test Date corresponding to the applicable period for which a variance report is then being delivered under the Prepetition Credit Agreement following the Effective Date, the total operating disbursements of the Borrower and its Subsidiaries for the applicable period described in the immediately following proviso, shall not exceed the sum of the aggregate amount forecasted therefor in the Semi-Annual Cash Flow Forecast for such period by more than 10% of the forecasted amount; provided that (i) with respect to the Test Date for the week ending September 13, 2019 and every second Test Date occurring thereafter, the applicable Variance Report shall cover the immediately preceding two-week period ending prior to such Test Date and (ii) with respect to the Test Date for the week ending August 30, 2019 and every second Test Date occurring thereafter, the applicable Variance Report shall cover the immediately preceding four-week period ending prior to such Test Date. Certification of compliance with this Section 6.1(a) shall be provided for such Test Date, concurrently with delivery of each Variance Report and shall have been certified by a Responsible Officer of either Borrower and be in a form reasonably satisfactory to the advisors to the Administrative Agent and the Required Lenders; and

(b) commencing with the Test Date corresponding to the week ending August 30, 2019, the total receipts of the Borrower and its Subsidiaries in the period covered by such Variance Report, shall not be less than 80% of the sum of the aggregate amount forecasted therefor in the Semi-Annual Cash Flow Forecast relevant for the immediately preceding six-week period. On August 30, 2019, the first two weeks forecasted for testing purposes will be from the Semi-Annual Cash Flow Forecast delivered on the Effective Date and delivered under the Prepetition Credit Agreement on July 5, 2019. The last two weeks forecasted will be from the latest Semi-Annual Cash Flow Forecast (initially, the Semi-Annual Cash Flow Forecast delivered on the Effective Date and delivered under the Prepetition Credit Agreement on August 2, 2019), provided that it is reasonably satisfactory to the Required Lenders, otherwise the entire forecast for the six weeks will be based upon the original Semi-Annual Cash Flow Forecast. On September 13, 2019, the first four weeks forecasted will be from the previous Semi-Annual Cash Flow Forecast and the last two weeks forecasted will be from the latest Semi-Annual Cash Flow Forecast, provided that the previous and latest Semi-Annual Cash Flow Forecasts, respectively, are reasonably satisfactory to the Required Lenders, otherwise the variance will be based upon the last Semi-Annual Cash Flow Forecast that was reasonably acceptable. Testing in future periods will follow the logic above. Certification of compliance with this Section 6.1(b) shall be provided for such Test Date, concurrently with delivery of each Variance Report and shall have been certified by a Responsible Officer of either Borrower and be in a form reasonably satisfactory to the advisors to the Administrative Agent and the Lenders. For the avoidance of doubt, the Borrower shall not be required to provide any Variance Report using logic or based on timing that differs in any respect from requirements set forth in Section 6.1 of the Prepetition Credit Agreement as in effect on the Effective Date.

ARTICLE VII

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that so long as any Lender has a Term Loan Commitment hereunder or any Obligation remains outstanding:

Section 7.1. Indebtedness. The Loan Parties will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness created or incurred pursuant to the Loan Documents;

(b) (i) Indebtedness under the Prepetition Credit Agreement, outstanding on the Effective Date and (ii) other Indebtedness outstanding on the Prepetition Credit Agreement Effective Date and set forth on Schedule 7.1 to the extent still outstanding as of the Effective Date (the Indebtedness in clauses (i) and (ii), the “Existing Indebtedness”);

(c) Hedging Transactions entered into with any Person in the ordinary course of business and not for speculation; and

(d) any intercompany Indebtedness, subject to Section 7.4; provided, that any such intercompany Indebtedness owed by Loan Parties to non-Loan Parties (or owed by Debtors to Loan Parties that are not Debtors) that is incurred on or after the Effective Date shall be subordinated to the Obligations;

(e) Indebtedness (i) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of such Loan Party (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of such Loan Party; provided that such Indebtedness is incurred within ninety (90) days of the acquisition of such property, and (ii) consisting of Capital Lease Obligations, in an aggregate amount for clause (i) and (ii) not to exceed $20,000,000 at any time outstanding and, in each case, any Permitted Refinancing Indebtedness in respect thereof;

(f) Guarantee obligations of a Loan Party in respect of Indebtedness of a Loan Party otherwise permitted hereunder, and Guarantee obligations of a Subsidiary of a Loan Party in respect of Indebtedness of a Loan Party;

(g) Non-Recourse Debt incurred by the Loan Parties to finance the payment of insurance premiums of such Person;

(h) Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Loan Parties incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person;

(i) Operating Leases and any guarantees thereof;

(j) other Indebtedness not secured by Collateral or Specified Aircraft in an aggregate amount that does not exceed $5,000,000 outstanding at any time; and

(k) obligations in respect of letters of credit (1) in an aggregate outstanding face amount not to exceed the amount set forth in the Semi-Annual Cash Flow Forecast at any time and (2) issued for the benefit of the Trustee of the Bristow Staff Pension Scheme, upon the termination of the Pension Scheme Escrow Agreement and the release to Bristow Helicopter Group Limited of the amount on deposit thereon, in an aggregate amount not to exceed the Pension Scheme Cap.

Section 7.2. Negative Pledge. The Loan Parties will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except for Permitted Liens. The Loan Parties will not, and will not permit any Specified Aircraft SPV, to create, incur, assume or suffer to exist any Lien (other than Permitted Collateral Liens) on the Specified Aircraft other than in favor of the Administrative Agent or pursuant to the DIP Order.

Section 7.3. Fundamental Changes. (a) The Loan Parties will not, and will not permit any Significant Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Significant Subsidiaries(in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any Significant Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person as long as such merger does not adversely affect the Liens held by the Administrative Agent securing the Obligations or the priority thereof, (ii) any Significant Subsidiary may merge into another Subsidiary; provided, that if any party to such merger is a Loan Party, the surviving Person shall be a Loan Party (and, if any party to such merger is a Debtor, the surviving person shall be a Debtor), (iii) any Significant Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary; provided, that if such Significant Subsidiary is a Loan Party, it may only sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to another Loan Party (and if such Significant Subsidiary is a Debtor, it may only sell, transfer, lease or otherwise dispose of all or substantially all of its assets to another Debtor), (iv) [intentionally omitted], (v) any Significant Subsidiary (other than a Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests and with the consent of the Required Lenders; and (vi) subject to Section 2.8, sales and other dispositions of property that the Borrower or its Subsidiaries reasonably determine is obsolete and no longer used or useful in the ordinary course of its business; provided, that with respect to clauses (i) and (ii) of this Section 7.3(a), any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.

(b) The Loan Parties will not, and will not permit any of their Subsidiaries to, engage in any type of business other than helicopter services and such other businesses or services (including other aircraft services) that are reasonably related thereto.

Section 7.4. Loans and Other Investments, Etc. The Loan Parties will not, and will not permit any of their Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger), any Capital Stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment (other than Permitted Investments) in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit (all of the foregoing being collectively called “Investments”), except:

(a) (1) the Borrower may Guarantee unfunded pension obligations of the Borrower’s Subsidiaries with respect to Plans in existence on the Effective Date; and (2) Bristow Helicopter Group Limited and any other Subsidiary of Bristow Helicopter Group Limited that is not a Debtor may Guarantee any unfunded pension obligations under the Bristow Staff Pension Scheme in an aggregate amount not to exceed the Pension Scheme Cap;

(b) the Borrower and its Subsidiaries may make and permit to exist Investments in the Borrower and Wholly Owned Subsidiaries; provided that (i) the aggregate amount of such Investments by Loan Parties in Subsidiaries (other than Bristow Helicopter Group Limited) that are not Debtors made after the Effective Date in reliance on this clause (b) shall not exceed $5,000,000 at any time and (ii) the aggregate amount of such Investments by Loan Parties in Bristow Helicopter Group Limited made after the Effective Date in reliance on this clause (b) shall not exceed $10,000,000 at any time;

(c) the Borrower and its Subsidiaries may make any Investment made pursuant to (and set forth in) the Semi-Annual Cash Flow Forecast;

(d) any performance Guarantee (other than of Indebtedness) made by the Borrower or any Wholly Owned Subsidiary with respect to the performance by Bristow Helicopters Ltd. under the U.K. SAR Contract, and any other similar Investment necessary or desirable, in the good faith judgment of Holdings, to preserve the U.K. SAR Contract;

(e) the Borrower and its Subsidiaries may make and permit to exist trade payables and receivables and other transactions in the ordinary course of business among the Borrower and its Subsidiaries, subject, with respect to intercompany Indebtedness, to the subordination requirements of
Section 7.1(d);

(f) the Borrower and its Subsidiaries may incur Guarantees of Indebtedness permitted under Section 7.1;

(g) the maintenance of deposit accounts in the ordinary course of business;

(h) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(i) direct or indirect Investments having an aggregate value of $40,000,000 in Bristow Helicopters Ltd. and Bristow Norway AS; provided that such Investments are made (i) solely for the purpose of recapitalizing such entities to eliminate any net liability positions, (ii) only in the form of intercompany loan forgiveness and/or debt for equity swaps and (iii) only at such times and in such amounts as is required to satisfy the purpose set forth in this clause (i);

(j) other Investments in an aggregate principal amount at any time not to exceed $5,000,000;

(k) Investments set forth on Schedule 7.4 and existing on the Prepetition Credit Agreement Effective Date in an aggregate amount equal to the amount outstanding on the Prepetition Credit Agreement Effective Date as shown on such Schedule 7.4 to the extent still outstanding as of the Effective Date;

(l) the Specified Aircraft Investments so long as, at the time of making any such Specified Aircraft Investment no Event of Default shall have occurred and be continuing; provided, however, any Investment in the form of intercompany indebtedness shall be subject to the subordination requirements under Section 7.1(d); and

(m) the Borrower and its Subsidiaries may make and permit to exist Investments in any Subsidiary of cash and cash equivalents not to exceed the Pension Scheme Cap which are to be deposited in a Pension Scheme Escrow Account.

Section 7.5. Restricted Payments. The Borrower will not, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of Capital Stock or Indebtedness subordinated to the Obligations of the Borrower or any Guarantee thereof or any options, warrants, or other rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding (each, a “Restricted Payment”), other than (a) dividends and other distributions paid in kind or in capital stock or (b) pursuant to a final order entered in the Cases, including any order confirming a Reorganization Plan in the Cases.

Section 7.6. Sale of Assets. The Loan Parties will not, and will not permit any of their Subsidiaries to (i) in the case of the Loan Parties, convey, sell, lease, assign, transfer or otherwise dispose of, any of the assets or property of any Loan Party, whether now owned or hereafter acquired, to any Person other than, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (x) to a Wholly Owned Subsidiary that is a Debtor or, in the case of a Loan Party that is not a Debtor, to another Loan Party that is not a Debtor or (y) to a Subsidiary that is not a Loan Party, so long as such disposition is (A) in the ordinary course of business, (B) for fair market value and (C) to the extent assets disposed constitute Collateral at such time of disposition, the consideration received for such assets shall constitute Collateral, (ii) in the case of any Subsidiary that is not a Loan Party, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets or property, whether now owned or hereafter acquired, to any Person other than, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (1) to any other Subsidiary that is not a Loan Party or (2) to any Loan Party, so long as such disposition is (A) in the ordinary course of business, (B) for fair market value and (C) to the extent the consideration paid by a Loan Party constitutes Collateral, the assets received by such Loan Party shall constitute Collateral, (iii) in the case of any Subsidiary, issue or sell any shares or quotas of such Subsidiary’s common stock to any Person other than the Borrower or any of the Borrower’s Subsidiaries (provided that, prior to or concurrently therewith, the applicable Loan Party or Subsidiary has taken all steps necessary or reasonably required to ensure that any pledge of such common stock granted to the Administrative Agent shall remain in effect upon giving effect thereto with the same or greater priority than immediately before such issuance or sale) (or to qualify directors if required by applicable law), in each case of clauses (i) through (iii), other than (a) Aircraft Substitutions to the extent permitted under Section 5.12, (b) Permitted Asset Sales, (c) sales, leases and charters of inventory, equipment or other assets in the ordinary course of business, (d) sales, dispositions and other transactions permitted pursuant to Sections 7.3, 7.4 and 7.5 above and (e) other sales, dispositions and other transactions with the consent of the Required Lenders. Notwithstanding the foregoing, the Specified Aircraft SPVs shall not sell or otherwise transfer any Specified Aircraft, or assign any Specified Aircraft Leases, to any of the Borrower or any of its Subsidiaries or to any other Person, except as required by the U.K. SAR Contract.

Section 7.7. Transactions with Affiliates. The Loan Parties will not, and will not permit any of their Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions, taken as a whole, not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Loan Parties that are Debtors, or between or among Loan Parties that are not Debtors or between or among Persons that are not Loan Parties not involving any other Affiliates, (c) any Restricted Payment permitted by Section 7.5 and (d) Investments permitted by Section 7.4, so long as any Investment by any Loan Party or a Wholly Owned Subsidiary in a Subsidiary that is not a Wholly Owned Subsidiary is made on terms and conditions that, taken as a whole, are not less favorable to such Loan Party or such affected Wholly Owned Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, except as required by the U.K. SAR Contract or pursuant any related agreements.

Section 7.8. Restrictive Agreements. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any consensual agreement that prohibits, restricts or imposes any condition upon (a) the ability of the any Loan Party or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, in favor of the Administrative Agent to secure all or any portion of the Secured Obligations, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to any Loan Party or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by (A) this Agreement or any other Loan Document or (B) any agreements governing or evidencing the Existing Indebtedness or any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund any of the foregoing; provided that the restrictions and conditions imposed by any agreement governing or evidencing such new Indebtedness are not materially more restrictive, taken as a whole, than the restrictions and conditions imposed by the agreements governing or evidencing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, as reasonably determined by the Borrower, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or the assets that are sold and such sale is permitted hereunder, (iii) the foregoing shall not apply to customary restrictions and conditions contained in joint venture agreements and similar agreements that restrict the transfer of interests in or assets of the joint venture or the pledge of Capital Stock of any joint venture entity, (iv) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness; provided that the foregoing shall not prohibit financial incurrence, maintenance and similar covenants that indirectly have the practical effect of prohibiting or restricting the ability of a Subsidiary to make such payments or provisions that require that a certain amount of capital be maintained, or prohibit the return of capital to shareholders above certain dollar limits; (v) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof; (vi) the foregoing shall not apply to restrictions or conditions in any agreements governing or evidencing any Indebtedness incurred on or after the Effective Date in accordance with the provisions of this Agreement which are not materially more restrictive, taken as a whole, than the restrictions and conditions contained in this Agreement, any other Loan Document or the agreements governing or evidencing the Existing Indebtedness; (vii) the foregoing shall not apply to restrictions or conditions in any agreement in effect at the time any Person becomes a Subsidiary of the Borrower, which agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, and on the condition that such restrictions or conditions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancing thereof; provided, that the amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such conditions or restrictions than the agreements in effect at the time such Person becomes a Subsidiary of the Borrower and (viii) the foregoing shall not apply to any restrictions imposed by the U.K. SAR Contract or pursuant to any related agreements.

Section 7.9. Hedging Transactions. The Loan Parties will not, and will not permit any of their Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions not for speculative purposes entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its obligations or operations.

Section 7.10. Amendment to Material Documents. The Loan Parties will not, and will not permit any of their Subsidiaries to, amend, modify or waive (a) any of its rights under its certificate of incorporation, bylaws or other organizational documents in a manner materially adverse to the interests of the Lenders, (b) any Material Contract that would be materially adverse to the interests of the Loan Parties or the Lenders or (c) any material terms under the U.K. SAR Contract in a manner materially adverse to the interests of the Lenders.

Section 7.11. Accounting Changes. The Loan Parties will not, and will not permit any of their Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or change the Fiscal Year of the Borrower or of any of its Subsidiaries, except to change the Fiscal Year end to December 31.

Section 7.12. Specified Aircraft SPVs.

(a) The Loan Parties will not, and will not permit any of their Subsidiaries to, permit any Specified Aircraft SPV to fail to qualify as such pursuant to the definition thereof or to (i) own any material assets or liabilities other than those assets and liabilities owned prior to the Prepetition Credit Agreement Effective Date or in connection with any Specified Aircraft Investments, the Specified Aircraft Transactions and the performance of services under the U.K. SAR Contract and (ii) engage in any business activities other than business activities engaged prior to the Prepetition Credit Agreement Effective Date, or owning Specified Aircraft and entering into leases, subleases or other agreements or arrangements which grant to the Borrower or any of its Wholly Owned Subsidiaries the right to use Specified Aircraft in accordance with Section 7.7 and any document, undertaking or agreement required by the Department or otherwise reasonably necessary or desirable to maintain or enforce its rights or obligations under the U.K. SAR Contract.

(b) The Loan Parties will not, and will not permit any of their Subsidiaries (other than BALL SPV following the consummation of the Specified Aircraft Transactions described in clause (A), (B) and (C) of the definition thereof and so long as the BALL SPV is a Specified Aircraft SPV) or affiliates to, consummate the Specified Aircraft Transactions described in clause (D) of the definition thereof or otherwise acquire any of the Leonardo Aircraft.

Section 7.13. Additional Subsidiaries. The Loan Parties will not, and will not permit any of their Subsidiaries to, form or otherwise acquire any Subsidiary that is not an Insignificant Subsidiary following the Prepetition Credit Agreement Effective Date without the consent of the Required Lenders.

Section 7.14. Specified Subsidiaries. No Specified Subsidiary shall, nor shall the Loan Parties permit any Specified Subsidiary to, conduct any material business operations (other than customary activities incidental to their organizational existence and participation in intercompany cash management activities and intercompany leasing activities, in each case consistent with past practice) or own any material assets or incur any material liabilities, in each case other than those assets and liabilities in existence on the Effective Date or as otherwise contemplated by this sentence (including, for the avoidance of doubt, performing its obligations under the Loan Documents and the granting of Liens thereunder) and the making and/or receipt of additional intercompany investments permitted hereunder.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1. Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(a) any Loan Party (including pursuant to a Facility Guarantee) shall fail to pay any principal of any Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b) any Loan Party (including pursuant to a Facility Guarantee) shall fail to pay any interest on any Term Loan or any fee or any other amount (other than an amount payable under clause (a) of this Section 8.1) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

(c) any representation, warranty or statement made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) shall prove to be incorrect in any material respect when made or deemed made or submitted; or

(d) any Loan Party shall fail to observe or perform any financial covenant set forth in Article VI, any negative covenant set forth in Article VII, any of Sections 5.3, 5.9, 5.15, 5.16, 5.17, or 5.21, or any of Sections 5.2(a), (e)(i) and (e)(iv), which such failure under any of Sections 5.2(a), (e)(i) and (e)(v) shall continue unremedied for seven (7) Business Days after the occurrence thereof; or

(e) [Intentionally omitted]; or

(f) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above) or any other Loan Document, and such failure shall remain unremedied for 30 days after the earlier of (i) any Responsible Officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent; or

(g) the Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to make payments when due on any Indebtedness which individually or in the aggregate the principal amount thereof exceeds $15,000,000, or breach of any covenant contained in any agreement relating to such Indebtedness causing or permitting the acceleration of such Indebtedness after the giving of notice and the expiration of any applicable grace period; provided that this clause (g) shall not apply to (1) any Indebtedness outstanding hereunder or, in the case of any Debtor, any Prepetition Debt or (2) Non-Recourse Debt; or

(h) any Subsidiary of the Borrower that is not a Debtor shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any Bankruptcy Law or seeking the appointment of a custodian, trustee, receiver, liquidator, administrator, administrative receiver or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 8.1(h), (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator, administrator, administrative receiver or other similar official for such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any board action for the purpose of effecting any of the foregoing; or

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Subsidiary of the Borrower that is not a Debtor or its debts, or any substantial part of its assets, under any Bankruptcy Law or (ii) the appointment of a custodian, trustee, receiver, liquidator, administrator, administrative receiver or other similar official for such Subsidiary or for a substantial part of its assets, and in any such case relating to Domestic Subsidiaries only, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(j) [intentionally omitted];

(k) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Subsidiaries in an aggregate amount exceeding $15,000,000; or

(l) any final judgment or order for the payment of money in excess of $15,000,000 (but excluding any portion thereof that is subject to insurance coverage within applicable policy limits and where the insurer has not denied or contested coverage), shall be rendered against any Loan Party (which, in the case of the Debtors only, arose following the Petition Date) which judgments, orders, fines, penalties, awards or impositions remain in effect for 30 days without being satisfied, discharged, stayed, deferred, or vacated; or

(m) a Change in Control shall occur or exist; or

(n) any Facility Guarantees shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to contest or terminate its payment obligations under its Facility Guarantee other than as permitted by the Loan Documents; or

(o) any Lien purported to be created under any Security Document or the DIP Order shall fail or cease to be a valid and perfected Lien on any Collateral having a fair market value in excess of $5,000,000, with the priority required by the applicable Security Document or the DIP Order, except as a result of (i) the Administrative Agent’s failure to take any action reasonably requested by the Borrower or otherwise required in order to maintain a valid and perfected Lien on any Collateral, (ii) any action taken by the Administrative Agent to release any Lien on any Collateral, or (iii) as permitted in connection with the Loan Documents; or

(p) (i) The U.K. SAR Contract shall be terminated or the Department shall have exercised remedies to take control thereof or (ii) the Contractor shall have received notice from the Department with respect to any termination of the U.K. SAR Contract pursuant to Conditions 43, 44 or 45 of the U.K. SAR Contract; or

(q)

(i) the entry of an order dismissing any of the Cases or converting any of the Cases to a case under chapter 7 of the Bankruptcy Code, or any filing by any Debtor (or any affiliate thereof) of a motion or other pleading seeking entry of such an order;

(ii) a trustee, responsible officer or an examiner having expanded powers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Bankruptcy Code section 1104 (other than a fee examiner), or any similar person is appointed or elected in the any of the Cases, any Debtor (or any affiliate thereof) applies for, consents to, or fails to contest in, any such appointment, or the Bankruptcy Court shall have entered an order providing for such appointment, in each case without the prior written consent of the Required Lenders in their sole discretion;

(iii) the entry of an order or the filing by any Debtor (or any affiliate thereof) of an application, motion or other pleading seeking entry of an order staying, reversing, vacating or otherwise modifying the DIP Order;

(iv) (x) the entry of an order in any of the Cases denying or terminating use of cash collateral by the Loan Parties that are Debtors or (y) the termination of the right of any Loan Party that is a Debtor to use any cash collateral and the Debtors have not otherwise obtained authorization to use cash collateral with the prior written consent of the Administrative Agent and the Required Secured Lenders;

(v) the entry of an order in any of the Cases granting relief from any stay of proceeding (including, without limitation, the automatic stay) so as to allow a third party to proceed against any assets of the Debtors having a value in excess of $7,500,000;

(vi) any of the Loan Parties or any of their Subsidiaries, or any person claiming by or through any of the Loan Parties or their Subsidiaries, shall obtain court authorization to commence, or shall commence, join in, assist, support or otherwise participate as an adverse party in any suit or other proceeding against (x) the Administrative Agent or the Lenders or (y) the lenders, agents, or trustee under any of the Prepetition Credit Agreement, the Prepetition Senior Secured Notes Indenture or Prepetition Unsecured Notes Indentures;

(vii) the entry of a final non-appealable order in the Cases charging any of the Collateral under Section 506(c) of the Bankruptcy Code against the Lenders or the commencement of any other actions by the Loan Parties, that challenges the rights and remedies of the Administrative Agent or the Lenders under the Term Loan Facility in any of the Cases or that is inconsistent with the Loan Documents;

(viii) the entry of an order in any of the Cases seeking authority to use cash collateral (other than with the prior written consent of the Administrative Agent and the Required Lenders) or to obtain financing under Section 364 of the Bankruptcy Code;

(ix) (x) without the written consent of the Administrative Agent and the Required Lenders, the entry of an order in any of the Cases granting adequate protection to any other person (which, for the avoidance of doubt, shall not apply to any payments made pursuant to the DIP Order or any “first day” orders reasonably acceptable to the Administrative Agent other than as set forth in the Cash Collateral Order) or (y) without the written consent of the Administrative Agent and the Required Secured Lenders, the entry of an order modifying or terminating any of the rights of the Required Secured Lenders under the Cash Collateral Order;

(x) the filing or support of any pleading by any Loan Party or any Subsidiary or parent thereof seeking, or otherwise consenting to, any of the matters set forth in clauses (i) through (ix) above or which could otherwise be reasonably expected to result in the occurrence of an Event of Default;

(xi) termination or expiration of any exclusivity period for any Loan Party to file or solicit acceptances for a Reorganization Plan;

(xii) the making of any Prepetition Payments other than (i) as permitted by the DIP Order (including the Secured Notes Tender Offer), the Cash Collateral Order or the Cash Management Order, (ii) as permitted by any “first day” or “second day” orders and consistent with the Semi-Annual Cash Flow Forecasts, (iii) as permitted by any other order of the Bankruptcy Court in amounts reasonably satisfactory to the Required Lenders, (iv) as set forth in the Semi-Annual Cash Flow Forecasts or (v) otherwise as agreed to by the Required Lenders, but in the case of clauses (i) – (iv) in amounts not in excess of the amounts set forth for such payments in the Semi-Annual Cash Flow Forecasts;

(xiii) an order of the Bankruptcy Court granting, other than in respect of the Term Loan Facility and the Carve Out, any claim entitled to superpriority administrative expense claim status in the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code pari passu with or senior to the claims of the Administrative Agent and the Lenders, or the filing by any Loan Party or any of its Subsidiaries (or any parent thereof) of a motion or application seeking entry of such an order;

(xiv) other than with respect to the Carve Out and the Liens permitted to have such priority under the Loan Documents and the DIP Order, any Loan Party that is a Debtor shall create or incur, or the Bankruptcy Court enters an order granting, any Lien which is pari passu with or senior to any Liens under the Loan Documents;

(xv) noncompliance by any Loan Party or any of its Subsidiaries with the terms of the DIP Order or the Cash Collateral Order;

(xvi) the termination of the Restructuring Support Agreement; or

(xvii) the filing of a Reorganization Plan pursuant to which (i) the Term Loans of the Backstop Commitment Lenders that have performed under the Backstop Commitment Agreement would receive any treatment other than pursuant to the Equity Conversion, unless the Supermajority Lenders have otherwise agreed or (ii) the Term Loans of the Lenders that are not Backstop Commitment Lenders would be repaid or prepaid in full in cash, unless the affected Lenders have otherwise agreed;

then, and in every such event and at any time thereafter during the continuance of such event, but subject to the DIP Order in all respects, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) declare the Term Loan Commitments terminated and the principal of and any accrued interest on the Term Loans (together with any unpaid fee in accordance with Section 2.10(c) with respect to the Term Loans and Term Loan Commitments), and all other Obligations owing hereunder, to be, whereupon the same shall become terminated or due and payable, as applicable, immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (ii) exercise all remedies contained in any other Loan Document, and (iii) exercise any other remedies available at law or in equity; provided that with respect to the enforcement of Liens or other remedies with respect to the Collateral of the Debtors, the Administrative Agent shall provide the Borrower at least 5 days’ notice prior to the taking of such action; provided that during such period, any party in interest shall be entitled to seek an emergency hearing with the Bankruptcy Court, for the sole purpose of contesting whether an Event of Default has occurred and is continuing; provided, further, that prior to any exercise by any Secured Party of any of the remedies that involves entering into premises where any SAR Aircraft is located or taking possession of any SAR Aircraft (or any related parts or engines then unattached to the SAR Aircraft or any records regarding same), or exercising any dominion or control over any SAR Aircraft, or using any premises of a Loan Party or any of its Affiliates for storage thereof or foreclosing upon or exercising any control or dominion over the Capital Stock of one or both of the Specified Aircraft SPVs (collectively, the “Restricted Remedies”), the Administrative Agent shall deliver written notice to the Department that an Event of Default under this Agreement has occurred and is continuing and provided that either (a) the Loan Parties continue to pay amounts due under this Agreement pursuant to the terms of this Agreement or (b) within 60 days after the date of such notice an arrangement is established at the cost and expense of the Loan Parties requiring that either (i) proceeds of any payment by the Department under the U.K. SAR Contract in an amount equal to the unaccelerated principal amount and accrued interest in respect of the Term Loans payable on such date be deposited by the Department into a deposit account to be specified by the Administrative Agent from time to time, all pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent on the direction of the Required Lenders, or (ii) proceeds of all payments by the Department under the U.K. SAR Contract be deposited with an escrow agent pursuant to an escrow agreement to be agreed among the Department, the Administrative Agent, and the relevant Borrower or Guarantor or Affiliate of them that is entitled to receive the payment, all pursuant to documentation in form and substance reasonably satisfactory to each of the Administrative Agent on the direction of the Required Lenders (the arrangements described in clauses (i) and (ii) of this proviso, each a “Payment Arrangement”), and so long as either such Payment Arrangement remains in place and is complied with or the Loan Parties continue to pay all amounts due, without acceleration of the Term Loans, pursuant to the terms of this Agreement, the Restricted Remedies shall not be exercisable by any Secured Party and shall remain subject to the Department’s rights under the U.K. SAR Contract in all respects; provided, further, that if (a) the Loan Parties are not paying to any Secured Party the amounts due to such Secured Party pursuant to the terms of this Agreement (without acceleration of the Term Loans) and (b) a Payment Arrangement is not established within 60 days after the date of the notice delivered by the Administrative Agent to the Department in accordance with the immediately preceding proviso, the Administrative Agent shall be entitled to exercise the Restricted Remedies on the direction of the Required Lenders, and thereafter such Restricted Remedies on the direction of the Required Lenders shall not be subject to the rights of the Department under the U.K. SAR Contract.

Section 8.2. Application of Proceeds.

(a) Subject, solely with respect to the Junior Priority Collateral, to Section 10.17 and the Intercreditor Agreement following the execution thereof, all proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after the occurrence of and during the continuation of an Event of Default arises shall be applied as follows:

(i) first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;

(ii) second, to the fees (including fees payable under Section 2.10(c)) and other reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(iii) third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;

(iv) fourth, to the fees due and payable under Section 2.10 and interest then due and payable under the terms of the Credit Agreement, until the same shall have been paid in full;

(v) fifth, to the Secured Parties in an amount equal to the sum of all outstanding principal amounts of the Obligations and any unpaid interest accrued on the Obligations, pro rata in proportion to the aggregate amounts thereof owing to each Secured Party;

(vi) sixth, to the Lenders in the amount of any other unpaid Obligations, pro rata in proportion to the respective amounts thereof owed to each Lender; and

(vii) seventh, the balance, if any, after all of the Obligations and Hedging Obligations owing to any Secured Party have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable law.

All amounts allocated pursuant to the foregoing clauses third through sixth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares within each clause.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1. Appointment of Administrative Agent. Each Lender irrevocably appoints Ankura Trust Company, LLC as the administrative agent and collateral agent hereunder and under the other Loan Documents and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of their duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.2. Nature of Duties of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct as finally determined by a non-appealable order from a court of competent jurisdiction. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it concerning all matters pertaining to such duties. Beyond reasonable care in the custody of any Collateral in its actual possession, the Administrative Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, and the Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith.

Section 9.3. Lack of Reliance on the Administrative Agent. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 9.4. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking or not taking such act, unless and until it shall have received instructions from such Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement or requested by the Administrative Agent.

Section 9.5. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.6. The Administrative Agent in its Individual Capacity. The Person serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Person acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 9.7. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Borrower consent shall be required if a Default or Event of Default exists at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

(b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section 9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

Section 9.8. Authorization to Execute other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement.

Section 9.9. Parallel Debt. Each Loan Party hereby irrevocably and unconditionally undertakes (such undertaking and the obligations and liabilities which are a result thereof, hereinafter being referred to as its “Parallel Debt”) to pay to the Administrative Agent an amount equal to and in the currency of the aggregate amount payable by it to any Secured Party under any Loan Document (the “Principal Obligations”) in accordance with the terms and conditions of such Principal Obligations. The Parallel Debt of each Loan Party shall become due and payable as and when its Principal Obligations become due and payable. An Event of Default in respect of the Principal Obligations shall constitute a default (verzuim) within the meaning of section 3:248 of the Netherlands Civil Code with respect to the Parallel Debt without any notice being required.

Each of the Loan Parties acknowledges that (i) the Parallel Debt of each Loan Party (a) constitutes an undertaking, obligation and liability of such Loan Party to the Administrative Agent (in its personal capacity and not in its capacity as agent) which is separate and independent from, and without prejudice to, its Principal Obligations and (b) represents the Administrative Agent’s own claim to receive payment of such Parallel Debt from such Loan Party and (ii) the Collateral created under the Loan Documents to secure the Parallel Debt is granted to the Administrative Agent in its capacity as sole creditor of the Parallel Debt.

Each of the Loan Parties agrees that (i) the Parallel Debt of each Loan Party shall be decreased if and to the extent that its Principal Obligations have been paid or in the case of guarantee obligations discharged, (ii) the Principal Obligations of each Loan Party shall be decreased if and to the extent that its Parallel Debt has been paid or in the case of guarantee obligations discharged, and (iii) the amount payable under the Parallel Debt of each Loan Party shall at no time exceed the amount payable under its Principal Obligations.

Any amount received or recovered by the Administrative Agent in respect of a Parallel Debt (including, but not limited to, enforcement proceeds) shall be applied in accordance with the terms of this Agreement subject to limitations (if any) expressly provided for in any Security Document.

For the purpose of this Section 9.9, the Administrative Agent acts in its own name and for itself and not as agent, trustee or representative of any other Secured Party.

For purposes of any Netherlands Security Document any resignation by the Administrative Agent is not effective with respect to its rights under the Parallel Debt until all rights and obligations under the Parallel Debt have been assigned and assumed to the successor agent.

The Administrative Agent will reasonably cooperate in assigning its rights and obligations under the Parallel Liabilities to any such successor agent and will reasonably cooperate in transferring all rights and obligations under any Netherlands Security Document to such successor agent.

The Administrative Agent is hereby authorized by the Secured Parties which are a party to this Agreement to execute and deliver any documents necessary or appropriate to create and perfect the rights of pledge created by any Netherlands Security Document. Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of Parallel Debt obligations by any Loan Party which agrees to provide security pursuant to a Netherlands Security Document.

ARTICLE X

MISCELLANEOUS

Section 10.1. Notices.

(a) Written Notices.

(i) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrower:

Bristow Group Inc.

2103 City West Blvd.

4th Floor

Houston, Texas 77042

Attention: General Counsel

Email: notices@bristowgroup.com

Facsimile: (713) 267-7620

To the Administrative Agent:

For Payments and Requests for Credit Extensions:

Michael Fey

Ankura Trust Company, LLC

140 Sherman Street, 4th Floor

Fairfield, CT 06824

Phone: (980) 226-7633

Fax: (603) 609-0707

Email: michael.fey@ankura.com

PAYMENT INSTRUCTIONS:

TO ANKURA TRUST COMPANY, LLC

Bank: Deutsche Bank Trust Company Americas ABA No.: 021001033

Acct: Global Loan Services

Acct. No.: 99183678

Ref.: Ankura Trust Company/Bristow

For Credit Related Matters:

Jay Hopkins

Ankura Trust Company, LLC

140 Sherman Street, 4th Floor

Fairfield, CT 06824

Phone: (917) 544-7727

Fax: (603) 609-0707

Email: jay.hopkins@ankura.com

Other Notices/Deliveries to Administrative Agent:

Michael Fey

Ankura Trust Company, LLC

140 Sherman Street, 4th Floor

Fairfield, CT 06824

Phone: (980) 226-7633

Fax: (603) 609-0707

Email: michael.fey@ankura.com

To any other Lender:

the address set forth in the Administrative Questionnaire or the Assignment and Acceptance Agreement executed by such Lender

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent shall not be effective until actually received by such Person at its address specified in this Section 10.1.

(ii) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reasonable reliance in good faith upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Term Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.

(b) Electronic Communications.

(i) Notices and other communications to the Administrative Agent and to the Lenders hereunder may be delivered or furnished by electronic communication (including e ☐ mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to the Administrative Agent or any Lender pursuant to Article II unless such Lender and the Administrative Agent have agreed to receive notices under such Section by electronic communication and have agreed to the procedures governing such communications. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii) Unless the Administrative Agent and Borrower otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 10.2. Waiver; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Term Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to Section 2.19, no amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Loan Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by a Borrower and the Required Lenders or a Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Term Loan Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Term Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any scheduled payment of any principal of, or interest on, any Term Loan or any fees (including fees payable under Section 2.10(c)) hereunder or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(a), (c) or (d) or Section 2.7 in a manner that would alter the pro rata sharing of payments required thereby or change Section 8.2 or Section 2.8(c) or modify any definition used therein in a manner that would alter the pro rata sharing of payments required thereby or alter the order of payment specified therein, in each case without the written consent of each Lender, (v) change any of the provisions of this Section 10.2(b) or the definition of “Required Lenders”, “Supermajority Lenders”, “Majority Lenders” or “Required Secured Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender, (vi) release any Guarantor or limit the liability of any such Guarantor under the Facility Guarantee or any other Guarantee agreement or other Loan Documents, without the written consent of each Lender, except in connection with the sale or other disposition of such Guarantor or as expressly permitted in this Agreement or other Loan Documents, (vii) release all or substantially all collateral securing any of the Obligations or subordinate any Lien in such collateral to any other creditor of the Borrower or any Subsidiary other than in accordance with the terms of the Loan Documents, without the written consent of each Lender, (viii) modify the Superpriority Claim status of the Lenders under the DIP Order or under any Loan Document without the written consent of each Lender or (ix) change Section 2.5 or Section 2.20 in a manner that would alter the time or manner of payment required thereby without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of the Administrative Agent.

Section 10.3. Expenses; Indemnification. (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and the Lenders, including the reasonable fees, charges and disbursements of counsel (including local counsel, foreign counsel, bankruptcy counsel, conflict counsel and aviation counsel) for the Administrative Agent and its Affiliates and the Lenders, in connection with the syndication of the credit facility provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated and whether incurred before or after the date hereof) and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and financial advisors) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 10.3, or in connection with the Term Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans.

(b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable allocated fees and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party or Related Party of a Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or Related Party of a Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The Borrower, upon demand by the Administrative Agent or a Lender at any time, shall reimburse such Administrative Agent or such Lender for any such reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing, except if the same is excluded from indemnification pursuant to the provisions of the immediately preceding sentence. Each Indemnitee agrees to contest any indemnified claim if reasonably requested by the Borrower, in a manner reasonably directed by the Borrower, with counsel selected by the Indemnitee and approved by the Borrower, which approval shall not be unreasonably withheld or delayed. Any Indemnitee that proposes or intends to settle or compromise any such indemnified claim shall give the Borrower written notice of the terms of such settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower’s prior written consent thereto, which consent shall not be unreasonably withheld or delayed; provided that the Indemnitee shall not be restricted from settling or compromising any such claim if the Indemnitee waives its right to indemnity from the Borrower in respect of such claim and such settlement or compromise does not materially increase the Borrower’s liability pursuant to this Section 10.3 to any Related Party of such Indemnitee.

(c) The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes.

(d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent under clauses (a), (b) or (c) hereof or such amount is otherwise incurred by the Administrative Agent in connection with its duties, obligations and role hereunder, each Lender severally agrees to pay to the Administrative Agent such Lender’s Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(e) To the extent permitted by applicable law, no party to this Agreement or Indemnitee shall assert, and each hereby waives, any claim against any such other Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Term Loan or the use of proceeds thereof.

(f) All amounts due under this Section 10.3 shall be payable within ten (10) Business Days after written demand therefor.

Section 10.4. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the Term Loans at the time owing to the assigning Lender or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $500,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender (or, in the case of an assignment by any Lender party to this Agreement as of the Effective Date, to any Approved Lender with respect to such Lender), an Approved Fund or a Person that is a Supporting Noteholder (as defined in the Restructuring Support Agreement) as of the Effective Date or (z) such assignment is entered into following the earlier of (i) the Plan Effective Date and (ii) the date that is one year following the Effective Date; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the Borrower, the Administrative Agent, and each Lender shall be required for assignments to a Person that is not a Supporting Noteholder (as defined in the Restructuring Support Agreement) or that does not become a Supporting Noteholder (as defined in the Restructuring Support Agreement) by joinder to the Restructuring Support Agreement concurrently with such assignment.

(iv) Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500 (other than with respect to assignments by a Lender to its Affiliate), (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.15.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to (i) a natural person or (ii) a Bristow Competitor.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.4. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent ten (10) Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless the Borrower gives written notice to the assigning Lender prior to such tenth (10th) Business Day that the Borrower objects to such assignment.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Fairfield, Connecticut a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. Information contained in the Register shall be conclusive, absent manifest error. In establishing and maintaining the Register, Administrative Agent shall serve as Borrower’s agent solely for Tax purposes and solely with respect to the actions described in this Section 10.4.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent sell participations to any Person (other than a natural person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(e) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that, to the extent affecting such Participant: (i) increases the Term Loan Commitment of such Lender, (ii) reduces the principal amount of any Term Loan or reduces the rate of interest thereon, or reduces any fees payable hereunder, (iii) postpones the date fixed for any payment of any principal of, or interest on, any Term Loan or any fees hereunder or reduces the amount of, waives or excuses any such payment, (iv) changes Section 2.16(a), (c) or (d) or Section 2.7 in a manner that would alter the pro rata sharing of payments required thereby or change Section 8.2 or Section 2.8(c) or modify any definition used therein in a manner that would alter the pro rata sharing of payments required thereby or alter the order of payment specified therein, (v) changes any of the provisions of Section 10.2(b) or the definition of “Required Lenders”, “Supermajority Lenders”, “Majority Lenders” or “Required Secured Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, (vi) releases any Guarantor or limits the liability of any such Guarantor under the Facility Guarantee or any other Guarantee agreement or other Loan Documents, except in connection with the sale or other disposition of such Guarantor or as expressly permitted in this Agreement or other Loan Documents or (vii) releases all or substantially all collateral securing any of the Obligations. Subject to paragraph (f) of this Section 10.4, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14, and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.4. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.13 and Section 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (i) the sale of the participation to such

Participant is made with the Borrower’s prior written consent or (ii) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 2.15 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15 as though it were a Lender (it being understood that the Tax documentation required under Section 2.15 shall be delivered to the participating Lender).

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE FOREIGN SECURITY DOCUMENTS THAT BY THEIR TERMS ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE APPLICABLE FOREIGN JURISDICTION) SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT AND, IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN AND SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT; SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING DESCRIBED IN PARAGRAPH (B) OF THIS SECTION 10.5 AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH

(B) OF THIS SECTION 10.5. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.1. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. ALL LOAN PARTIES THAT ARE ORGANIZED UNDER THE LAWS OTHER THAN THOSE OF A STATE OF THE UNITED STATES HEREBY CONSENT TO SERVICE OF PROCESS FOR THEM BEING GIVEN TO THE LEAD BORROWER AND APPOINT THE LEAD BORROWER AS THEIR AGENT FOR SUCH SERVICE. FURTHER, EACH NON-U.S. LOAN PARTY WAIVES ANY IMMUNITY IT MAY HAVE UNDER ANY NON-U.S. LAW OR OTHERWISE IN RELATION TO THE JURISDICTION OR RULING OF ANY AFOREMENTIONED NEW YORK STATE OR FEDERAL COURTS.

Section 10.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.7. Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender, irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender.

Section 10.8. Counterparts; Integration; DIP Order Controls. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter and the other Loan Documents constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control. To the extent that any specific provision hereof or any other Loan Document is inconsistent with the DIP Order, the DIP Order shall control.

Section 10.9. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Term Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Term Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.13, 2.14, 2.15, 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Term Loans or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Term Loans.

Section 10.10. Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of any information provided to it by the Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any such Lender, including without limitation accountants, legal counsel and other advisors, solely for purposes of evaluating such information, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 10.11, or which becomes available to the Administrative Agent, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrower or any Subsidiary, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (vi) subject to provisions substantially similar to this Section 10.11, to any actual or prospective assignee or Participant, or (vii) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section 10.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

Section 10.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Term Loans, together with all fees, charges and other amounts which may be treated as interest on the Term Loans under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding a Term Loan in accordance with applicable law, the rate of interest payable in respect of such Term Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Term Loan but were not payable as a result of the operation of this Section 10.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.

Section 10.13. Waiver of Effect of Corporate Seal. The Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 10.14. Patriot Act. The Administrative Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. Each Loan Party shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

Section 10.15. Officer’s Certificates. It is not intended that any certificate of any officer or director of the Borrower delivered to the Administrative Agent or any Lender pursuant to this Agreement shall give rise to any personal liability on the part of such officer or director.

Section 10.16. Effect of Inclusion of Exceptions. It is not intended that the specification of any exception to any covenant herein shall imply that the excepted matter would, but for such exception, be prohibited or required.

Section 10.17. Intercreditor Agreements.

(a) The Lenders acknowledge that the obligations of the Borrower and the Guarantors in respect of the Prepetition Credit Agreement will be secured by Liens on the Junior Priority Collateral on a senior priority basis to the Secured Obligations. In connection with the Borrower’s entry into this Agreement, the Administrative Agent is authorized to enter into the Intercreditor Agreement establishing the relative rights of the Secured Parties and the Prepetition Credit Agreement Secured Parties with respect to the Junior Priority Collateral and certain related matters. The Lenders hereby irrevocably (i) consent to such junior priority treatment of Liens securing the Secured Obligations to be provided for under the Intercreditor Agreement, (ii) authorize the Administrative Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case on behalf of, and without any further consent, authorization or other action by, any Lender, (iii) agree that, upon the execution and delivery thereof and so long as it is in effect, each Lender will be bound by the provisions of the Intercreditor Agreement, as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (iv) agree that no Lender shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section 10.17 or in accordance with the terms of the Intercreditor Agreement. The Lenders hereby further irrevocably authorize the Administrative Agent to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal or refinancing of the Term Loans, as are reasonably acceptable to the Administrative Agent, in its sole discretion, to give effect thereto, in each case on behalf of each Lender, and without any further consent, authorization or other action by any Lender. The Administrative Agent shall have the benefit of the provisions of Article IX with respect to all actions referred to in this Section 10.17 and all actions taken or omitted to be taken by it in accordance with the terms of the Intercreditor Agreement to the full extent thereof. Notwithstanding anything contained herein or in any other Loan Document to the contrary, any provision hereof or any other Loan Document requiring any Loan Party to deliver possession of any Junior Priority Collateral to the Administrative Agent or its representatives, or to cause the Administrative Agent or its representatives to control any Junior Priority Collateral, shall be deemed to have been complied with if and for so long as any Prepetition Collateral Agent shall have such possession or control.

(b) In connection with the Borrower’s entry into this Agreement, the Administrative Agent is authorized to enter into the Cayman Intercreditor Agreement establishing the relative rights of the Secured Parties and the Prepetition Credit Agreement Secured Parties with respect to the Collateral owned by BriLog and certain related matters. The Lenders hereby irrevocably (i) consent to the senior priority treatment of Liens securing the Secured Obligations to be provided for under the Cayman Intercreditor Agreement, (ii) authorize the Administrative Agent to execute and deliver the Cayman Intercreditor Agreement and any documents relating thereto, in each case on behalf of, and without any further consent, authorization or other action by, any Lender, (iii) agree that, upon the execution and delivery thereof and so long as it is in effect, each Lender will be bound by the provisions of the Cayman Intercreditor Agreement, as if it were a signatory thereto and will take no actions contrary to the provisions of the Cayman Intercreditor Agreement and (iv) agree that no Lender shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section 10.17 or in accordance with the terms of the Cayman Intercreditor Agreement. The Lenders hereby further irrevocably authorize the Administrative Agent to enter into such amendments, supplements or other modifications to the Cayman Intercreditor Agreement in connection with any extension, renewal or refinancing of the Term Loans, as are reasonably acceptable to the Administrative Agent, in its sole discretion, to give effect thereto, in each case on behalf of each Lender, and without any further consent, authorization or other action by any Lender. The Administrative Agent shall have the benefit of the provisions of Article IX with respect to all actions referred to in this Section 10.17 and all actions taken or omitted to be taken by it in accordance with the terms of the Cayman Intercreditor Agreement to the full extent thereof.

Section 10.18. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.19. Export Controls. The Borrower hereby notifies the Administrative Agent and each Lender that the sale, transfer, or export of certain ITAR-Controlled Collateral may require pre-approval from the Department of State’s Directorate of Defense Trade Controls. The Borrower hereby agrees to provide the necessary information required for such pre-approval upon request.

Section 10.20. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from such Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other person who may be entitled thereto under applicable law).

Section 10.21. Waiver of Immunity. To the extent that any Loan Party that is organized under the laws other than those of a state of the United States has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Loan Party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement or any other Loan Document.

Section 10.22. Replacement of Lenders.

(a) Subject to the Restructuring Support Agreement, if any Lender is a Backstop Defaulted Lender or if a Lender refuses to fund any Term Loans on the Effective Date, then one or more Lenders of the same Supporting Class (as defined in the Restructuring Support Agreement) (or one or more Lenders of another Supporting Class if no Lender of the same Supporting Class elects to exercise such option) may, upon notice to such Lender, the Borrower and the Administrative Agent, require such Lender to assign and delegate, without recourse all or a portion of its interests, rights and obligations under this Agreement and the related Loan Documents to such Lender in accordance with the Restructuring Support Agreement, which shall assume such obligations, provided that, (a) no consent of the Borrower or the Administrative Agent shall be required for such assignment and (b) in the case of a Backstop Defaulted Lender, such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (in each case, other than any accrued fee in accordance with Section 2.10) and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) a Backstop Defaulted Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver in accordance with the Restructuring Support Agreement such Lender ceases to be a Backstop Defaulted Lender.

(b) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section may be effected pursuant to an Assignment and Acceptance executed by the Borrowers, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

(c) Each Lender hereby grants to the Administrative Agent an absolute power of attorney to sign any document in its name and on its behalf which may be required to effect an assignment pursuant to Section 10.22(a).

Section 10.23. Secured Notes Tender Offer. Each Ad Hoc Secured Lender will use commercially reasonable efforts to effectuate the consummation of the Secured Notes Tender Offer, including, without limitation, instructing its participant account(s) at the Depository Trust Company to tender its Prepetition Senior Secured Notes to the tender agent in accordance with the procedures set forth in the related offer documents in exchange for the payment described herein and in the documentation relating thereto.

ARTICLE XI

GUARANTEE

Section 11.1. Guarantee. Each Guarantor unconditionally guarantees, jointly with any other Guarantors of the Obligations and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Obligations. To the fullest extent permitted by applicable law and except as otherwise provided in the Loan Documents, each Guarantor waives notice of, or any requirement for further assent to, any agreements or arrangements whatsoever by the Secured Parties with any other person pertaining to the Obligations, including agreements and arrangements for payment, extension, renewal, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, or for the discharge or surrender of any or all security, or for the compromise, whether by way of acceptance of part payment or otherwise, and, to the fullest extent permitted by applicable law, the same shall in no way impair each Guarantor’s liability hereunder.

Section 11.2. Obligations Not Waived. To the fullest extent permitted by applicable law and except as otherwise provided for herein or in the other Loan Documents, each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other person of any of the Obligations, and also to the extent permitted by law and except as otherwise provided for herein or in the other Loan Documents waives notice of acceptance of its guarantee, notice of protest for nonpayment and all other formalities. To the fullest extent permitted by applicable law and except as otherwise provided for herein or in the other Loan Documents, the Guarantee of each Guarantor hereunder shall not be affected by (a) the failure of any Loan Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any Guarantor under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension, renewal or increase of or in any of the Obligations; (c) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Agreement, the Credit Agreement, any other Loan Document, any guarantee or any other agreement or instrument, including with respect to any Guarantor under the Loan Documents; (d) the release of (or the failure to perfect a security interest in) any of the security held by or on behalf of the Administrative Agent or any other Secured Party; or (e) the failure or delay of any Secured Party to exercise any right or remedy against the Borrower or any Guarantor of the Obligations.

Section 11.3. Security. Each Guarantor authorizes the Administrative Agent to (a) take and hold security (to the extent provided for in the DIP Order or such Guarantor has executed a Security Document in favor of the Administrative Agent) for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security pursuant to the terms of any other Loan Documents; (b) apply such security and direct the order or manner of sale thereof as it in its sole discretion may determine subject to the terms of any other Loan Documents; and (c) release or substitute any one or more endorsees, other Guarantors or other obligors pursuant to the terms of any other Loan Documents. In no event shall this Section 11.3 require any Guarantor to grant security, except as required by the terms of the Loan Documents.

Section 11.4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and, to the fullest extent permitted by applicable law, waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

Section 11.5. No Discharge or Diminishment of Guarantee. To the fullest extent permitted by applicable law and except as otherwise expressly provided in this Agreement, the Obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations (other than contingent indemnity obligations with respect to then unasserted claims)), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense (other than a defense of payment) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall, to the fullest extent permitted by applicable law, not be discharged or impaired or otherwise affected by the failure of the

Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document, any guarantee or any other agreement or instrument, by any amendment, waiver or modification of any provision of this Agreement or any other Loan Document or other agreement or instrument, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations (other than contingent indemnity obligations with respect to then unasserted claims)) or which would impair or eliminate any right of any Guarantor to subrogation.

Section 11.6. Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of the unenforceability of the Obligations or any part thereof from any cause or the cessation from any cause of the liability (other than the payment in full in cash of the Obligations) of the Borrower or any other person. Subject to the terms of the other Loan Documents, the Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Guarantor or exercise any other right or remedy available to them against the Borrower or any other Guarantor, without affecting or impairing in any way the liability of each Guarantor hereunder except to the extent the Obligations have been paid in cash. Pursuant to and to the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each Guarantor against the Borrower or any other Guarantor or any security.

Section 11.7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against each Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest and fees on such Obligations. Upon payment by each Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of each Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations (other than contingent indemnity obligations with respect to then unasserted claims). In addition, any indebtedness of the Borrower or any Subsidiary now or hereafter held by each Guarantor that is required by this Agreement to be subordinated to the Obligations is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness at any time when any Obligation then due and owing has not been paid, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

Section 11.8. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Agreement would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Agreement, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by any Guarantor, any creditor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.9. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs hereunder and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 11.10. Covenant; Representations and Warranties. Each Guarantor agrees and covenants to, and to cause its Subsidiary to, take, or refrain from taking, each action that is necessary to be taken or not taken, so that no breach of the agreements and covenants contained in this Agreement pertaining to actions to be taken, or not taken, by such Guarantor or its Subsidiary will result. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in this Agreement are true and correct in all material respects on and as of the date hereof; provided that each reference in any such representation and warranty to the knowledge of the Borrower shall, for the purposes of this Section 11.10, be deemed to be a reference to Guarantor’s knowledge.

Section 11.11. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Obligations is stayed by reason of the insolvency or receivership of the Borrower (including pursuant to the Cases) or otherwise, all Obligations otherwise subject to acceleration under the terms of any Loan Document shall nonetheless be payable by the Guarantors immediately upon demand by the Administrative Agent.

ARTICLE XII

PROVISIONS RELATING TO U.K. SAR CONTRACT.

Section 12.1.                 . The provisions of the SAR Addendum shall control, notwithstanding any conflicting provisions set forth in this Agreement or in any of the Loan Documents (other than Article XIII hereof). The Borrowers, the Administrative Agent, and each Lender agrees and acknowledges that the Department has certain rights under the U.K. SAR Contract, such as step-in rights under Condition 42 of the General Conditions of Contract to the U.K. SAR Contract (“U.K. SAR Contract Condition 42”), and the right to purchase the Specified Aircraft or to require that the Borrower’s interest in the Specified Aircraft be transferred to a new operator, under Condition 58 of the General Conditions of Contract to the U.K. SAR Contract (“U.K. SAR Contract Condition 58”), which shall, together with the Assurance Letter, control as between the Borrower, the Administrative Agent, the Administrative Agent and the Lenders, notwithstanding any conflicting provision set forth in this Agreement or in any of the Loan Documents (other than Article XIII hereof).

Section 12.2.                 . (i) In the event that (i) the Administrative Agent breaches any one or more of the covenants set forth in the SAR Addendum, (ii) the Administrative Agent’s breach was not directly caused by a breach of this Agreement by the Borrower, and (iii) the Administrative Agent has not cured such breach within a time period equal to half the number of days, if any, specified in the U.K. SAR Contract for the cure of such breach of the applicable covenant set forth in the SAR Addendum, and so long as (A) no Event of Default has occurred and is continuing, (B) this Agreement has not been earlier terminated and (C) the Department has not exercised its right to acquire title to any of the Specified Aircraft under U.K. SAR Contract Condition 58, the Borrower may prepay the Term Loans and any such prepayment may be made without payment of any prepayment fees, provided that, for the avoidance of doubt, (y) no cure period shall exist for the Administrative Agent, as the case may be, under this Section 12.2 if the U.K. SAR Contract does not provide for a cure period in respect of the applicable covenant set forth in the SAR Addendum, and (z) each cure period available under this Section 12.2 shall begin as of the occurrence of the breach, unless another time is expressly provided for in the applicable cure provision in the U.K. SAR Contract (including, without limitation, from the time of notice if the Department has provided a notice of unsatisfactory performance pursuant to Condition 42.1 of the U.K. SAR Contract).

ARTICLE XIII

ITAR

Section 13.1. ITAR.

(a) The parties agree and acknowledge that (i) financing of the Aircraft is subject to the United States International Traffic in Arms Regulations (“ITAR”) and the terms and conditions of all applicable ITAR authorizations; (ii) transfer of ownership, change of end-use, and export/re-export of the Aircraft must be in compliance with ITAR at all times; (iii) any changes in the use of the Aircraft, or any re-transfers or re-exports of the Aircraft will require prior written authorization from the U.S. Department of State; (iv) access to the Aircraft and ITAR-controlled technical data related to the Aircraft is restricted to only those persons who are authorized by the U.S. Department of State and/or ITAR.

(b) The parties further acknowledge that the Aircraft were exported from the United States to the United Kingdom pursuant to temporary export licenses, DSP-73s, which are valid for four (4) years. When requested by the Borrower, the Administrative Agent and the Lenders shall promptly and without additional cost, furnish the Borrower with any documentation which is reasonably necessary to support the Borrower’s application for any required amendment, renewal or replacement of such licenses.

(c) The parties further acknowledge that the ITAR-controlled technical data related to the Aircraft is subject to ITAR. The Administrative Agent and each Lender agrees that no technical data, information or other items in each case which is ITAR-controlled provided by the Borrower or any Affiliate in connection with the Aircraft shall be provided to any foreign persons or to a foreign entity, including without limitation, a foreign employee or subsidiary of the Administrative Agent, the Administrative Agent or any Lender (including those located in the U.S. and the U.K.), without the express written authorization of the appropriate export license, technical assistance agreement or other requisite authorization for technical data or items in each case which is ITAR-controlled.

(d) The parties agree and acknowledge that either party must notify the other of the details and circumstances of any alleged violation or noncompliance with any and all applicable regulations or government authorizations that relate to the Aircraft.

(remainder of page left intentionally blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BRISTOW GROUP INC., as Lead Borrower

By:	/s/ Brian J. Allman
	Name:	Brian J. Allman
	Title:	Senior Vice President and Chief Financial Officer

BRISTOW HOLDINGS COMPANY LTD. III, as Co-Borrower

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Vice President and Treasurer

[Signature Page to DIP Credit Agreement]

BHNA HOLDINGS INC., as a Guarantor

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Vice President and Treasurer

BRISTOW U.S. LLC, as a Guarantor

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Manager

BRISTOW HELICOPTERS INC., as a Guarantor

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Vice President and Treasurer

BRISTOW U.S. LEASING LLC, as a Guarantor

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Vice President and Treasurer

BRISTOW ALASKA INC., as a Guarantor

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Vice President and Treasurer

BRISTOW U.S. HOLDINGS LLC, as a Guarantor

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Vice President and Treasurer

[Signature Page to DIP Credit Agreement]

BRISTOW HELICOPTER GROUP LIMITED, as a Guarantor

By:	/s/ James Howell-Richardson
	Name:	James Howell-Richardson
	Title:	Director

BRISTOW HOLDINGS COMPANY LTD., as a Guarantor

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Vice President and Treasurer

BRISTOW U.S. LLC, in its capacity as a general partner of BL HOLDINGS II C.V., as a Guarantor

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Manager

BL SCOTIA LP., as a Guarantor

By: Bristow U.S. LLC, its General Partner

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Manager

BRISTOW CANADIAN REAL ESTATE COMPANY INC., as a Guarantor

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Vice President and Treasurer

[Signature Page to DIP Credit Agreement]

BRISTOW CANADA HOLDINGS INC., as a Guarantor

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Vice President and Treasurer

BRISTOW CAYMAN LTD.

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Vice President and Treasurer

BRILOG LEASING LTD.

By:	/s/ Geoffrey L. Carpenter
	Name:	Geoffrey L. Carpenter
	Title:	Vice President and Treasurer

[Signature Page to DIP Credit Agreement]

BRISTOW (UK) LLP

Acting by:

BL US Holdings LLC, member and Geoffrey L. Carpenter duly authorised by BL US Holdings LLC to sign on its behalf as member of Bristow (UK) LLP

/s/ Geoffrey L. Carpenter
Signature

On behalf of BL US Holdings LLC

Acting by:

BL Holdings II CV, member and Geoffrey L. Carpenter duly authorised by BL Holdings II CV to sign on its behalf as member of Bristow (UK) LLP

/s/ Geoffrey L. Carpenter
Signature

On behalf of BL Holdings II CV

BL Holdings II CV, member and Alan Corbett duly authorised by BL Holdings II CV to sign on its behalf as member of Bristow (UK) LLP

/s/ Alan Corbett
Signature

On behalf of BL Holdings II CV

[Signature Page to DIP Credit Agreement]

ANKURA TRUST COMPANY, LLC as Administrative Agent

By:	/s/ Lisa J. Price
	Name:	Lisa J. Price
	Title:	Managing Director

[Signature Page to DIP Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Phillip Waldier
	Name:	Phillip Waldier
	Title:	Vice President

[Signature Page to DIP Credit Agreement]

DWV Maple Investments II, Ltd., as a Lender

By:	/s/ Houdin Honarvar
	Name:	Houdin Honarvar
	Title:	Director

[Signature Page to DIP Credit Agreement]

HIGHBRIDGE MSF INTERNATIONAL LTD., as a Lender

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
	Name:	Jonathan Segal
	Title:	Managing Director

[Signature Page to DIP Credit Agreement]

1992 TACTICAL CREDIT MASTER FUND, L.P., as a Lender

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
	Name:	Jonathan Segal
	Title:	Managing Director

[Signature Page to DIP Credit Agreement]

HIGHBRIDGE SCF SPECIAL SITUATIONS SPV, L.P., as a Lender

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
	Name:	Jonathan Segal
	Title:	Managing Director

[Signature Page to DIP Credit Agreement]

WHITEBOX MULTI-STRATEGY PARTNERS, L.P., as a Lender

By: Whitebox General Partner LLC, its general partner

By:	/s/ Christopher Hardy
	Name:	Christopher Hardy
	Title:	Chief Compliance Officer

WHITEBOX ASYMMETRIC PARTNERS, L.P., as a Lender

By: Whitebox General Partner LLC, its general partner

By:	/s/ Christopher Hardy
	Name:	Christopher Hardy
	Title:	Chief Compliance Officer

WHITEBOX CAJA BLANCA FUND, LP, as a Lender

By: Whitebox Caja Blanca GP LLC, its general partner

By: Whitebox General Partner LLC, its managing member

By:	/s/ Christopher Hardy
	Name:	Christopher Hardy
	Title:	Chief Compliance Officer

[Signature Page to DIP Credit Agreement]

WHITEBOX RELATIVE VALUE PARTNER, L.P., as a Lender

By: Whitebox General Partner LLC, its general partner

By:	/s/ Christopher Hardy
	Name:	Christopher Hardy
	Title:	Chief Compliance Officer

WHITEBOX CREDIT PARTNERS, L.P., as a Lender

By: Whitebox General Partner LLC, its general partner

By:	/s/ Christopher Hardy
	Name:	Christopher Hardy
	Title:	Chief Compliance Officer

PANDORA SELECT PARTNERS, L.P., as a Lender

By: Whitebox General Partner LLC, its general partner

By:	/s/ Christopher Hardy
	Name:	Christopher Hardy
	Title:	Chief Compliance Officer

[Signature Page to DIP Credit Agreement]

WHITEBOX GT FUND, LP, as a Lender

By: Whitebox General Partner LLC, its general partner

By:	/s/ Christopher Hardy
	Name:	Christopher Hardy
	Title:	Chief Compliance Officer

[Signature Page to DIP Credit Agreement]

OHA Diversified Credit Strategies Fund Master, L.P. as a Lender

By: OHA Diversified Credit Strategies GenPar LLC, its general partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA MD Opportunistic Credit Master Fund, L.P. as a Lender

By: OHA MD Opportunistic Credit GenPar, LLC, its general partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA Diversified Credit Strategies Fund (Parallel), L.P. as a Lender

By: OHA Diversified Credit Strategies GenPar, LLC, its general partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

Northwell Health, Inc. as a Lender

By: Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

The Coca-Cola Company Master Retirement Trust as a Lender

By: Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OCA OHA Credit Fund LLC, an individual series of OCA Investment Partners LLC as a Lender

By: Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA Enhanced Credit Strategies Master Fund L.P. as a Lender

By: OHA Enhanced Credit Strategies GenPar, LLC, its general partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

Illinois State Board of Investment as a Lender

By: Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHAT Credit Fund, L.P. as a Lender

By: OHAT Credit GenPar, LLC, its general partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

Lerner Enterprises, LLC as a Lender

By: Oak Hill Advisors, L.P., as advisor and attorney-in-fact to Lerner Enterprises, LLC

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

Future Fund Board of Guardians as a Lender

By: Oak Hill Advisors, L.P., as its Investment Manager

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA Centre Street Partnership, L.P. as a Lender

By: OHA Centre Street GenPar, LLC, its general partner

By: OHA Centre Street MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

Indiana Public Retirement System as a Lender

By: Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

Master SIF SICAV-SIF as a Lender

By: Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA BCSS SSD II, L.P. as a Lender

By: OHA BCSS SSD GenPar II, LLC, its general partner

By: OHA Global PE GenPar, LLC, its managing member

By: OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA MPS SSD II, L.P. as a Lender

By: OHA MPS SSD GenPar II, LLC, its general partner

By: OHA Global PE GenPar, LLC, its managing member

By: OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA Structured Products Master Fund D, L.P. as a Lender

By: OHA Structured Products GenPar, LLC, its general partner

By: OHA Structured Products MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA Strategic Credit Master Fund II, L.P. as a Lender

By: OHA Strategic Credit II GenPar, LLC, its general partner

By: OHA Global PE GenPar, LLC, its managing member

By: OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA BCSS SSD, L.P. as a Lender

By: OHA BCSS SSD GenPar, LLC, its general partner

By: OHA Global PE GenPar, LLC, its managing member

By: OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA MPS SSD, L.P. as a Lender

By: OHA MPS SSD GenPar, LLC, its general partner

By: OHA Global PE GenPar, LLC, its managing member

By: OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA AD Customized Credit Fund (International), L.P. as a Lender

By: OHA AD Customized Credit Fund GenPar, LLC, its general partner

By: OHA Global PE GenPar, LLC, its managing member

By: OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA-CDP ESCF, L.P. as a Lender

By: OHA-CDP ESCF GenPar, LLC, its general partner

By: OHA Global PE GenPar, LLC, its managing member

By: OHA Global PE MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

ALOHA European Credit Fund, L.P. as a Lender

By: ALOHA European Credit Fund GenPar, LLC, its general partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA Finlandia Credit Fund, L.P. as a Lender

By: OHA Finlandia Credit Fund GenPar, LLC, its general partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

Oregon Public Employees Retirement Fund as a Lender

By: Oak Hill Advisors, L.P., as Investment Manager

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA Diversified Credit Strategies Master Fund (Parallel II), L.P. as a Lender

By: OHA Diversified Credit Strategies Fund (Parallel II) GenPar, LLC, its General Partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

OHA Diversified Credit Strategies Tractor Master Fund, L.P. as a Lender

By: OHA Diversified Credit Strategies Tractor Fund GenPar, LLC, its general partner

By: OHA Global GenPar, LLC, its managing member

By: OHA Global MGP, LLC, its managing member

By:	/s/ Gregory S. Rubin
	Name:	Gregory S. Rubin
	Title:	Authorized Signatory

[Signature Page to DIP Credit Agreement]

Cove Key Master Fund LP as a Lender

By:	/s/ Jeff Coviello
	Name:	Jeff Coviello
	Title:	Managing Member

[Signature Page to DIP Credit Agreement]

Empyrean Investments, LLC as a Lender

By:	/s/ C. Martin Meekins
	Name:	C. Martin Meekins
	Title:	Authorized Person

[Signature Page to DIP Credit Agreement]

SOLA LTD as a Lender

By:	/s/ C.J. Lanktree
	Name:	C.J. Lanktree
	Title:	Partner/Portfolio Manager

[Signature Page to DIP Credit Agreement]

Solus Opportunities Fund 5 LP as a Lender

By:	/s/ C.J. Lanktree
	Name:	C.J. Lanktree
	Title:	Partner/Portfolio Manager

[Signature Page to DIP Credit Agreement]

Solus Long-Term Opportunities Fund Master LP as a Lender

By:	/s/ C.J. Lanktree
	Name:	C.J. Lanktree
	Title:	Partner/Portfolio Manager

[Signature Page to DIP Credit Agreement]

South Dakota Retirement System as a Lender

By:	/s/ Matthew L. Clark
	Name:	Matthew L. Clark
	Title:	State Investment Officer

[Signature Page to DIP Credit Agreement]

Bain Capital Credit Managed Account (CalPERS), L.P.
as a Lender

By: Bain Capital Credit Managed Account Investors (CalPERS), L.P., its general partner

By: Bain Capital Credit Member, LLC, its general partner

By:	/s/ Sally Fassler Dornaus
	Name:	Sally Fassler Dornaus
	Title:	Managing Director / Chief Financial Officer

[Signature Page to DIP Credit Agreement]

Bain Capital Credit Managed Account (PSERS), L.P.
as a Lender

By: Bain Capital Credit Managed Account Investors,
LLC, its general partner

By: Bain Capital Credit Member, LLC, its manager

By:	/s/ Sally Fassler Dornaus
	Name:	Sally Fassler Dornaus
	Title:	Managing Director / Chief Financial Officer

[Signature Page to DIP Credit Agreement]

Bain Capital Credit Managed Account (FSS), L.P.
as a Lender

By: Bain Capital Credit Managed Account Investors
(FSS), L.P., its general partner

By: Bain Capital Credit Member, LLC, its general partner

By:	/s/ Sally Fassler Dornaus
	Name:	Sally Fassler Dornaus
	Title:	Managing Director / Chief Financial Officer

[Signature Page to DIP Credit Agreement]

Bain Capital Credit Rio Grande FMC, L.P.
as a Lender

By: Bain Capital Credit Managed Account Investors
(NMSIC), L.P., its general partner

By: Bain Capital Credit Member, LLC, its general
partner

By:	/s/ Sally Fassler Dornaus
	Name:	Sally Fassler Dornaus
	Title:	Managing Director / Chief Financial Officer

[Signature Page to DIP Credit Agreement]

Bain Capital Distressed and Special Situations 2013
(AIV II Master), L.P.
as a Lender

By: Bain Capital Distressed and Special Situations 2013 Investors (A2), L.P., its general partner

By: Bain Capital Credit Member II, Ltd., its general partner

By:	/s/ Sally Fassler Dornaus
Name: Sally Fassler Dornaus
Title: Managing Director / Chief Financial Officer

[Signature Page to DIP Credit Agreement]

Bain Capital Distressed and Special Situations 2016 (A), L.P.
as a Lender

By: Bain Capital Distressed and Special Situations 2016 Investors (A), L.P., its general partner

By: Bain Capital Credit Member, LLC, its general
partner

By:	/s/ Sally Fassler Dornaus
Name: Sally Fassler Dornaus
Title: Managing Director / Chief Financial Officer

[Signature Page to DIP Credit Agreement]

Bain Capital Distressed and Special Situations 2016 (B Master), L.P.
as a Lender

By: Bain Capital Distressed and Special Situations 2016 Investors (B), L.P., its general partner

By: Bain Capital Credit Member, LLC its general partner

By:	/s/ Sally Fassler Dornaus
	Name:	Sally Fassler Dornaus
	Title:	Managing Director / Chief Financial Officer

[Signature Page to DIP Credit Agreement]

Bain Capital Distressed and Special Situations 2016 (EU Master), L.P.
as a Lender

By: Bain Capital Distressed and Special Situations 2016 Investors (EU), L.P., its general partner

By: Bain Capital Credit Member III Sarl, its managing general partner

By:	/s/ Sally Fassler Dornaus
	Name:	Sally Fassler Dornaus
	Title:	Managing Director / Chief Financial Officer

[Signature Page to DIP Credit Agreement]

Bain Capital Distressed and Special Situations 2016 (F), L.P.
as a Lender

By: Bain Capital Distressed and Special Situations 2016 Investors (F), L.P., its general partner

By: Bain Capital Credit Member, LLC, its general partner

By:	/s/ Sally Fassler Dornaus
	Name:	Sally Fassler Dornaus
	Title:	Managing Director / Chief Financial Officer

[Signature Page to DIP Credit Agreement]

Bain Capital Distressed and Special Situations 2016 (G), L.P.
as a Lender

By: Bain Capital Distressed and Special Situations 2016 Investors (G), L.P., its general partner

By: Bain Capital Credit Member, LLC, its general partner

By:	/s/ Sally Fassler Dornaus
	Name:	Sally Fassler Dornaus
	Title:	Managing Director / Chief Financial Officer

[Signature Page to DIP Credit Agreement]

Future Fund Board of Guardians
as a Lender

By: Bain Capital Credit, LP, as Investment Manager

By:	/s/ Sally Fassler Dornaus
	Name:	Sally Fassler Dornaus
	Title:	Managing Director / Chief Financial Officer

[Signature Page to DIP Credit Agreement]

Los Angeles County Employees Retirement Association
as a Lender

By: Bain Capital Credit, LP, as Manager

By:	/s/ Sally Fassler Dornaus
	Name:	Sally Fassler Dornaus
	Title:	Managing Director / Chief Financial Officer

[Signature Page to DIP Credit Agreement]

Mill Hill Credit Opportunities Master Fund LP as a Lender

By:	/s/ David Meneret
Name: David Meneret
Title: Director

[Signature Page to DIP Credit Agreement]